Exhibit 4.1

EXECUTION VERSION

SENIOR NOTES INDENTURE

Dated as of June 3, 2016

Among

HANESBRANDS FINANCE LUXEMBOURG S.C.A., as Issuer,

HANESBRANDS INC., as Parent,

THE OTHER GUARANTORS LISTED ON THE SIGNATURE PAGES HERETO,

U.S. BANK TRUSTEES LIMITED, as Trustee

ELAVON FINANCIAL SERVICES LIMITED, UK BRANCH, as Paying Agent and Transfer Agent,

and

ELAVON FINANCIAL SERVICES LIMITED, as Registrar

3.5% SENIOR NOTES DUE 2024

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Appendix A	Provisions Relating to Initial Notes and Additional Notes

Exhibit A	Form of Note
Exhibit B	Form of Institutional Accredited Investor Transferee Letter of Representation
Exhibit C	Form of Supplemental Indenture to Be Delivered by Subsequent Guarantors

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INDENTURE, dated as of June 3, 2016, among Hanesbrands Finance Luxembourg S.C.A., a société en commandite par actions incorporated under the laws of Luxembourg, whose registered office is at 33, Rue du Puits Romain, L - 8070 Bertrange, registered with the Luxembourg Trade and Companies’ Register under number B 206.211) (the “Issuer”), Hanesbrands Inc., a Maryland corporation, and the indirect parent of the Issuer and a Guarantor of the Notes (the “Parent”), the other Guarantors listed on the signature pages hereto, U.S. Bank Trustees Limited, as Trustee, Elavon Financial Services Limited, UK Branch, as Paying Agent and Transfer Agent, and Elavon Financial Services Limited, as Regitsrar.

W I T N E S S E T H

WHEREAS, the Issuer has duly authorized the creation of and issue of €500,000,000 aggregate principal amount of 3.5% Senior Notes due 2024 (the “Initial Notes”); and

WHEREAS, the Guarantors have duly authorized the Guarantees and the execution and delivery of this Indenture;

NOW, THEREFORE, the Issuer, the Guarantors and the Trustee agree as follows for the benefit of each other and for the equal and ratable benefit of the holders of the Notes.

ARTICLE 1

DEFINITIONS AND INCORPORATION BY REFERENCE

Section 1.01 Definitions.

“Additional Notes” means additional Notes (other than the Initial Notes) issued from time to time under this Indenture in accordance with Section 2.01, whether or not they bear the same ISIN and Common Code as the Initial Notes.

“Affiliate” of any specified Person means any other Person, directly or indirectly, controlling or controlled by or under direct or indirect common control with such specified Person. For the purposes of this definition, “control” when used with respect to any Person means the power to direct the management and policies of such Person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise; and the terms “controlling” and “controlled” have meanings correlative to the foregoing.

“Agent” means any Registrar, Paying Agent or Transfer Agent.

“Applicable Premium” means with respect to a Note at any redemption date, as provided by the Issuer, the excess of (1) the present value at such redemption date of the remaining scheduled payments of principal and interest due on the Note (but excluding accrued and unpaid interest, if any, to, but excluding, the redemption date), computed using a discount rate equal to the Bund Rate, over (2) the principal amount of the Note on such redemption date. For the avoidance of doubt, calculation of the Applicable Premium shall not be the obligation or responsibility of the Trustee or the Paying Agent.

“Attributable Debt” in respect of a Sale/Leaseback Transaction means, as at the time of determination, the present value (discounted at the interest rate borne by the Notes, compounded annually) of the total obligations of the lessee for rental payments during the remaining term of the lease included in such Sale/Leaseback Transaction (including any period for which such lease has been extended) (other than amounts required to be paid on account of property taxes, maintenance, repairs, insurance, water rates and other items which do not constitute payments for property rights); provided, however, that if such Sale/Leaseback Transaction results in a Capital Lease Obligation, the amount of indebtedness represented thereby will be determined in accordance with the definition of “Capital Lease Obligation.”

“Bankruptcy Law” means Title 11, U.S. Code, as amended, or any similar federal, state or foreign law for the relief of debtors.

“beneficial ownership” has the meaning assigned to such term in Rule 13d-3 and Rule 13d-5 under the Exchange Act, and “beneficial owner” has a corresponding meaning.

“Board of Directors” means the Board of Directors of the Parent or any committee thereof duly authorized to act on behalf of such Board.

“Bund Rate” means the yield to maturity at the time of computation of direct obligations of the Federal Republic of Germany (Bunds or Bundesanleihen) with a constant maturity (as officially compiled and published in the most recent financial statistics that has become publicly available at least two Business Days (but not more than five Business Days) prior to the redemption date (or, if such financial statistics are not so published or available, any publicly available source of similar market data selected by the Issuer in good faith)) most nearly equal to the period from the redemption date to March 15, 2024; provided, however, that if the period from the redemption date to the applicable date set forth above is not equal to the constant maturity of a direct obligation of the Federal Republic of Germany for which a weekly average yield is given, the Bund Rate shall be obtained by linear interpolation (calculated to the nearest one-twelfth of a year) from the weekly average yields of direct obligations of the Federal Republic of Germany for which such yields are given, except that if the period from such redemption date to the applicable date set forth above is less than one year, the weekly average yield on actually traded direct obligations of the Federal Republic of Germany adjusted to a constant maturity of one year shall be used.

“Business Day” means each day other than a Saturday, Sunday or a day on which the Trustee or commercial banking institutions in Luxembourg, London, United Kingdom or New York City, New York are authorized or required by law to close; provided, however, that for any payments to be made under this Indenture, such day shall also be a day on which the Trans-European Automated Real-time Gross Settlement Express Transfer payment system is open for the settlement of payments.

“Capital Lease Obligation” means an obligation that is required to be classified and accounted for as a capital lease for financial reporting purposes in accordance with GAAP, and the amount of indebtedness represented by such obligation shall be the capitalized amount of such obligation determined in accordance with GAAP; and the Stated Maturity thereof shall be the date of the last payment of rent or any other amount due under such lease prior to the first date upon which such lease may be terminated by the lessee without payment of a penalty. For purposes of Section 4.08, a Capital Lease Obligation will be deemed to be secured by a Lien on the property being leased.

“Capital Stock” of any Person means any and all shares, interests, rights to purchase, warrants, options, participations or other equivalents of or interests in (however designated) equity of such Person, including any preferred stock, but excluding any debt securities convertible or exchangeable into such equity.

“Champion Europe” means Champion Europe S.p.A.

“Change of Control” means the occurrence of any of the following:

(1) any “person” or “group” (as such terms are used in Sections 13(d) and 14(d) of the Exchange Act or any successor provision), is or becomes the beneficial owner (as such term is used in Rules 13d-3 and 13d-5 under the Exchange Act or any successor provision), directly or indirectly, of more than 50% of the total voting power of the Voting Stock of the Parent;

(2) the adoption of a plan relating to the liquidation or dissolution of the Parent;

(3) the merger or consolidation of the Parent with or into another Person or the merger of another Person with or into the Parent or the sale of all or substantially all the assets of the Parent (determined on a consolidated basis) to another Person, other than a transaction following which in the case of a merger or consolidation transaction, holders of securities that represented 100% of the Voting Stock of the Parent immediately prior to such transaction (or other securities into which such securities are converted as part of such merger or consolidation transaction) own, directly or indirectly, at least a majority of the voting power of the Voting Stock of the surviving Person in such merger or consolidation transaction immediately after such transaction; or

(4) the Parent ceases to own, directly or indirectly, 100% of all equity interests in the Issuer.

Notwithstanding the foregoing, a transaction will not be deemed to involve a Change of Control if (a) the Parent becomes a direct Subsidiary of a holding company, (b) such holding company owns no assets other than the Capital Stock of the Parent and (c) upon completion of such transaction, the ultimate beneficial ownership of the Parent has not been modified by such transaction.

“Change of Control Triggering Event” means the occurrence of both a Change of Control and a Rating Event.

“Clearstream” means Clearstream Banking, a société anonyme as currently in effect or any successor securities clearing agency.

“Common Depositary” means Elavon Financial Services Limited, as common depositary for Euroclear and Clearstream as depositary for the Global Notes, together with its successors in such capacity.

“Common Stock” shall mean the common stock of the Parent.

“Consolidated Net Income” means, for any period, the net income or loss of the Parent and its Subsidiaries for such period determined on a consolidated basis in accordance with GAAP; provided, however, that there shall be excluded

(1) the income of any such consolidated Subsidiary to the extent that the declaration or payment of dividends or similar distributions by such consolidated Subsidiary of that income is not at the time permitted by operation of the terms of its charter, by-laws or similar governing document of such Subsidiary; and

(2) the income or loss of any person accrued prior to the date it becomes a consolidated Subsidiary of the Parent or is merged into or consolidated with the Parent or any of its consolidated Subsidiaries or the date that such person’s assets are acquired by the Parent or any of its consolidated Subsidiaries;

provided further, however, that Consolidated Net Income for any period shall be determined after excluding the effects of adjustments (including the effects of such adjustments pushed down to the Parent and its Subsidiaries) in any line item in the Parent’s consolidated financial statements in such period pursuant to GAAP resulting from the application of purchase accounting in relation to any completed acquisition.

“Consolidated Secured Net Debt Ratio” means, as of any date of determination, the ratio of (1)(a) the aggregate amount of Funded Debt of the Parent and its Subsidiaries then outstanding that is secured by Liens as of such date of determination, less (b) cash and cash equivalents of the Parent and its Subsidiaries to (2) EBITDA for the most recent four consecutive fiscal quarters for which internal financial statements of the Parent are available, in each case with pro forma and other adjustments to each of Funded Debt and EBITDA to reflect any incurrences or repayments of Funded Debt (which pro forma and other adjustments will be determined in good faith by a responsible financial or accounting officer of the Parent and shall not be required to be made in accordance with Regulation S-X promulgated by the SEC) and any acquisitions or dispositions of businesses or assets since the beginning of such four consecutive fiscal quarter period; provided, however, that for purposes of calculating the amount under clause (1)(a) above on any date of determination, amounts of revolving credit indebtedness committed pursuant to the Senior Secured Credit Facility or any Debt Facility that may be incurred by the Parent or its Subsidiaries and which, upon incurrence, will be secured by a Lien, shall be deemed to be outstanding at all times and subsequent borrowings, reborrowings, renewals, replacements and extensions of such revolving credit indebtedness, up to such maximum committed amount, shall not be deemed additional incurrences of Funded Debt requiring calculations under this definition (but subsequent incremental borrowings in connection with increases in such maximum committed amount shall require calculations under this definition or shall otherwise comply with Section 4.08).

“Corporate Trust Office of the Trustee” shall be at the address of the Trustee specified in Section 12.02 or such other address as to which the Trustee may give notice to the holders and the Issuer.

“Custodian” means, in the case of any Global Note held through Euroclear or Clearstream, the Common Depositary.

“Debt Facilities” means one or more debt facilities (including, without limitation, the Senior Secured Credit Facility) or commercial paper facilities, securities purchase agreements, indentures or similar agreements, in each case, with banks or other institutional lenders or investors providing for revolving loans, term loans, receivables financing (including through the sale of receivables to lenders or to special purpose entities formed to borrow from lenders against such receivables), letters of credit or the issuance of debt securities, including any related notes, guarantees, collateral documents, instruments and agreements executed in connection therewith, and, in each case, as amended, restated, replaced (whether upon or after termination or otherwise), refinanced, supplemented, modified or otherwise changed (in whole or in part, and without limitation as to amount, terms, conditions, covenants and other provisions) from time to time.

“Default” means any event which is, or after notice or passage of time or both would be, an Event of Default; provided that any Default that results solely from the taking of an action that would have been permitted but for the continuation of a previous Default will be deemed to be cured if such previous Default is cured prior to becoming an Event of Default.

“Definitive Note” means a certificated Initial Note or Additional Note (bearing the Restricted Notes Legend if the transfer of such Note is restricted by applicable law) that does not include the Global Notes Legend.

“Depositary” means, with respect to the Notes issuable or issued in whole or in part in global form, the Person specified in Section 2.03 as the Depositary with respect to the Notes, and any and all successors thereto appointed as Depositary hereunder and having become such pursuant to the applicable provision of this Indenture.

“Disqualified Stock” means, with respect to any Person, any Capital Stock which by its terms (or by the terms of any security into which it is convertible or for which it is exchangeable at the option of the holder) or upon the happening of any event:

(1) matures (excluding any maturities as a result of an optional redemption by the issuer thereof) or is mandatorily redeemable pursuant to a sinking fund obligation or otherwise;

(2) is convertible or exchangeable at the option of the holder for indebtedness or Disqualified Stock; or

(3) is mandatorily redeemable or must be purchased upon the occurrence of certain events or otherwise, in whole or in part;

in each case on or prior to 91 days after the earlier of the Stated Maturity of the Notes or the date the Notes are no longer outstanding; provided, however, that if such Capital Stock is issued to any employee or to any plan for the benefit of employees of the Parent or its Subsidiaries or by any such plan to such employees, such Capital Stock shall not constitute Disqualified Stock solely because it may be required to be repurchased by the Parent or its Subsidiaries in order to satisfy obligations as a result of such employee’s death or disability; provided, further, however, that any Capital Stock that would not constitute Disqualified Stock but for provisions thereof giving holders thereof the right to require such Person to purchase or redeem such Capital Stock upon the occurrence of a “change of control” occurring on or prior to 91 days after the Stated Maturity of such Notes shall not constitute Disqualified Stock if:

(1) the “change of control” provisions applicable to such Capital Stock are not more favorable to the holders of such Capital Stock than the terms applicable to such Notes and described in Section 4.10; and

(2) any such requirement only becomes operative after compliance with such terms applicable to such Notes, including the purchase of any such Notes tendered pursuant thereto.

“EBITDA” for any period means Consolidated Net Income for such period plus without duplication and to the extent deducted in determining such Consolidated Net Income, the sum of

(3) consolidated interest expense for such period,

(4) consolidated income tax expense for such period,

(5) consolidated depreciation and amortization for such period (including amortization of deferred financing fees or costs),

(6) any costs, expenses or charges (including advisory, legal and professional fees) related to any Equity Offering, investments, acquisition, disposition, recapitalization or incurrence of any indebtedness (including a refinancing thereof (whether or not successful)), including (A) such fees, expenses or charges related to the offering of the Notes and any Debt Facilities and (B) any amendment or modification of the Notes or any Debt Facility,

(7) any restructuring expenses or charges for such period, including charges or expenses related to employee severance or facilities consolidation,

(8) any unusual or non-recurring fees, expenses or charges for such period, in each case, representing transaction or integration costs incurred in connection with acquisitions,

(9) all other non-cash losses, expenses and charges of the Parent and its Subsidiaries for such period, (excluding (x) the write down of current assets and (y) any such non-cash charge to the extent that it represents an accrual of or reserve for cash expenditures in any future period),

(10) any non-cash compensation expense, including expenses recorded from grants of stock appreciation or similar rights, stock options, restricted stock or other rights to officers, directors or employees, and in connection with options, restricted stock, restricted stock units or other equity level awards under any Parent incentive plan,

(11) any losses attributable to sales of assets out of the ordinary course of business,

(12) any net after tax losses on disposal of discontinued operations, and

(13) any net noncash unrealized loss resulting in such period from hedging obligations incurred in the ordinary course of business and made in accordance with ASC No. 815—Derivatives and Hedging; minus

(b) without duplication

(1) consolidated income tax benefit for such period,

(2) any gains attributable to sales of assets out of the ordinary course of business,

(3) any net after tax gains on disposal of discontinued operations, and

(4) any net noncash unrealized gain resulting in such period from hedging obligations incurred in the ordinary course of business and made in accordance with ASC No. 815—Derivatives and Hedging.

“Equity Offering” means any primary offering of Capital Stock of the Parent (other than Disqualified Stock) to Persons who are not Subsidiaries of the Parent other than (1) public offerings with respect to the Parent’s Common Stock registered on Form S-8 and (2) issuances upon exercise of options by employees of the Parent or any of its Subsidiaries.

“Euroclear” means Euroclear Bank SA/NV, or any successor securities clearing agency.

“European Government Obligations” means any security that is (1) a direct obligation of any country that is a member of the European Monetary Union whose long-term debt is rated “A-1” or higher by Moody’s or “A+” or higher by S&P or the equivalent rating category of another internationally recognized rating agency on the Issue Date, for the payment of which the full faith and credit of such country is pledged or (2) an obligation of a person controlled or supervised by and acting as an agency or instrumentality of any such country the payment of which is unconditionally guaranteed as a full faith and credit obligation by such country, which, in either case under the preceding clause (1) or (2), is not callable or redeemable at the option of the issuer thereof.

“Exchange Act” means the Securities Exchange Act of 1934, as amended.

“Funded Debt” means all Debt having a maturity of more than 12 months from the date as of which the determination is made or having a maturity of 12 months or less but by its terms being renewable or extendable beyond 12 months from such date at the option of the borrower, excluding any Debt owed to the Parent or its Subsidiaries.

“GAAP” means generally accepted accounting principles in the United States of America as in effect as of the Issue Date, including those set forth in:

(1) the opinions and pronouncements of the Accounting Principles Board of the American Institute of Certified Public Accountants;

(2) statements and pronouncements of the Financial Accounting Standards Board; and

(3) such other statements by such other entity as approved by a significant segment of the accounting profession.

Except as otherwise provided herein, all ratios and computations based on GAAP contained in this Indenture shall be computed in conformity with GAAP.

“Guarantee” means a guarantee by a Guarantor of the Issuer’s obligations with respect to the Notes.

“Guarantor” means the Parent and each Subsidiary of the Parent that executes this Indenture as a guarantor on the Issue Date and each other Subsidiary of the Parent that thereafter executes a supplemental indenture providing its Guarantee pursuant to Section 4.09. Notwithstanding anything herein to the contrary, the Parent’s Subsidiaries incorporated in El Salvador and Honduras, HBI Playtex BATH LLC and HBI Receivables LLC shall not provide Guarantees.

“holder” or “noteholder” means the Person in whose name a Note is registered in the register of registered Notes, which shall initially be the respective nominee of Euroclear and Clearstream.

“Indenture” means this Indenture, as amended or supplemented from time to time.

“Initial Notes” has the meaning set forth in the recitals hereto.

“Interest Payment Date” means June 15 and December 15 of each year (commencing December 15, 2016).

“Issue Date” means June 3, 2016.

“Issuer” means the party named as such in the first paragraph of this Indenture or any successor obligor to its obligations under this Indenture and the Notes pursuant to Article 5.

“Lien” means any mortgage, pledge, security interest, encumbrance, lien or charge of any kind (including any conditional sale or other title retention agreement or lease in the nature thereof). For the avoidance of doubt, the grant by any Person of a non-exclusive license to use intellectual property owned by, licensed to, or developed by such Person and such license activity shall not constitute a grant by such Person of a Lien on such intellectual property.

“Material Capital Markets Debt” means any Debt consisting of bonds, debentures, notes or other similar debt securities issued in (a) a public offering registered under the Securities Act, (b) a private placement to institutional investors that is resold in accordance with Rule 144A or Regulation S of the Securities Act, or (c) a placement to institutional investors, in each case in aggregate principal amount of $100.0 million or more. The term “Material Capital Markets Debt” shall not include any Debt under commercial bank facilities or similar Debt or any other type of Debt incurred in a manner not customarily viewed as a “securities offering.”

“Moody’s” means Moody’s Investors Services, Inc. or any successor to its rating agency business.

“Notes” means the Initial Notes of and more particularly means any Note authenticated and delivered under this Indenture. For all purposes of this Indenture, the term “Notes” shall also include any Additional Notes that may be issued under a supplemental indenture and Notes to be issued or authenticated upon transfer, replacement or exchange of the Notes.

“Offering Memorandum” means the offering memorandum dated May 19, 2016 related to the offer and sale of the Initial Notes.

“Officer” means the chairman of the Board of Directors, the chief executive officer, the president, the chief financial officer, any executive vice president, senior vice president or vice president, the treasurer or any assistant treasurer, the secretary or any assistant secretary, director or any equivalent of the foregoing or any Person duly authorized to act for or on behalf of the Issuer, the Parent or any Guarantor, as applicable.

“Officer’s Certificate” means a certificate signed on behalf of the Parent by an Officer of the Parent.

“Opinion of Counsel” means a written opinion signed by legal counsel, who may be an employee of or counsel to the Parent, or other counsel reasonably satisfactory to the Trustee.

“Pacific Brands” means Pacific Brands Limited.

“Parent” means the party named as such in the first paragraph of this Indenture or any successor obligor to its obligations under this Indenture pursuant to Article 5.

“Permitted Factoring Program” means any and all agreements or facilities entered into by the Parent or any Subsidiary for the purpose of factoring its receivables or payables for cash consideration.

“Permitted Liens” means:

(1)	Liens incurred in connection with a Permitted Securitization or Permitted Factoring Program, including Liens on Receivables transferred to a Receivables Subsidiary under a Permitted Securitization or a Permitted Factoring Program;

(2)	Liens on (A) incurred premiums, dividends and rebates which may become payable under insurance policies and loss payments which reduce the incurred premiums on such insurance policies and (B) rights which may arise under state insurance guarantee funds relating to any such insurance policy, in each case securing the financing of insurance premiums;

(3)	Liens securing indebtedness issued by the Parent or any of its Subsidiaries incurred in connection with the financing of the Parent’s acquisitions of (i) Champion Europe and (ii) Pacific Brands, in each case not exceeding the respective purchase prices of such acquisitions, plus a Debt Facility to provide working capital funding for Pacific Brands put in place on or about the acquisition date of Pacific Brands (but not any extension or upsizing thereof);

(4)	Liens imposed by law, such as carriers’, warehousemen’s and mechanic’s Liens and other similar Liens arising in the ordinary course of business, Liens in connection with legal proceedings and Liens arising solely by virtue of any statutory or common law provision relating to banker’s Liens, rights of set-off or similar rights and remedies as to deposit accounts or other funds maintained with a creditor depository institution;

(5)	Liens incurred or deposits made in the ordinary course of business in connection with worker’s compensation, unemployment insurance or other forms of governmental insurance or benefits, or to secure performance of tenders, statutory obligations, bids, leases, trade contracts or other similar obligations (other than for borrowed money) entered into in the ordinary course of business or to secure obligations on surety and appeal bonds or performance bonds performance and completion guarantee and other obligations of a like nature (including those to secure health, safety and environmental obligations) incurred in the ordinary course of business; and (ii) obligations in respect of letters of credit or bank guarantees that have been posted to support payment of the items set forth in the immediately preceding clause (i);

(6)	judgment Liens that are being appealed in good faith or with respect to which execution has been stayed or the payment of which is covered in full (subject to a customary deductible) by insurance maintained with responsible insurance companies and which do not otherwise result in an Event of Default;

(7)	easements, rights-of-way covenants, conditions, building codes, restrictions, reservations, minor defects or irregularities in title and other similar encumbrances and matters that would be disavowed by a full survey of real property not interfering in any material respect with the value or use of the affected or encumbered real property to which such Lien is attached;

(8)	(i) licenses, sublicenses, leases or subleases granted to third Persons in the ordinary course of business not interfering in any material respect with the business of the Parent or any Subsidiary, (ii) other agreements with respect to the use and occupancy of real property entered into in the ordinary course of business or in connection with a sale of assets or (iii) the rights reserved or vested in any Person by the terms of any lease, license, franchise, grant or permit held by the Parent or any Subsidiary or by a statutory provision, to terminate any such lease, license, franchise, grant or permit, or to require annual or periodic payments as a condition to the continuance thereof;

(9)	Liens on the Property of the Parent or any Subsidiary securing (i) the non-delinquent performance of bids, trade contracts (other than for borrowed money), leases, licenses and statutory obligations, (ii) contingent liabilities on surety and appeal bonds and (iii) other non-delinquent obligations of a like nature; in each case, incurred in the ordinary course of business;

(10)	Liens upon specific items or inventory or other goods and proceeds of the Parent or any Subsidiary securing such Person’s obligations in respect of bankers’ acceptances or documentary letters of credit issued or created for the account of such Person to facilitate the shipment or storage of such inventory or other goods in the ordinary course;

(11)	Liens on (i) (A) advances of cash or cash equivalents in favor of the seller of any property to be acquired to be applied against the purchase price property and (B) consisting of an agreement involving a sale of assets, in each case under this clause (i), solely to the extent such acquisition of property or asset sale, as the case may be, would have been permitted on the date of the creation of such Lien and (ii) earnest money deposits of cash or cash equivalents made by the Parent or any Subsidiary in connection with any letter of intent or purchase agreement permitted hereunder;

(12)	Liens arising from precautionary Uniform Commercial Code financing statement filings (or similar filings under other applicable Law);

(13)	Liens (i) arising out of conditional sale, title retention, consignment or similar arrangements for sale of goods (including under Article 2 of the UCC) and Liens that are contractual rights of set-off relating to purchase orders and other similar agreements entered into by the Parent or any Subsidiary and (ii) relating to the establishment of depository relations with banks not given in connection with the issuance of Debt and (iii) relating to pooled deposit or sweep accounts of the Parent or any Subsidiary to permit satisfaction of overdraft or similar obligations in each case in the ordinary course of business;

(14)	ground leases in respect of real property on which facilities owned or leased by the Parent or any Subsidiary are located or any Liens senior to any lease, sub-lease or other agreement under which the Parent or any Subsidiary uses or occupies any real property;

(15)	Liens constituting security given to a public or private utility or any governmental authority as required in the ordinary course of business;

(16)	pledges or deposits of cash and cash equivalents securing deductibles, self-insurance, co-payment, co-insurance, retentions and similar obligations to providers of insurance in the ordinary course of business; and

(17)	Liens for taxes not at the time delinquent or thereafter payable without penalty or being diligently contested in good faith by appropriate proceedings and for which adequate reserves in accordance with GAAP shall have been established with respect thereto.

“Permitted Securitization” means any sale, transfer or other disposition by the Parent or any Subsidiary of Receivables and related collateral, credit support and similar rights and any other assets that are customarily transferred in a securitization of receivables, pursuant to one or more securitization programs, to a Receivables Subsidiary or a Person who is not an Affiliate of the Parent; provided that (i) the consideration to be received by the Parent and its Subsidiaries other than a Receivables Subsidiary for any such disposition consists of cash, a promissory note or a customary contingent right to receive cash in the nature of a “hold-back” or similar contingent right, (ii) no Default shall have occurred and be continuing or would result therefrom and (iii) the aggregate outstanding balance of the Indebtedness in respect of all such programs at any point in time is not in excess of $750.0 million.

“Person” means any individual, corporation, partnership, limited liability company, joint venture, association, joint-stock company, trust, unincorporated organization, government or any agency or political subdivision thereof or any other entity.

“principal” of a Note means the principal of the Note plus the premium, if any, payable on such Note which is due or overdue or is to become due at the relevant time.

“Property” means any property or asset, whether real, personal or mixed, including current assets, but excluding deposit or other control accounts, owned on the Issue Date or thereafter acquired by the Parent or any Subsidiary of the Parent.

“Rating Agencies” mean S&P and Moody’s.

“Rating Category” means:

(1) with respect to S&P, any of the following categories: AAA, AA, A, BBB, BB, B, CCC, CC, C and D (or equivalent successor categories); and

(2) with respect to Moody’s, any of the following categories: Aaa, Aa, A, Baa, Ba, B, Caa, Ca, C and D (or equivalent successor categories).

“Rating Event” means a decrease in the rating of the Notes by either of Moody’s or S&P by one or more gradations (including gradations within Rating Categories as well as between Rating Categories) on any date from the date of the public notice of an arrangement that could result in a Change of Control until the end of the 60-day period following public notice of the occurrence of a Change of Control (which period shall be extended so long as the rating of the Notes is under publicly announced consideration for possible downgrade by any of the Rating Agencies); provided that a Rating Event otherwise arising by virtue of a particular reduction in rating shall not be deemed to have occurred in respect of a particular Change of Control (and thus shall not be deemed a Rating Event for purposes of the definition of Change of Control Triggering Event hereunder) if the Rating Agency making the reduction in rating to which this definition would otherwise apply does not announce or publicly confirm or inform the Parent that the reduction was the result, in whole or in part, of any event or circumstance comprised of or arising as a result of, or in respect of, the applicable Change of Control (whether or not the applicable Change of Control shall have occurred at the time of the Rating Event). In determining whether the rating of the Notes has decreased by one or more gradations, gradations within Rating Categories, namely + or—for S&P, and 1, 2, and 3 for Moody’s, will be taken into account; for example, in the case of S&P, a rating decline either from BB+ to BB or BB- to B+ will constitute a decrease of one gradation.

“Receivable” shall mean a right to receive payment arising from a sale or lease of goods or the performance of services by a Person pursuant to an arrangement with another Person pursuant to which such other Person is obligated to pay for goods or services under terms that permit the purchase of such goods and services on credit and shall include, in any event, any items of property that would be classified as an “account,” “chattel paper,” “payment intangible” or “instrument” under the UCC and any supporting obligations.

“Receivables Facility” means the Parent’s $275 million revolving receivables financing facility pursuant to our Receivables Purchase Agreement, dated November 27, 2007, with the various financial institutions and other persons from time to time party thereto as committed purchasers, conduit purchasers and managing agents and HSBC Securities (USA) Inc., as agent, together with all related notes, performance undertakings, assignments and any other related agreements and instruments executed and delivered in connection therewith, in each case as amended, modified, supplemented, restated, refinanced, refunded or replaced in whole or in part from time to time including by or pursuant to any agreement or instrument that exchanges, extends, refinances, renews, replaces, substitutes or otherwise restructures the maturity of any indebtedness thereunder, or increases the amount of available borrowings thereunder, or adds additional parties thereunder, in each case with respect to such agreement or any successor or replacement agreement and whether by the same or any other agent, purchaser, group of purchasers, purchasers or institutional investors.

“Receivables Subsidiary” means any wholly-owned Subsidiary of the Parent (or another Person in which the Parent or any Subsidiary makes an investment and to which the Parent or one or more of its Subsidiaries transfer Receivables and related assets) which engages in no activities other than in connection with the financing of Receivables and which is designated by the Board of Directors of the applicable Subsidiary (as provided below) as a Receivables Subsidiary and which meets the following conditions:

(1) no portion of the Debt or any other obligations (contingent or otherwise) of such Subsidiary:

(i) is guaranteed by the Parent or any Subsidiary (that is not a Receivables Subsidiary);

(ii) is recourse to or obligates the Parent or any Subsidiary (that is not a Receivables Subsidiary); or

(iii) subjects any property or assets of the Parent or any Subsidiary (that is not a Receivables Subsidiary), directly or indirectly, contingently or otherwise, to the satisfaction thereof;

(2) with which neither the Parent nor any Subsidiary (that is not a Receivables Subsidiary) has any material contract, agreement, arrangement or understanding (other than Standard Securitization Undertakings); and

(3) to which neither the Parent nor any Subsidiary (that is not a Receivables Subsidiary) has any obligation to maintain or preserve such entity’s financial condition or cause such entity to achieve certain levels of operating results.

Any such designation by the Board of Directors of the applicable Subsidiary shall be evidenced by a certified copy of the resolution of the Board of Directors of such Subsidiary giving effect to such designation and an officer’s certificate certifying, to the best of such officer’s knowledge and belief, that such designation complies with the foregoing conditions.

“Record Date” for the interest payable on any applicable Interest Payment Date means the June 1 or December 1 (whether or not a Business Day) next preceding such Interest Payment Date.

“Refinance” means, in respect of any Debt, to refinance, extend, renew, refund, repay, prepay, redeem, defease or retire, or to issue other Debt in exchange or replacement for, such Debt. “Refinanced” and “Refinancing” shall have correlative meanings.

“Responsible Officer” means, when used with respect to the Trustee, any officer within the corporate trust department of the Trustee having direct responsibility for the administration of this Indenture, or any other officer to whom any corporate trust matter is referred because of such officer’s knowledge of and familiarity with the particular subject.

“S&P” means Standard & Poor’s Ratings Services or any successor to its rating agency business.

“Sale/Leaseback Transaction” means an arrangement relating to a Property owned by the Parent or a Subsidiary of the Parent on the Issue Date or thereafter acquired by the Parent or a Subsidiary of the Parent whereby the Parent or a Subsidiary of the Parent transfers such property to a Person and the Parent or the Subsidiary of the Parent leases it from such Person.

“SEC” means the Securities and Exchange Commission, and the rules and regulations of the SEC promulgated thereunder.

“Securities Act” means the Securities Act of 1933, as amended.

“Senior Secured Credit Facility” means the Parent’s $1.0 billion revolving loan facility, $725 million Term Loan A facility, a $425 million Term Loan B Facility and €363 million Term Loan B facility pursuant to our Third Amended and Restated Credit Agreement, dated as of April 29, 2015, with the various financial institutions and other persons from time to time party to thereto as lenders, Branch Banking & Trust Company and SunTrust Bank, as the co-documentation agents, Barclays Bank PLC, HSBC Securities (USA) Inc., Merrill Lynch, Pierce, Fenner & Smith Incorporated and PNC Bank, National Association, as the co-syndication agents, JPMorgan Chase Bank, N.A., as the administrative agent and the collateral agent, and J.P. Morgan Securities LLC, Barclays Bank PLC, HSBC Securities (USA) Inc., Merrill Lynch, Pierce, Fenner & Smith Incorporated and PNC Capital Markets LLC, as the joint lead arrangers and joint bookrunners, together with all related notes, letters of credit, guarantees and any other related agreements and instruments executed and delivered in connection therewith, in each case as amended, modified, supplemented, restated, refinanced, refunded or replaced in whole or in part from time to time including by or pursuant to any agreement or instrument that exchanges, extends, refinances, renews, replaces, substitutes or otherwise restructures the maturity of any indebtedness thereunder, or increases the amount of available borrowings thereunder, or adds Subsidiaries as additional borrowers or guarantors thereunder, in each case with respect to such agreement or any successor or replacement agreement and whether by the same or any other agent, lender, group of lenders, purchasers, institutional investors or debt holders.

“Significant Subsidiary” means any Subsidiary of the Parent that would be a “significant subsidiary” of the Parent within the meaning of Rule 1-02 under Regulation S-X promulgated by the SEC. Unless otherwise specified herein, each reference to a Significant Subsidiary shall include the Issuer.

“Standard Securitization Undertakings” means representations, warranties, covenants and indemnities entered into by the Parent or any Subsidiary which are reasonably customary in a securitization of Receivables.

“Stated Maturity,” when used with respect to (i) any Note or any installment of interest thereon, means the date specified in such Note as the fixed date on which the principal amount of such note or such installment of interest is due and payable and (ii) any other indebtedness or any installment of interest thereon, means the date specified in the instrument governing such indebtedness as the fixed date on which the principal of such indebtedness or such installment of interest is due and payable.

“Subsidiary” means, with respect to any Person, any corporation, association, partnership, limited liability company or other business entity of which more than 50% of the total voting power of shares of Voting Stock is at the time owned or controlled, directly or indirectly, by:

(1) such Person;

(2) such Person and one or more Subsidiaries of such Person; or

(3) one or more Subsidiaries of such Person.

Unless otherwise specified herein, each reference to a Subsidiary shall refer to a Subsidiary of the Parent, including the Issuer.

“Subsidiary Guarantor” means any Guarantor that is a Subsidiary of the Parent.

“Transfer Restricted Notes” means Definitive Notes and any other Notes that bear or are required to bear the Restricted Notes Legend.

“Trustee” means U.S. Bank Trustees Limited, as trustee, until a successor replaces it in accordance with the applicable provisions of this Indenture and thereafter means the successor serving hereunder.

“Uniform Commercial Code” or “UCC” means the Uniform Commercial Code as in effect from time to time in any applicable jurisdiction.

“Voting Stock” of a Person means all classes of Capital Stock or other interests (including partnership interests) of such Person then outstanding and normally entitled (without regard to the occurrence of any contingency) to vote in the election of directors, managers or trustees thereof (or the controlling managing member or general partner, as applicable).

Section 1.02 Other Definitions.

Term	Defined in Section
“Additional Amounts”	2.13(a)
“Agent Members”	2.1(c) of Appendix A
“Applicable Procedures”	1.1(a) of Appendix A
“Authentication Order”	2.02(c)
“Automatic Exchange”	2.2(d)(vi) of Appendix A
“Automatic Exchange Date”	2.2(d)(vi) of Appendix A
“Automatic Exchange Notice”	2.2(d)(vi) of Appendix A
“Automatic Exchange Notice Date”	2.2(d)(vi) of Appendix A
“Change of Control Offer”	4.10(c)
“Change in Tax Law”	3.10(a)
“Clearstream”	1.1(a) of Appendix A
“Code”	2.13(a)
“Covenant Defeasance”	8.03
“Debt”	4.08(a)
“Definitive Notes Legend”	2.2(e) of Appendix A
“Distribution Compliance Period”	1.1(a) of Appendix A
“ERISA Legend”	2.2(e) of Appendix A
“Euroclear”	1.1(a) of Appendix A
“Event of Default”	6.01(a)
“Expiration Date”	1.05(j)
“French Guarantor”	10.07
“Global Note”	2.1(b) of Appendix A
“Global Notes Legend”	2.2(e) of Appendix A
“Guaranteed Obligations”	10.01(a)
“IAI”	1.1(a) of Appendix A
“IAI Global Note”	2.1(b) of Appendix A
“Legal Defeasance”	8.02(a)
“Note Register”	2.03(b)
“Paying Agent”	2.03(a)
“Payor”	2.13(a)
“QIB”	1.1(a) of Appendix A

Term	Defined in Section
“Registrar”	2.03(b)
“Regulation S”	1.1(a) of Appendix A
“Regulation S Global Note”	2.1(b) of Appendix A
“Regulation S Notes”	2.1(a) of Appendix A
“Related Proceedings”	12.20
“Relevant Taxing Jurisdiction”	2.13(a)
“Regulation S Global Note”	2.1(b) of Appendix A
“Restricted Notes Legend”	2.2(e) of Appendix A
“Rule 144”	1.1(a) of Appendix A
“Rule 144A”	1.1(a) of Appendix A
“Rule 144A Global Note”	2.1(b) of Appendix A
“Rule 144A Notes”	2.1(a) of Appendix A
“Specified Courts”	12.20
“Taxes”	2.13(a)
“Unrestricted Global Note”	1.1(a) of Appendix A

Section 1.03 Rules of Construction.

Unless the context otherwise requires:

(1) a term defined in Section 1.01 or 1.02 has the meaning assigned to it therein;

(2) an accounting term not otherwise defined has the meaning assigned to it in accordance with GAAP;

(3) “or” is not exclusive;

(4) words in the singular include the plural, and words in the plural include the singular;

(5) unless the context otherwise requires, any reference to an “Appendix,” “Article,” “Section,” “clause,” “Schedule” or “Exhibit” refers to an Appendix, Article, Section, clause, Schedule or Exhibit, as the case may be, of this Indenture;

(6) the words “herein,” “hereof” and other words of similar import refer to this Indenture as a whole and not any particular Article, Section, clause or other subdivision;

(7) “including” means including without limitation;

(8) references to sections of, or rules under, the Securities Act or the Exchange Act shall be deemed to include substitute, replacement or successor sections or rules adopted by the SEC from time to time;

(9) unless otherwise provided, references to agreements and other instruments shall be deemed to include all amendments and other modifications to such agreements or instruments, but only to the extent such amendments and other modifications are not prohibited by the terms of this Indenture; and

(10) in the event that a transaction meets the criteria of more than one category of permitted transactions or listed exceptions, the Issuer may classify such transaction as it, in its sole discretion, determines.

Section 1.04 [Reserved].

Section 1.05 Acts of Holders.

(a) Any request, demand, authorization, direction, notice, consent, waiver or other action provided by this Indenture to be given or taken by holders of Notes may be embodied in and evidenced by one or more instruments of substantially similar tenor signed by such holders in person or by an agent duly appointed in writing. Except as herein otherwise expressly provided, such action shall become effective when such instrument or instruments or record or both are delivered to the Trustee and, where it is hereby expressly required, to the Issuer and the Guarantors. Proof of execution of any such instrument or of a writing appointing any such agent, or the holding by any Person of a Note, shall be sufficient for any purpose of this Indenture and (subject to Section 7.01) conclusive in favor of the Trustee, the Issuer and the Guarantors, if made in the manner provided in this Section 1.05.

(b) The fact and date of the execution by any Person of any such instrument or writing may be proved (1) by the affidavit of a witness of such execution or by the certificate of any notary public or other officer authorized by law to take acknowledgments of deeds, certifying that the individual signing such instrument or writing acknowledged to him the execution thereof or (2) in any other manner deemed reasonably sufficient by the Trustee. Where such execution is by or on behalf of any legal entity other than an individual, such certificate or affidavit shall also constitute proof of the authority of the Person executing the same. The fact and date of the execution of any such instrument or writing, or the authority of the Person executing the same, may also be proved in any other manner that the Trustee deems sufficient.

(c) The ownership of Notes shall be proved by the register.

(d) Any request, demand, authorization, direction, notice, consent, waiver or other action by the holder of any Note shall bind every future holder of the same debt as evidenced by such Note and the holder of every Note issued upon the registration of transfer thereof or in exchange therefor or in lieu thereof, in respect of any action taken, suffered or omitted by the Trustee, the Issuer or the Guarantors in reliance thereon, whether or not notation of such action is made upon such Note.

(e) The Issuer may, but is not obligated to, set a record date for purposes of determining the identity of holders entitled to make, give or take any request, demand, authorization, direction, notice, consent, waiver or other action provided in this Indenture to be made, or to vote on or consent to any action authorized or permitted to be taken by holders; provided that the Issuer may not set a record date for, and the provisions of this clause (e) shall not apply with respect to, the giving or making of any notice, declaration, request or direction referred to in clause (f) below. Unless otherwise specified, if not set by the Issuer prior to the first solicitation of a holder made by any Person in respect of any such action, or in the case of any such vote, prior to such vote, any such record date shall be the later of 30 days prior to the first solicitation of such consent or vote or the date of the most recent list of holders furnished to the Trustee prior to such solicitation or vote. If any record date is set pursuant to this clause (e), the holders on such record date, and only such holders, shall be entitled to make, give or take such request, demand, authorization, direction, notice, consent, waiver or other action (including revocation of any action), whether or not such holders remain holders after such record date; provided that no such action shall be effective hereunder unless made, given or taken on or prior to the applicable Expiration Date (as defined below) by holders of the requisite principal amount of Notes, or each affected holder, as applicable, on such record date. Promptly after any record date is set pursuant to this clause (e), the Issuer, at its own expense, shall cause notice of such record date, the proposed action by holders and the applicable Expiration Date to be given to the Trustee in writing and to each holder in the manner set forth in Section 12.02.

(f) During the continuance of an Event of Default, the Trustee may set any day as a record date. If any record date is set pursuant to this clause (f), the holders on such record date, and no other holders, shall be entitled to join in such notice, declaration, request or direction, whether or not such holders remain holders after such record date; provided that no such action shall be effective hereunder unless made, given or taken on or prior to the applicable Expiration Date by holders of the requisite principal amount of Notes or each affected holder, as applicable, on such record date. Promptly after any record date is set pursuant to this clause (f), the Trustee, at the Issuer’s expense, shall cause notice of such record date, the proposed action by holders and the applicable Expiration Date to be given to the Issuer and to each holder in the manner set forth in Section 12.02.

(g) Without limiting the foregoing, a holder entitled to take any action hereunder with regard to any particular Note may do so with regard to all or any part of the principal amount of such Note or by one or more duly appointed agents, each of which may do so pursuant to such appointment with regard to all or any part of such principal amount. Any notice given or action taken by a holder or its agents with regard to different parts of such principal amount pursuant to this clause (g) shall have the same effect as if given or taken by separate holders of each such different part.

(h) Without limiting the generality of the foregoing, a holder, including the Common Depositary or its nominee that is the holder of a Global Note, may make, give or take, by a proxy or proxies duly appointed in writing, any request, demand, authorization, direction, notice, consent, waiver or other action provided in this Indenture to be made, given or taken by holders, and the Common Depositary or its nominee that is the holder of a Global Note may provide its proxy or proxies to the beneficial owners of interests in any such Global Note through each Depositary’s standing instructions and customary practices.

(i) The Issuer may, but is not obligated to, fix a record date for the purpose of determining the Persons who are beneficial owners of interests in any Global Note held by the Common Depositary or its nominee entitled under the procedures of each Depositary, if any, to make, give or take, by a proxy or proxies duly appointed in writing, any request, demand, authorization, direction, notice, consent, waiver or other action provided in this Indenture to be made, given or taken by holders; provided that if such a record date is fixed, only the beneficial owners of interests in such Global Note on such record date or their duly appointed proxy or proxies shall be entitled to make, give or take such request, demand, authorization, direction, notice, consent, waiver or other action, whether or not such beneficial owners remain beneficial owners of interests in such Global Note after such record date. No such request, demand, authorization, direction, notice, consent, waiver or other action shall be effective hereunder unless made, given or taken on or prior to the applicable Expiration Date.

(j) With respect to any record date set pursuant to this Section 1.05, the party hereto that sets such record date may designate any day as the “Expiration Date” and from time to time may change the Expiration Date to any earlier or later day; provided that no such change shall be effective unless notice of the proposed new Expiration Date is given to the other party hereto in writing, and to each holder of Notes in the manner set forth in Section 12.02, on or prior to both the existing and the new Expiration Date; provided further, that no Expiration Date shall be later than the 90th day after the relevant record date. If an Expiration Date is not designated with respect to any record date set pursuant to this Section 1.05, the party hereto which set such record date shall be deemed to have designated the 90th day after such record date as the Expiration Date with respect thereto, subject to its right to change the Expiration Date as provided in this clause (j).

ARTICLE 2

THE NOTES

Section 2.01 Form and Dating; Terms.

(a) Provisions relating to the Initial Notes, Additional Notes and any other Notes issued under this Indenture are set forth in Appendix A, which is hereby incorporated in and expressly made a part of this Indenture. The Notes and the certificate of authentication shall each be substantially in the form of Exhibit A hereto, which is hereby incorporated in and expressly made a part of this Indenture. The Notes may have notations, legends or endorsements required by law, rules or agreements with national securities exchanges to which the Issuer or any Guarantor is subject, if any, or usage (provided that any such notation, legend or endorsement is in a form acceptable to the Issuer). Each Note shall be dated the date of its authentication. The Notes shall be issued against payment in denominations of €100,000 and integral multiples of €1,000 in excess thereof.

(b) The aggregate principal amount of Notes that may be authenticated and delivered under this Indenture is unlimited.

The terms and provisions contained in the Notes shall constitute, and are hereby expressly made, a part of this Indenture, and the Issuer, the Guarantors, the Trustee and the Agents, by their execution and delivery of this Indenture, expressly agree to such terms and provisions and to be bound thereby. However, to the extent any provision of any Note conflicts with the express provisions of this Indenture, the provisions of this Indenture shall govern and be controlling.

The Notes shall be subject to repurchase by the Issuer pursuant to a Change of Control Offer as provided in Section 4.10, and otherwise as not prohibited by this Indenture. The Notes shall not be redeemable, other than as provided in Article 3.

Additional Notes may be created and issued against payment from time to time by the Issuer without notice to or consent of the holders and shall be consolidated with and form a single class with the Initial Notes and shall have the same terms as to status, redemption or otherwise (other than issue date, issue price and, if applicable, the first Interest Payment Date and the first date from which interest will accrue) as the Initial Notes; provided that if any Additional Notes are not fungible with the Initial Notes for U.S. federal income tax purposes, such Additional Notes will be issued as a separate series under this Indenture and will have a separate Common Code and ISIN from the Initial Notes. Any Additional Notes shall be issued with the benefit of an indenture supplemental to this Indenture.

Section 2.02 Execution and Authentication.

(a) At least one Officer shall execute the Notes on behalf of the Issuer by manual or facsimile signature. If an Officer whose signature is on a Note no longer holds that office at the time a Note is authenticated, the Note shall nevertheless be valid.

(b) A Note shall not be entitled to any benefit under this Indenture or be valid or obligatory for any purpose until authenticated substantially in the form of Exhibit A attached hereto by the manual signature of an authorized signatory of the Trustee. The signature shall be conclusive evidence that the Note has been duly authenticated and delivered under this Indenture.

(c) On the Issue Date, the Trustee shall, upon receipt of a written order of the Issuer signed by an Officer of the Issuer (an “Authentication Order”), authenticate and deliver the Initial Notes. In addition, at any time and from time to time, the Trustee shall, upon receipt of an Authentication Order, authenticate and deliver any Additional Notes in an aggregate principal amount specified in such Authentication Order for such Additional Notes issued hereunder; provided that the Trustee shall be entitled to receive an Officer’s Certificate and an Opinion of Counsel of the Issuer addressing such matters as the Trustee may reasonably request in connection with such authentication of such Notes.

(d) The Trustee may appoint an authenticating agent acceptable to the Issuer to authenticate Notes. An authenticating agent may authenticate Notes whenever the Trustee may do so. Each reference in this Indenture to authentication by the Trustee includes authentication by such agent. An authenticating agent has the same rights as an Agent to deal with holders, the Issuer or an Affiliate of the Issuer.

(e) The Trustee shall authenticate and make available for delivery upon a written order of the Issuer signed by one Officer of the Issuer (a) Initial Notes for original issue on the Issue Date in an aggregate principal amount of €500,000,000, (b) Additional Notes and (c) any other Unrestricted Global Notes issued in exchange for any of the foregoing in accordance with this Indenture. Such order shall specify the amount of the Notes to be authenticated, the date on which the original issue of Notes is to be authenticated, whether the Notes are to be Initial Notes, Additional Notes or other Unrestricted Global Notes and other information the Issuer may determine to include or the Trustee may reasonably request.

Section 2.03 Paying Agent and Registrar for the Notes.

(a) The Issuer shall maintain one or more paying agents (each, a “Paying Agent”) for the Notes, including one Paying Agent in London. The Issuer shall ensure that it maintains a Paying Agent in a member state of the European Union that will not be obliged to withhold or deduct tax pursuant to European Council Directive 2003/48/EC, or any other directive implementing the conclusions of the ECOFIN Council meeting of November 26 and 27, 2000 on the taxation of savings income, or any law implementing, or complying with or introduced in order to conform to, any such directive. The Issuer appoints Elavon Financial Services Limited, UK Branch to serve as the initial Paying Agent for the Notes.

(b) The Issuer shall maintain a registrar (the “Registrar”) and a transfer agent (the “Transfer Agent”). The Issuer appoints Elavon Financial Services Limited to serve as the initial Registrar and Elavon Financial Services Limited, UK Branch to serve as the initial Transfer Agent. The Registrar shall maintain a register reflecting ownership of the Notes (the “Note Register”) outstanding from time to time, if any, and together with the Transfer Agent, shall facilitate transfers of the Notes on behalf of the Issuer. A register of the Notes shall be left at the registered office of the Issuer. In case of inconsistency between the register kept by the Registrar and the register kept by the Issuer at its registered office, the register kept by the Issuer shall prevail.

(c) The Issuer may change any Paying Agent, Registrar or Transfer Agent for the Notes without prior notice to the holders of such Notes. However, for so long as the Notes are listed on the Official List of the Luxembourg Stock Exchange and admitted for trading on the Euro MTF Market and the rules of the Luxembourg Stock Exchange so require, the Issuer shall publish a notice of any change of Paying Agent, Registrar or transfer agent in a newspaper having a general circulation in Luxembourg (which is expected to be the Luxemburger Wort) or, to the extent and in the manner permitted by such rules, post such notice on the official website of the Luxembourg Stock Exchange (www.bourse.lu). The Parent or any of its Subsidiaries may act as Paying Agent or Registrar in respect of the Notes.

(d) The Issuer shall be responsible for making calculations called for under the Notes and this Indenture, including but not limited to determination of interest, redemption price, Applicable Premium, premium, if any, and any additional amounts or other amounts payable on the Notes. The Issuer will make the calculations in good faith and, absent manifest error, its calculations will be final and binding on the holders. The Trustee and the Agents are entitled to rely conclusively on the accuracy of the Issuer’s calculations without independent verification.

(e) The Issuer initially appoints Euroclear and Clearstream to act as a Depositary with respect to the Global Notes.

Section 2.04 Paying Agent to Hold Money.

The Issuer shall, no later than 10:00 a.m. (London time) on the Business Day prior to each due date for the payment of principal and interest on any of the Notes, deposit with a Paying Agent a sum sufficient to pay such amount, such sum to be held on behalf of and for the benefit of the holders entitled to the same, and (unless such Paying Agent is the Trustee) the Issuer shall promptly notify the Trustee of its action or failure so to act. The Issuer shall require each Paying Agent other than the Trustee to agree in writing that such Paying Agent shall hold for the benefit of holders or the Trustee all money held by such Paying Agent for the payment of principal and interest on the Notes, and shall notify the Trustee of any default by the Issuer in making any such payment. While any such default continues, the Trustee may require a Paying Agent to pay all money held by it to the Trustee. The Issuer at any time may require a Paying Agent to pay all money held by it to the Trustee. Upon payment over to the Trustee, a Paying Agent shall have no further liability for the money. If the Issuer or a Subsidiary acts as Paying Agent, it shall segregate and hold in a separate trust fund for the benefit of the holders all money held by it as Paying Agent. Upon any bankruptcy or reorganization proceedings relating to the Issuer, the Paying Agent shall serve as an Agent of the Trustee.

The Issuer shall before 10:00 am London time, on the second Business Day prior to the day on which the Paying Agent is to receive payment, procure that the bank effecting payment for it confirms by fax or tested SWIFT MT100 message to the Paying Agent the payment instructions relating to such payment. For the avoidance of doubt, the Paying Agent and the Trustee shall be held harmless and have no liability with respect to payments or disbursements to be made by the Paying Agent and Trustee (i) for which payment instructions are not made or that are not otherwise deposited by the respective times set forth in this Section 2.04; and (ii) until they have confirmed receipt of funds sufficient to make the relevant payment.

Section 2.05 Holder Lists.

The Registrar will preserve in as current a form as is reasonably practicable the most recent list available to it of the names and addresses of all Holders. If the Trustee or Paying Agent is not the Registrar, the Issuer will furnish to the Paying Agent at least seven Business Days before each Interest Payment Date and at such other times as the Paying Agent may request in writing, a list in such form and as of such date as the Trustee may reasonably require of the names and addresses of the holders of Notes.

Section 2.06 Transfer and Exchange.

(a) The Notes shall be issued in registered form and shall be transferable only upon the surrender of a Note for registration of transfer and in compliance with Appendix A.

(b) To permit registrations of transfers and exchanges, the Issuer shall execute and the Trustee shall authenticate Global Notes and Definitive Notes upon receipt of an Authentication Order in accordance with Section 2.02 or at the Registrar’s request.

(c) No service charge shall be imposed in connection with any registration of transfer or exchange (other than pursuant to Section 2.07), but the holders shall be required to pay any transfer tax or similar governmental charge payable in connection therewith (other than any such transfer taxes or similar governmental charge payable upon exchange or transfer pursuant to Sections 2.10, 2.13, 3.06, 3.10, 4.10 and 9.05).

(d) All Global Notes and Definitive Notes issued upon any registration of transfer or exchange of Global Notes or Definitive Notes shall be the valid obligations of the Issuer, evidencing the same debt, and entitled to the same benefits under this Indenture, as the Global Notes or Definitive Notes surrendered upon such registration of transfer or exchange.

(e) Neither the Issuer nor the Registrar shall be required (1) to issue, to register the transfer of or to exchange any Note during a period beginning at the opening of business 15 days before the day of any selection of Notes for redemption under Section 3.02 and ending at the close of business on the day of selection, (2) to register the transfer of or to exchange any Note so selected for redemption, or tendered for repurchase (and not withdrawn) in connection with a Change of Control Offer, in whole or in part, except the unredeemed or unpurchased portion of any Note being redeemed or repurchased in part or (3) to register the transfer of or to exchange any Note between a Record Date and the next succeeding Interest Payment Date.

(f) Prior to due presentment for the registration of a transfer of any Note, the Trustee, any Agent and the Issuer may deem and treat the Person in whose name any Note is registered as the absolute owner of such Note for the purpose of receiving payment of principal and (subject to the Record Date provisions of the Notes) interest on such Notes and for all other purposes, and none of the Trustee, any Agent or the Issuer shall be affected by notice to the contrary.

(g) Upon surrender for registration of transfer of any Note at the office or agency of the Issuer designated pursuant to Section 4.02, the Issuer shall execute, and the Trustee shall authenticate and mail, in the name of the designated transferee or transferees, one or more replacement Notes of any authorized denomination or denominations of a like aggregate principal amount.

(h) At the option of the holder, Notes may be exchanged for other Notes of any authorized denomination or denominations of a like aggregate principal amount upon surrender of the Notes to be exchanged at such office or agency. Whenever any Global Notes or Definitive Notes are so surrendered for exchange, the Issuer shall execute, and the Trustee shall authenticate and mail, the replacement Global Notes and Definitive Notes which the holder making the exchange is entitled to in accordance with the provisions of Appendix A.

(i) All certifications, certificates and Opinions of Counsel required to be submitted to the Registrar pursuant to this Section 2.06 to effect a registration of transfer or exchange may be submitted by mail or by facsimile or electronic transmission.

Section 2.07 Replacement Notes.

If a mutilated Note is surrendered to the Trustee or if a holder claims that its Note has been lost, destroyed or wrongfully taken and the Trustee receives evidence to its satisfaction of the ownership and loss, destruction or theft of such Note, the Issuer shall issue and the Trustee, upon receipt of an Authentication Order, shall authenticate a replacement Note if the Trustee’s requirements are otherwise met. If required by the Trustee or the Issuer, an indemnity bond must be provided by the holder that is sufficient in the judgment of the Trustee and the Issuer to protect the Issuer, the Trustee, any Agent and any authenticating agent from any loss that any of them may suffer if a Note is replaced. The Issuer and the Trustee may charge the holder for the expenses of the Issuer and the Trustee in replacing a Note. Every replacement Note is a contractual obligation of the Issuer and shall be entitled to all of the benefits of this Indenture equally and proportionately with all other Notes duly issued hereunder. Notwithstanding the foregoing provisions of this Section 2.07, in case any mutilated, lost, destroyed or wrongfully taken Note has become or is about to become due and payable, the Issuer in its discretion may, instead of issuing a new Note, pay such Note.

Section 2.08 Outstanding Notes.

(a) The Notes outstanding at any time are all the Notes authenticated by the Trustee except for those canceled by it, those delivered to it for cancellation, those reductions in the interest in a Global Note effected by the Trustee, the Paying Agent or the Registrar in accordance with the provisions hereof, and those described in this Section 2.08 as not outstanding. Except as set forth in Section 2.09, a Note does not cease to be outstanding because the Issuer or an Affiliate of the Issuer holds the Note; provided that Notes held by the Parent or a Subsidiary of the Parent will not be deemed to be outstanding for purposes of Section 3.07(b).

(b) If a Note is replaced pursuant to Section 2.07, it ceases to be outstanding unless the Trustee receives proof satisfactory to it that the replaced Note is held by a bona fide protected purchaser, as such term is defined in Section 8-303 of the Uniform Commercial Code in effect in the State of New York.

(c) On or after the maturity date or any redemption date or date for purchase of the Notes pursuant to a Change of Control Offer, those Notes payable or to be redeemed or purchased on that date for which the Trustee (or Paying Agent, other than the Issuer or an Affiliate of the Issuer) holds money sufficient to pay all amounts then due will cease to be outstanding for all purposes under this Indenture.

(d) If a Paying Agent (other than the Issuer, a Subsidiary or an Affiliate of any thereof) holds, on the maturity date, any redemption date or any repurchase date pursuant to a Change of Control Offer, money sufficient to pay Notes payable or to be redeemed or purchased on that date, then on and after that date such Notes shall be deemed to be no longer outstanding and shall cease to accrue interest.

Section 2.09 Treasury Notes.

In determining whether the holders of the requisite principal amount of Notes have concurred in any direction, waiver or consent, Notes beneficially owned by the Issuer, or by any Affiliate of the Issuer, shall be considered as though not outstanding, except that for the purposes of determining whether the Trustee shall be protected in relying on any such direction, waiver or consent, only Notes that a Responsible Officer of the Trustee actually knows are so owned shall be so disregarded. Notes so owned which have been pledged in good faith shall not be disregarded if the pledgee establishes to the satisfaction of the Trustee the pledgee’s right to deliver any such direction, waiver or consent with respect to the Notes and that the pledgee is not the Issuer or any obligor upon the Notes or any Affiliate of the Issuer or of such other obligor.

Section 2.10 Temporary Notes.

Until definitive Notes are ready for delivery, the Issuer may prepare and the Trustee, upon receipt of an Authentication Order, shall authenticate temporary Notes. Temporary Notes shall be substantially in the form of definitive Notes but may have variations that the Issuer considers appropriate for temporary Notes and as shall be reasonably acceptable to the Trustee. Without unreasonable delay, the Issuer shall prepare and the Trustee shall authenticate definitive Notes in exchange for temporary Notes. Upon surrender for cancellation of any temporary Notes the Issuer will execute and the Trustee will authenticate and deliver in exchange therefor a like principal amount of definitive Notes of authorized denominations. Holders and beneficial holders, as the case may be, of temporary Notes shall be entitled to all of the benefits accorded to holders, or beneficial holders, respectively, of Notes under this Indenture.

Section 2.11 Cancellation.

The Issuer at any time may deliver Notes to the Trustee for cancellation. The Registrar and Paying Agent shall forward to the Trustee any Notes surrendered to them for registration of transfer, exchange or payment. The Trustee or, at the direction of the Trustee, the Registrar or the Paying Agent and no one else shall cancel all Notes surrendered for registration of transfer, exchange, payment, replacement or cancellation and shall dispose of cancelled Notes in accordance with its customary procedures (subject to the record retention requirement of the Exchange Act). Certification of the cancellation of all cancelled Notes shall, upon the written request of the Issuer, be delivered to the Issuer. The Issuer may not issue new Notes to replace Notes that it has paid or that have been delivered to the Trustee for cancellation.

Section 2.12 Defaulted Interest.

(a) If the Issuer defaults in a payment of interest on the Notes under Section 4.01 of this Indenture, it shall pay the defaulted interest in any lawful manner plus, to the extent lawful, interest payable on the defaulted interest, to the Persons who are holders on a subsequent special record date, in each case at the rate provided in the Notes and in Section 4.01. The Issuer shall notify the Trustee in writing of the amount of defaulted interest proposed to be paid on each Note and the date of the proposed payment, and at the same time the Issuer shall deposit with the Trustee an amount of money equal to the aggregate amount proposed to be paid in respect of such defaulted interest or shall make arrangements satisfactory to the Trustee for such deposit prior to the date of the proposed payment, such money when deposited to be held in trust for the benefit of the Persons entitled to such defaulted interest as provided in this Section 2.12. The Trustee shall fix or cause to be fixed each such special record date and payment date; provided that no such special record date shall be less than ten days prior to the related payment date for such defaulted interest. The Trustee shall promptly notify the Issuer of such special record date. At least 15 days before the special record date, the Issuer (or, upon the written request of the Issuer, the Trustee in the name and at the expense of the Issuer) shall mail or deliver by electronic transmission in accordance with the applicable procedures of the Depositary, or cause to be mailed or delivered by electronic transmission in accordance with the applicable procedures of the Depositary to each holder a notice that states the special record date, the related payment date and the amount of such interest to be paid.

(b) Subject to the foregoing provisions of this Section 2.12, each Note delivered under this Indenture upon registration of transfer of or in exchange for or in lieu of any other Note shall carry the rights to interest accrued and unpaid, and to accrue interest, which were carried by such other Note.

Section 2.13 Additional Amounts.

(a) All payments made by the Issuer, a successor entity or a Guarantor (each of the Issuer, a successor entity and Guarantor, a “Payor”) with respect to the Notes or the Guarantees, as applicable, shall be made free and clear of and without withholding or deduction for, or on account of, any present or future taxes, duties, assessments or government charges of whatever nature (including any penalties, interest and other additions relating thereto) (collectively, “Taxes”), unless the withholding or deduction of such Taxes is then required by law. If any withholding or deduction for, or on account of, any Taxes imposed or levied by or on behalf of:

(1) Luxembourg or any political subdivision or governmental authority thereof or therein having power to tax;

(2) any jurisdiction from or through which payment on any such Note or Guarantee, as applicable, is made by the relevant Payor or any political subdivision or governmental authority thereof or therein having the power to tax; or

(3) any other jurisdiction in which the relevant Payor is organized or otherwise considered to be a resident for tax purposes, or any political subdivision or governmental authority thereof or therein having the power to tax (each of clause (1), (2) and (3), a “Relevant Taxing Jurisdiction”), will at any time be required from any payments made by or on behalf of a Payor with respect to any Note or Guarantee, including payments of principal, redemption price, premium, if any, or interest, if any, the relevant Payor will pay (together with such payments) such additional amounts (the “Additional Amounts”) as may be necessary in order that the net amounts received in respect of such payments by the holders, the Trustee or the Paying Agent, as the case may be, after such withholding or deduction (including any such withholding or deduction from such Additional Amounts), will equal the amounts which would have been received in respect of such payments on any such Note or Guarantee in the absence of such withholding or deduction; provided, however, that no such Additional Amounts will be payable for or on account of:

(i) any Taxes that would not have been so imposed but for the existence of any present or former connection between the relevant holder or the beneficial owner of a Note (or between a fiduciary, settlor, beneficiary, member or shareholder of, or possessor of power over the relevant holder or beneficial owner, if the relevant holder or beneficial owner is an estate, nominee, trust, partnership, limited liability company or corporation) and the Relevant Taxing Jurisdiction (including being a citizen or resident or national of, or carrying on a business or maintaining a permanent establishment in, or being physically present in, the Relevant Taxing Jurisdiction) but excluding, in each case, any connection arising solely from the acquisition, ownership, holding or disposition of such Note or Guarantee or the receipt of any payment or enforcement of rights in respect thereof;

(ii) any Taxes that are imposed or withheld by reason of the failure by the holder or the beneficial owner of the Note to comply with a written request of the Payor addressed to the holder, after reasonable notice, to provide certification, information, documents or other evidence concerning the nationality, residence or identity of the holder or such beneficial owner or to make any declaration or similar claim or satisfy any other reporting requirement relating to such matters, which is required by a statute, treaty, regulation or administrative practice of the Relevant Taxing Jurisdiction as a precondition to exemption from all or part of such Taxes;

(iii) any Taxes that are payable otherwise than by deduction or withholding from a payment of the principal of, premium, if any, or interest, if any, on or with respect to the Notes or any Guarantee;

(iv) any estate, inheritance, gift, sales, excise, transfer, personal property or similar tax, assessment or other governmental charge;

(v) any Taxes that would not have been so withheld or deducted if the Note had been presented for payment (where presentation is permitted or required for payment) within 30 days after the relevant payment was first made available the holder of the Note (except to the extent that the holder would have been entitled to Additional Amounts had such Note been presented for payment on the last day of such 30-day period);

(vi) any Taxes imposed in connection with a Note presented for payment (where presentation is permitted or required for payment) by or on behalf of a holder or beneficial owner who would have been able to avoid such tax by presenting the relevant Note to, or otherwise accepting payment from, another Paying Agent in a member state of the European Union;

(vii) where such withholding or deduction is required pursuant to section 1471(b) of the U.S. Internal Revenue Code of 1986 (as amended) (the “Code”) (or any amended or successor version that is substantively comparable) or otherwise imposed pursuant to sections 1471 through 1474 of the Code (or any amended or successor version that is substantively comparable), any regulations or agreements thereunder, official interpretations thereof, or any similar law or regulation implementing an intergovernmental agreement between a non-U.S. jurisdiction and the United States related thereto; or

(viii) any combination of the above.

(b) No Additional Amounts shall be paid with respect to any payment to any holder who is a fiduciary or a partnership or other than the sole beneficial owner of such Notes to the extent that the beneficiary or settlor with respect to such fiduciary, the member of such partnership or the beneficial owner of such Notes would not have been entitled to Additional Amounts had such beneficiary, settlor, member or beneficial owner held such Notes directly.

(c) Notwithstanding the foregoing, the limitations on a Payor’s obligation to pay Additional Amounts set forth in exclusion (ii) of Section 2.13(a) will not apply if compliance with any certification, information, documentation, evidentiary or other reporting requirement described in such exclusion would be materially more onerous, in form, in procedure or in the substance of information disclosed, to a holder or beneficial owner of a Note than comparable information or other reporting requirements imposed under U.S. tax law, regulations and administrative practice (such as IRS Forms W-8 and W-9).

(d) The Payor shall (i) make any required withholding or deduction and (ii) remit the full amount deducted or withheld to the Relevant Taxing Jurisdiction in accordance with applicable law. The Payor shall use all reasonable efforts to obtain certified copies of tax receipts evidencing the payment of any Taxes so deducted or withheld from each Relevant Taxing Jurisdiction imposing such Taxes, in such form as provided in the ordinary course by the Relevant Taxing Jurisdiction and as is reasonably available to the Payor and will provide such certified copies to the Trustee and the Paying Agents. Such copies shall be made available to the holders upon reasonable request and will be made available at the offices of the Paying Agents.

(e) If any Payor will be obligated to pay Additional Amounts under or with respect to any payment made on any Note or Guarantee, at least 30 days prior to the date of such payment, the Payor will deliver to the Trustee an Officer’s Certificate stating the fact that Additional Amounts will be payable and the amount so payable and such other information necessary to enable the Paying Agent to pay Additional Amounts to holders on the relevant payment date (unless such obligation to pay Additional Amounts arises less than 45 days prior to the relevant payment date, in which case the Payor may deliver such Officer’s Certificate as promptly as practicable after the date that is 30 days prior to the payment date). The Trustee shall be entitled to rely solely on such Officer’s Certificate as conclusive proof, without further inquiry, that such payments are necessary.

(f) Wherever in this Indenture there is mentioned, in any context:

(1) the payment of principal;

(2) purchase prices in connection with a purchase of Notes;

(3) interest; or

(4) any other amount payable on or with respect to the Notes or any Guarantee,

such reference shall be deemed to include payment of Additional Amounts as described in this Section 2.13 to the extent that, in such context, Additional Amounts are, were or would be payable in respect thereof.

(g) The Issuer shall pay any present or future stamp, issue, registration, court or documentary taxes, any other excise taxes or any other property or similar taxes, charges or levies (including, in each case, any penalties, interest and other liabilities relating thereto) that arise in any jurisdiction from the execution, delivery, registration, enforcement or making of payments in respect of the Notes, this Indenture or any other document or instrument in relation thereto, excluding any such taxes imposed by any jurisdiction that is not a Relevant Jurisdiction, except those resulting from, or required to be paid in connection with, the enforcement of the Notes after the occurrence and during the continuance of a Default or Event of Default with respect to the Notes. The Issuer agrees to indemnify the holders for any such taxes paid by such holders. The foregoing obligations of this paragraph will survive any termination, defeasance or discharge of this Indenture and will apply mutatis mutandis to any jurisdiction in which any successor to the Issuer is organized or otherwise considered to be a resident for tax purposes or any political subdivision or taxing authority or agency thereof or therein.

Section 2.14 Agents.

(a) The rights, powers, duties and obligations and actions of each Agent under this Indenture are several and not (i) joint or (ii) joint and several, and the Agents shall only be obliged to perform those duties expressly set out in this Indenture and shall have no implied duties.

(b) The Issuer and the Agents acknowledge and agree that in the event of a Default or Event of Default, the Trustee may, by notice in writing to the Issuer and the Agents, require that the Agents act as agents of, and take instructions exclusively from, the Trustee. Until they have received such written notice from the Trustee, the Agents shall act solely as agents of the Issuer.

(c) No Agent shall be liable for interest on any money received by it. Moneys held by Agents need not be segregated from other funds except to the extent required by law.

(d) No Agent shall be required to make any payment under this Indenture unless and until it has received in advance the full amount to be paid. To the extent that an Agent has made a payment for which it did not receive in advance the full amount, the Issuer, failing which the Guarantors, will reimburse the Agent the full amount of any shortfall.

(e) No Agent shall have any duty to take any action if it has grounds for believing that it is not assured repayment of any costs it may incur in taking such action.

(f) The Agents will hold all funds as banker subject to the terms of this Indenture and as a result, such money will not be held in accordance with the rules established by the Financial Conduct Authority in the Financial Conduct Authority’s Handbook of rules and guidance from time to time in relation to client money.

(g) Any obligation the Agents may have to publish a notice to holders of Global Notes on behalf of the Issuer will have been met upon delivery of the notice to Euroclear and/or Clearstream, as applicable.

ARTICLE 3

REDEMPTION

Section 3.01 Notices to Trustee.

If the Issuer elects to redeem Notes pursuant to Section 3.07, it shall furnish to the Trustee, at least three Business Days before a notice of redemption is required to be mailed or sent to holders pursuant to Section 3.03 but not more than 60 days before a redemption date (unless a shorter notice shall be agreed to by the Trustee), an Officer’s Certificate setting forth (1) the redemption date, (2) the principal amount of the Notes to be redeemed and the series of such Notes to be redeemed and (3) the redemption price, if then ascertainable. If the redemption price is not known at the time such notice is to be given, the actual redemption price calculated as described in the terms of the Notes will be set forth in an Officer’s Certificate delivered to the Trustee no later than two Business Days prior to the redemption date.

Section 3.02 Selection of Notes to Be Redeemed or Purchased.

(a) If less than all of the Notes are to be redeemed at any time, the Trustee or the Registrar, as applicable, will select Notes for redemption in compliance with the requirements of the principal securities exchange, if any, on which the Notes are listed, as certified to the Trustee or the Registrar, as applicable, by the Issuer, and in compliance with the requirements of Euroclear and Clearstream, or if the Notes are not so listed or such exchange prescribes no method of selection and the Notes are not held through Euroclear or Clearstream, or Euroclear and Clearstream prescribe no method of selection, on a pro rata basis; provided, however, that no Note of €100,000 in aggregate principal amount or less shall be redeemed in part. The Trustee, Paying Agent and Registrar shall not be liable for any selection of Notes made in accordance with this Section 3.02(a).

(b) If the Notes are held in definitive registered form, the Trustee shall promptly notify the Issuer in writing of the Notes selected for redemption or purchase and, in the case of any Note selected for partial redemption or purchase, the principal amount thereof to be redeemed or purchased. Notes and portions of Notes selected shall be in amounts of €100,000 or integral multiples of €1,000 in excess thereof. Except as provided in the preceding sentence, provisions of this Indenture that apply to Notes called for redemption or purchase also apply to portions of Notes called for redemption or purchase.

(c) After the redemption date or purchase date, upon surrender of a Note to be redeemed or purchased in part only, a new Note or Notes in principal amount equal to the unredeemed or unpurchased portion of the original Note, representing the same Debt to the extent not redeemed or not purchased, shall be issued in the name of the holder of the Notes upon cancellation of the original Note (or appropriate book-entries shall be made to reflect such partial redemption).

(d) If the Issuer effects an optional redemption of the Notes, it will, for so long as the Notes are listed on the Official List of the Luxembourg Stock Exchange and admitted for trading on the Euro MTF Market and the rules of the Luxembourg Stock Exchange so require, inform the Luxembourg Stock Exchange of such optional redemption and confirm the aggregate principal amount of the Notes that will remain outstanding immediately after such redemption.

(e) For Notes which are represented by global certificates held on behalf of Euroclear or Clearstream, notices may be given by delivery of the relevant notices to Euroclear or Clearstream for communication to entitled account holders in substitution for the aforesaid mailing.

Section 3.03 Notice of Redemption.

(a) The Issuer shall mail or deliver by electronic transmission in accordance with the applicable procedures of the Depositary, or cause to be mailed (or delivered by electronic transmission in accordance with the applicable procedures of the Depositary) notices of redemption of Notes not less than ten days but not more than 60 days before the redemption date to each holder whose Notes are to be redeemed pursuant to this Article at such holder’s registered address or otherwise in accordance with the applicable procedures of the Depositary, except that redemption notices may be mailed or sent more than 60 days prior to a redemption date if the notice is issued in connection with Article 8 or Article 11. So long as any Notes are listed on the Official List of the Luxembourg Stock Exchange and admitted for trading on the Euro MTF Market and the rules of the Luxembourg Stock Exchange so require, any such notice to the holders of the Notes shall to the extent and in the manner permitted by such rules be posted on the official website of the Luxembourg Stock Exchange (www.bourse.lu) and in addition to such release, not less than ten nor more than 60 days’ prior to the redemption date, if the Notes are in certificated form, the Issuer will mail, or at the expense of the Issuer, cause to be mailed, such notice to holders by first-class mail, postage prepaid, at their respective addresses as they appear on the registration books of the Registrar. Such notice of redemption may also be posted on the website of the Luxembourg Stock Exchange (www.bourse.lu), to the extent and in the manner permitted by the rules of the Luxembourg Stock Exchange.

(b) The notice shall identify the Notes to be redeemed (including Common Codes and ISIN numbers, if applicable) and shall state:

(1) the redemption date;

(2) the redemption price, including the portion thereof representing any accrued and unpaid interest; provided that in connection with a redemption under Section 3.07(a), the notice need not set forth the redemption price but only the manner of calculation thereof;

(3) if any Note is to be redeemed in part only, the portion of the principal amount of that Note that is to be redeemed;

(4) the name and address of the Paying Agent;

(5) that Notes called for redemption must be surrendered to the Paying Agent to collect the redemption price;

(6) that, unless the Issuer defaults in making such redemption payment, interest on Notes called for redemption ceases to accrue on and after the redemption date;

(7) the paragraph or subparagraph of the Notes or Section of this Indenture pursuant to which the Notes called for redemption are being redeemed;

(8) that no representation is made as to the correctness or accuracy of the Common Codes or ISIN numbers, if any, listed in such notice or printed on the Notes; and

(9) if applicable, any condition to such redemption.

(c) At the Issuer’s request, the Trustee or Paying Agent shall give the notice of redemption in the Issuer’s name and at the Issuer’s expense; provided that the Issuer shall have delivered to the Trustee or Paying Agent, at least three Business Days before notice of redemption is required to be sent or caused to be sent to holders pursuant to this Section 3.03 (unless a shorter notice shall be agreed to by the Trustee or Paying Agent), an Officer’s Certificate requesting that the Trustee or Paying Agent give such notice and setting forth the notice to be given as an exhibit thereto.

Section 3.04 Effect of Notice of Redemption.

Subject to the remained of this Section 3.04, once a notice of redemption is mailed or sent in accordance with Section 3.03, Notes called for redemption become irrevocably due and payable on the redemption date at the redemption price (subject to Section 3.09). The notice, if mailed or delivered by electronic transmission in a manner herein provided, shall be conclusively presumed to have been given, whether or not the holder receives such notice. In any case, failure to give such notice or any defect in the notice to the holder of any Note designated for redemption in whole or in part shall not affect the validity of the proceedings for the redemption of any other Note. Subject to Section 3.05, on and after the redemption date, interest ceases to accrue on Notes or portions of Notes called for redemption, unless subject to a condition precedent that has not been satisfied. If any such condition precedent has not been satisfied, the Issuer shall provide written notice to the Trustee prior to the close of business two Business days prior to the redemption date. Upon receipt of such notice, the notice of redemption shall be rescinded and the redemption of the Notes shall not occur. Upon receipt, the Trustee shall provide such notice to each holder of the Notes in the same manner in which the notice of redemption was given.

Section 3.05 Deposit of Redemption or Purchase Price.

(a) No later than 10:00 a.m. (London time) on the Business Day prior to redemption or purchase date (or such later time as such date to which the Paying Agent may reasonably agree), the Issuer shall deposit with the Paying Agent money sufficient to pay the redemption or purchase price of and accrued and unpaid interest on all Notes to be redeemed or purchased on the relevant date. If a Note is redeemed or purchased on or after a Record Date but on or prior to the related Interest Payment Date, then any accrued and unpaid interest shall be paid to the holder of record on such Record Date. The Paying Agent shall promptly deliver to each holder whose Notes are to be redeemed or repurchased the applicable redemption or purchase price thereof and accrued and unpaid interest thereon. The Paying Agent shall promptly return to the Issuer any money deposited with the Paying Agent by the Issuer in excess of the amounts necessary to pay the redemption or purchase price of, and accrued and unpaid interest on, all Notes to be redeemed or purchased.

(b) If the Issuer complies with the provisions of Section 3.05(a), on and after the redemption or purchase date, interest shall cease to accrue on the Notes or the portions of Notes called for redemption or purchase. If a Note is redeemed or purchased on or after a Record Date but on or prior to the related Interest Payment Date, then any accrued and unpaid interest to the redemption or purchase date in respect of such Note will be paid on such redemption or purchase date to the Person in whose name such Note is registered at the close of business on such Record Date. If any Note called for redemption or purchase shall not be so paid upon surrender for redemption or purchase because of the failure of the Issuer to comply with Section 3.05(a), interest shall be paid on the unpaid principal, from the redemption or purchase date until such principal is paid, and, to the extent lawful, on any interest accrued to the redemption or purchase date not paid on such unpaid principal, in each case at the rate provided in the Notes and in Section 4.01.

Section 3.06 Notes Redeemed or Purchased in Part.

Upon surrender of a Note that is redeemed or purchased in part, the Issuer shall issue and, upon receipt of an Authentication Order, the Trustee shall promptly authenticate and mail to the holder (or cause to be transferred by book-entry) at the expense of the Issuer a new Note equal in principal amount to the unredeemed or unpurchased portion of the Note surrendered representing the same Debt to the extent not redeemed or purchased; provided that each new Note shall be in a principal amount of €100,000 or an integral multiple of €1,000 in excess thereof. It is understood that, notwithstanding anything in this Indenture to the contrary, only an Authentication Order and not an Opinion of Counsel or Officer’s Certificate is required for the Trustee to authenticate such new Note.

Section 3.07 Optional Redemption.

(a) At any time prior to March 15, 2024 (three months prior to the maturity date of the Notes), the Issuer will be entitled, at its option, to redeem all or a portion of the Notes at a redemption price equal to 100% of the principal amount of the Notes plus the Applicable Premium as of, and accrued and unpaid interest, if any, to, but excluding, the redemption date for the Notes. Notice of such redemption must be mailed by first-class mail (or delivered by electronic transmission in accordance with the applicable procedures of Euroclear and Clearstream) to each holder’s registered address, not less than ten nor more than 60 days prior to the redemption date.

(b) On or after March 15, 2024 (three months prior to the maturity date of the Notes), the Issuer may redeem the Notes in whole or in part at a redemption price equal to 100% of the principal amount thereof, plus accrued and unpaid interest to, but excluding, the redemption date for the Notes.

(c) Any redemption pursuant to this Section 3.07 shall be made pursuant to the provisions of Sections 3.01 through 3.06. Any notice of redemption may include one or more conditions pursuant to Section 3.09.

(d) If the optional redemption date is on or after a Record Date but on or prior to the related Interest Payment Date, then any accrued and unpaid interest in respect of the Notes subject to redemption will be paid on the redemption date to the Person in whose name the Note is registered at the close of business, on such Record Date, and no additional interest will be payable to holders whose Notes will be subject to redemption by the Issuer.

Section 3.08 Mandatory Redemption. The Issuer will not be required to make mandatory redemption or sinking fund payments with respect to the Notes.

Section 3.09 Notice in Connection with a Transaction or Event.

Notice of any redemption of the Notes in connection with a transaction or an event (including a Change of Control Triggering Event) may, at the Issuer’s discretion, be given prior to the completion or the occurrence thereof and any such redemption or notice may, at the Issuer’s discretion, be subject to one or more conditions precedent, including, but not limited to, completion or occurrence of the related transaction or event.

Section 3.10 Redemption for Taxation Reasons.

(a) The Issuer or a successor entity may redeem the Notes in whole, but not in part, at any time upon giving not less than ten nor more than 60 days’ notice to the holders (which notice will be irrevocable), at a redemption price equal to 100% of the principal amount thereof, together with accrued and unpaid interest, if any, to the redemption date (subject to the right of holders of record on the relevant record date to receive interest due on the relevant Interest Payment Date) and all Additional Amounts, if any, then due and which will become due on the redemption date as a result of the redemption or otherwise, if any, if a Payor reasonably determines in good faith that, as a result of:

(1) any change in, or amendment to, the laws (or any regulations or rulings promulgated thereunder) of a Relevant Taxing Jurisdiction affecting taxation; or

(2) any change in, or amendment to, or the introduction of, an official position regarding the application, administration or interpretation of such laws, regulations or rulings (including a holding, judgment or order by a court of competent jurisdiction) of a Relevant Taxing Jurisdiction (each of the foregoing in clauses (1) and (2), a “Change in Tax Law”), such Payor is or on the next Interest Payment Date in respect of the Notes would be, required to pay any Additional Amounts, and such obligation cannot be avoided by taking reasonable measures available to such Payor (including, for the avoidance of doubt, the appointment of a new Paying Agent where this would be reasonable). In the case of redemption due to withholding as a result of a Change in Tax Law in a jurisdiction that is a Relevant Taxing Jurisdiction as of the Issue Date, such Change in Tax Law must become effective on or after the Issue Date. In the case of redemption due to withholding as a result of a Change in Tax Law in a jurisdiction that becomes a Relevant Taxing Jurisdiction after the Issue Date, such Change in Tax Law must become effective on or after the date the jurisdiction becomes a Relevant Taxing Jurisdiction. Notice of redemption for taxation reasons will be published in accordance with this Article 3.

(b) Notwithstanding Section 3.10(a), no such notice of redemption will be given (a) earlier than 90 days prior to the earliest date on which the relevant Payor would be obliged to make such payment of Additional Amounts if a payment in respect of the Notes were then due and (b) unless at the time such notice is given, such obligation to pay such Additional Amounts remains in effect. Prior to the publication or, where relevant, mailing of any notice of redemption of any Notes pursuant to the foregoing, the Issuer or a successor entity shall deliver to the Trustee (a) an Officer’s Certificate stating that it is entitled to effect such redemption and setting forth a statement of facts showing that the conditions precedent to its right so to redeem have been satisfied and (b) an opinion of an independent tax counsel of recognized standing to the effect that the relevant Payor has been or will become obligated to pay Additional Amounts as a result of a Change in Tax Law. The Trustee shall accept such Officer’s Certificate and opinion as sufficient evidence of the satisfaction of the conditions precedent described above, without further inquiry, in which event it will be conclusive and binding on the holders.

ARTICLE 4

COVENANTS

Section 4.01 Payment of Notes.

(a) The Issuer will pay, or cause to be paid, the principal and interest on the Notes on the dates and in the manner provided in the Notes. Principal and interest shall be considered paid on the date due if the Paying Agent, if other than the Issuer or a Subsidiary, holds as of 10:00 a.m. (London time), on the Business Day prior to the due date money deposited by the Issuer in immediately available funds and designated for and sufficient to pay the principal and interest then due.

(b) The Issuer shall pay interest (including post-petition interest in any proceeding under any Bankruptcy Law) on overdue principal at the rate equal to the then applicable interest rate on the Notes to the extent lawful; it shall pay interest (including post-petition interest in any proceeding under any Bankruptcy Law) on overdue installments of interest (without regard to any applicable grace period) at the same rate to the extent lawful.

(c) Payments in respect of the Notes represented by the Global Notes are to be made by wire transfer of immediately available funds to the accounts specified by the holders of the Global Notes. With respect to Certificated Notes, the Issuer will make all payments by wire transfer of immediately available funds to the accounts specified by the holders thereof or, if no such account is specified, by mailing a check to each holder’s registered address.

Section 4.02 Maintenance of Office or Agency.

The Issuer shall maintain an office or agency (which may be an office of the Trustee or an affiliate of the Trustee, Registrar or co-registrar) where Notes may be surrendered for registration of transfer or for exchange and where notices and demands to or upon the Issuer and the Guarantors in respect of the Notes and this Indenture may be served. The Issuer shall give prompt written notice to the Trustee of the location, and any change in the location, of such office or agency. If at any time the Issuer shall fail to maintain any such required office or agency or shall fail to furnish the Trustee with the address thereof, such presentations, surrenders, notices and demands may be made or served at the Corporate Trust Office of the Trustee.

The Issuer may also from time to time designate additional offices or agencies where the Notes may be presented or surrendered for any or all such purposes and may from time to time rescind such designations. The Issuer shall give prompt written notice to the Trustee of any such designation or rescission and of any change in the location of any such other office or agency.

The Issuer hereby designates the Corporate Trust Office of the Trustee as one such office or agency of the Issuer in accordance with Section 2.03.

Section 4.03 Taxes.

The Parent shall pay, and shall cause each of its Significant Subsidiaries to pay, prior to delinquency, all taxes, assessments and governmental levies except (a) such as are being contested in good faith and by appropriate negotiations or proceedings or (b) where the failure to effect such payment would not reasonably be expected to have, individually or in the aggregate, a material adverse effect (1) upon the financial condition, business or results of operations of the Parent and its Significant Subsidiaries and (2) on the ability of the Issuer and the Guarantors to perform their respective obligations under the Notes or this Indenture.

Section 4.04 Stay, Extension and Usury Laws.

The Issuer and each Guarantor covenants (to the extent that it may lawfully do so) that it shall not at any time insist upon, plead, or in any manner whatsoever claim or take the benefit or advantage of, any stay, extension or usury law wherever enacted, now or at any time hereafter in force, that may affect the covenants or the performance of this Indenture; and the Issuer and each Guarantor (to the extent that it may lawfully do so) hereby expressly waives all benefit or advantage of any such law, and covenant that it shall not, by resort to any such law, hinder, delay or impede the execution of any power herein granted to the Trustee, but shall suffer and permit the execution of every such power as though no such law has been enacted.

Section 4.05 Corporate Existence.

Subject to Article 5 (including any action permitted by Section 5.01), the Parent shall do or cause to be done all things necessary to preserve and keep in full force and effect (1) its corporate existence and the corporate, partnership, limited liability company or other existence of each of its Significant Subsidiaries, in accordance with the respective organizational documents (as the same may be amended from time to time) of the Parent or any Significant Subsidiary of the Parent and (2) the material rights (charter and statutory), licenses and franchises of the Parent and its Significant Subsidiaries; provided that the Parent shall not be required to preserve any such right, license or franchise, or the corporate, partnership, limited liability company or other existence of any of its Significant Subsidiaries, if the Parent in good faith shall determine that the preservation thereof is no longer desirable in the conduct of the business of the Parent and its Significant Subsidiaries, taken as a whole.

Section 4.06 SEC Reports.

(a) Whether or not required by the SEC, so long as any Notes are outstanding, the Parent will furnish to the Trustee and the holders of such Notes, or file electronically with the SEC through the SEC’s Electronic Data Gathering, Analysis and Retrieval System (or any successor system) (“EDGAR”), within the time periods specified in the SEC’s rules and regulations:

(1) all quarterly and annual financial information that would be required to be contained in a filing by the Parent with the SEC on Forms 10-Q and 10-K if the Parent were required to file such Forms, including a “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and, with respect to the annual information only, a report on the annual financial statements by the Parent’s certified independent accountants; and

(2) all current reports that would be required to be filed by the Parent with the SEC on Form 8-K if the Parent were required to file such reports,

provided that such reports referenced in clauses (1) and (2) of this Section 4.06(a) shall not be required to contain the separate financial information for any Guarantor or non-consolidated entity that would be required by Rule 3-09, Rule 3-10 or Rule 3-16 of Regulation S-X under the Securities Act.

The Parent shall also make available copies of all reports required by clauses (1) and (2) of this Section 4.06(a), if and so long as the Notes are listed on the Official List of the Luxembourg Stock Exchange and admitted for trading on the Euro MTF Market and the rules of the Luxembourg Stock Exchange so require, at the offices of the Paying Agent or, to the extent and in the manner permitted by such rules, post such reports on the official website of the Luxembourg Stock Exchange.

In addition, whether or not required by the SEC, the Parent will file a copy of all of the information and reports referred to in clauses (1) and (2) of this Section 4.06(a) with the SEC for public availability within the time periods specified in the SEC’s rules and regulations (unless the SEC will not accept such a filing) and make such information available to prospective investors. In addition, the Parent has agreed that, for so long as any Notes remain outstanding, it will furnish to the holders of such Notes and to prospective investors, upon their request, the information required to be delivered pursuant to Rule 144A(d)(4) under the Securities Act.

(b) The Trustee shall have no responsibility to ensure that such filing has occurred. Delivery of reports, information and documents to the Trustee is for informational purposes only and its receipt of such reports shall not constitute constructive notice of any information contained therein or determinable from information contained therein, including the Parent’s compliance with any of the covenants under this Indenture or the Notes (as to which the Trustee is entitled to rely exclusively on Officer’s Certificates without further enquiry). The Parent will be deemed to have furnished such reports referred to in this section to the Trustee and the noteholders if the Parent has filed such reports with the SEC via the EDGAR filing system and such reports are publicly available.

Section 4.07 Compliance Certificate.

(a) The Issuer will deliver to the Trustee, within 120 days after the end of each fiscal year ending after the Issue Date, a certificate that need not comply with Section 12.05 from an Officer stating that a review of the activities of the Issuer, the Parent and their respective Subsidiaries during the preceding fiscal year has been made under the supervision of the signing Officer, and further stating, as to such Officer signing such certificate, that to the best of his or her knowledge, the Issuer and each Guarantor have kept, observed, performed and fulfilled each covenant contained in this Indenture and is not in default in the performance or observance of any of the covenants of this Indenture (or, if a Default shall have occurred, describing all such Defaults of which he or she may have knowledge and what action the Issuer and each Guarantor are taking or propose to take with respect thereto).

(b) When any Default has occurred and is continuing under this Indenture, the Issuer will within 30 Business Days after the occurrence thereof send to the Trustee an Officer’s Certificate specifying such event, its status and what action the Issuer is taking or proposes to take with respect thereof.

Section 4.08 Limitation on Liens.

(a) The Parent will not, and will not permit any Subsidiary of the Parent to, create, incur, issue, assume or guarantee any indebtedness for money borrowed evidenced by loans, bonds, notes, debentures, letters of credit, bankers’ acceptances, hedging obligations or instruments similar to the foregoing, in each case to the extent such indebtedness would appear as a liability on the balance sheet of such Person in accordance with GAAP (“Debt”) secured by a Lien (other than a Permitted Lien) upon (a) any Property of the Parent or such Subsidiary, or (b) any shares of Capital Stock or Debt issued by any Subsidiary of the Parent and owned by the Parent or any Subsidiary of the Parent, whether owned on the Issue Date or thereafter acquired, without effectively providing concurrently that the Notes then outstanding under this Indenture are secured equally and ratably with or, at the option of the Parent, prior to such Debt so long as such Debt shall be so secured.

Any Lien created for the benefit of the holders of the Notes pursuant to this Section 4.08(a) shall provide by its terms that such lien shall be automatically and unconditionally released and discharged upon the release and discharge of the Lien relating to such Debt that gave rise to the obligation to so secure the Notes.

(b) The foregoing restriction shall not apply to, and there shall be excluded from Debt (or any guarantee thereof) in any computation under such restriction, Debt (or any guarantee thereof) secured by:

(1) Liens on any property existing at the time of the acquisition thereof;

(2) Liens on property of a Person existing at the time such Person is merged into or consolidated with the Parent or a Subsidiary of the Parent or at the time of a sale, lease or other disposition of the properties of such Person (or a division thereof) as an entirety or substantially as an entirety to the Parent or a Subsidiary of the Parent; provided that any such Lien does not extend to any property owned by the Parent or any Subsidiary of the Parent immediately prior to such merger, consolidation, sale, lease or disposition;

(3) Liens on property of a Person existing at the time such Person becomes a Subsidiary of the Parent;

(4) Liens in favor of the Parent or a Subsidiary of the Parent;

(5) Liens to secure all or part of the cost of acquisition, construction, development or improvement of the underlying property, or to secure Debt incurred to provide funds for any such purpose; provided that the commitment of the creditor to extend the credit secured by any such Lien shall have been obtained no later than 270 days after the later of (a) the completion of the acquisition, construction, development or improvement of such property or (b) the placing in operation of such property; provided, further, that such Liens do not extend to any property other than such property subject to acquisition, construction, development or improvement;

(6) Liens in favor of the United States of America, any institution of the European Union any State thereof or any foreign government, or any department, agency or instrumentality or political subdivision thereof, to secure partial, progress, advance or other payments;

(7) Liens existing on the Issue Date or any extension, renewal, replacement or refunding or series of related extensions, renewals, replacements or refunding of any Debt (or any guarantee thereof) (including the Senior Secured Credit Facility and the Receivables Facility) secured by a Lien existing on the Issue Date or referred to in clauses (1)-(3) or (5); provided that any such extension, renewal, replacement or refunding or series of related extensions, renewals, replacements or refundings of such Debt (or any guarantee thereof) shall be created within 270 days of repaying the Debt (or any guarantee thereof) secured by the Lien referred to in clauses (1)-(3) or (5) and the principal amount of the Debt (or any guarantee thereof) secured thereby and not otherwise authorized by clauses (1)-(3) or (5) shall not exceed the principal amount of Debt (or any guarantee thereof), plus any premium or fee payable in connection with any such extension, renewal, replacement or refunding, so secured at the time of such extension, renewal, replacement or refunding or series of related extensions, renewals, replacements or refundings;

(8) Liens incurred in the ordinary course of business in an aggregate principal amount not to exceed $100.0 million;

(9) Liens in favor of the Notes and the Guarantees; and

(10) Liens securing hedging obligations entered into in the ordinary course of business.

(c) Notwithstanding the restrictions described above, the Parent and any Subsidiaries of the Parent may create, incur, issue, assume or guarantee Debt secured by Liens without equally and ratably securing the Notes then outstanding if, at the time of such creation, incurrence, issuance, assumption or guarantee, after giving effect thereto and to the retirement of any Debt which is concurrently being retired,

(A) the aggregate amount of all such Debt secured by Liens which would otherwise be subject to such restrictions (other than any Debt (or any guarantee thereof) secured by Liens permitted as described in clauses (1)-(10) of Section 4.08(b)) plus

(B) all Attributable Debt of the Parent and the Subsidiaries of the Parent in respect of Sale/Leaseback Transactions with respect to Properties (with the exception of such transactions that are permitted under clauses (1)-(4) of Section 4.11), would not exceed the greater of (x) $3,000.0 million and (y) the amount that would cause the Consolidated Secured Net Debt Ratio to exceed 3.25 to 1.00.

Section 4.09 Future Guarantors.

(a) After the Issue Date, the Parent will cause each Subsidiary of the Parent that guarantees (i) any Debt Facility of the Issuer, the Parent or any other Guarantor with an aggregate principal amount of $100.0 million or more or (ii) any Material Capital Markets Debt issued by the Issuer, the Parent or any other Guarantor to, within 45 days of the incurrence of such guarantee, execute and deliver to the Trustee a supplemental indenture substantially in the form of Exhibit C to this Indenture pursuant to which such Subsidiary of the Parent will guarantee payment of the Notes on the same terms and conditions as those set forth in this Indenture; provided that such Subsidiary shall not be obliged to become a Guarantor to the extent and for so long as the granting of such Guarantee could give rise to or result in: (i) any breach or violation of general statutory limitations, financial assistance, capital maintenance, corporate benefit, fraudulent preference or thin capitalization rules, retention of title to claims or the laws, rules or regulations (or analogous restriction) of any applicable jurisdiction; or (ii) any risk or liability for the officers, directors or shareholders of such Subsidiary (or, in the case of a Subsidiary that is a partnership, directors or shareholders of the partners of such partnership); or (iii) any cost, expense, liability or obligation (including with respect to any Taxes) to the extent such cost, expense, liability or obligation are disproportionate to the benefit obtained by the holders of the Notes with respect to the receipt of the guarantee (as determined in good faith by the Issuer).

(b) To the extent any Subsidiary of the Parent is required to provide a Guarantee under Section 4.09(a), such Guarantee will be limited as necessary to recognize certain defenses generally available to guarantors (including those that relate to fraudulent conveyance or transfer, voidable preference, financial assistance, corporate purpose, capital maintenance or similar laws, regulations or defenses affecting the rights of creditors generally) or other considerations under applicable law.

(c) Within 30 days after the Issue Date, each of Maidenform Brands Spain, S.R.L Unipersonal, a Spanish limited liability company (sociedad de responsabilidad limitada), HBI Italy Acquisition Co. S.r.l., an Italian limited liability company (societàa responsabilitàlimitata), and Hanesbrands Australia Acquisition Co. Pty Ltd, an Australian proprietary limited company, shall execute and deliver to the Trustee a supplemental indenture substantially in the form of Exhibit C to this Indenture pursuant to which each such Subsidiary shall guarantee payment of the Notes on the same terms and conditions as those set forth in this Indenture.

Section 4.10 Offer to Repurchase Upon Change of Control Triggering Event.

(a) If a Change of Control Triggering Event occurs, each holder of a Note shall have the right to require that the Issuer make an offer to purchase such noteholder’s Notes (equal to €100,000 and integral multiples of €1,000 in excess thereof in the case of Notes that have denominations larger than €100,000) at a purchase price in cash equal to 101% of the principal amount thereof on the repurchase date plus accrued and unpaid interest, if any, to, but excluding, the date of purchase.

(b) If the Change of Control purchase date is on or after a Record Date and on or before the related Interest Payment Date, any accrued and unpaid interest, to, but excluding, the Change of Control repurchase date will be paid on the Change of Control repurchase date to the Person in whose name a Note is registered at the close of business on such Record Date.

(c) Within 30 days following the occurrence of a Change of Control Triggering Event, unless the Issuer has exercised its option to redeem all the Notes as described in Section 3.07, the Issuer will mail (or deliver by electronic transmission in accordance with the applicable procedures of Euroclear and Clearstream) a notice to each holder of a Note with a copy to the Trustee (the “Change of Control Offer”) stating:

(1) that a Change of Control Triggering Event has occurred and that such noteholder has the right to require the Issuer to purchase such noteholder’s Notes at a purchase price in cash equal to 101% of the principal amount thereof on repurchase date plus accrued and unpaid interest, if any, to, but excluding, the date of purchase;

(2) the circumstances that constitute or may constitute such Change of Control Triggering Event;

(3) the purchase date (which shall be no earlier than ten days nor later than 60 days from the date such notice is sent); and

(4) the instructions, as determined by the Issuer, consistent with the covenant described hereunder, that a noteholder must follow in order to have its Notes purchased.

(d) The Issuer will not be required to make a Change of Control Offer following a Change of Control Triggering Event if a third party makes the Change of Control Offer in the manner, at the times and otherwise in compliance with the requirements set forth in this Indenture applicable to a Change of Control Offer made by the Issuer and purchases all Notes validly tendered and not withdrawn under such Change of Control Offer or if the Issuer has exercised its option to redeem all the Notes pursuant to the provisions described in Section 3.07.

(e) The Issuer will comply, to the extent applicable, with the requirements of Section 14(e) of the Exchange Act and any other securities laws or regulations in connection with the purchase of Notes as a result of a Change of Control Triggering Event. To the extent that the provisions of any securities laws or regulations conflict with the provisions of the covenant described hereunder, the Issuer will comply with the applicable securities laws and regulations and shall not be deemed to have breached its obligations under the covenant described hereunder by virtue of its compliance with such securities laws or regulations.

(f) Notwithstanding anything to the contrary in this Section 4.10, a Change of Control Offer may be made in advance of a Change of Control Triggering Event, conditional upon such Change of Control Triggering Event, if a definitive agreement is in place for the Change of Control at the time of making of such Change of Control Offer.

(g) If and for so long as Notes are listed on the Official List of the Luxembourg Stock Exchange and admitted for trading on the Euro MTF Market and the rules of the Luxembourg Stock Exchange so require, the Issuer shall publish notices relating to the Change of Control Offer as soon as reasonably practicable after the Change of Control payment date in a leading newspaper of general circulation in Luxembourg (which is expected to be the Luxemburger Wort) or, to the extent and in the manner permitted by such rules, post such notices on the official website of the Luxembourg Stock Exchange (www.bourse.lu).

Section 4.11 Sale/Leaseback Transactions

The Parent will not, and will not permit any Subsidiary of the Parent to, enter into any Sale/Leaseback Transaction with respect to any Property unless:

(1) the Sale/Leaseback Transaction is solely with the Parent or another Subsidiary of the Parent;

(2) the lease is for a period not in excess of 36 months (or which may be terminated by the Parent or such Subsidiary), including renewals;

(3) the Parent or such Subsidiary would (at the time of entering into such arrangement) be entitled as described in clauses (1)-(10) in Section 4.08 without equally and ratably securing the Notes then outstanding under this Indenture, to create, incur, issue, assume or guarantee Debt secured by a Lien on such Property in the amount of the Attributable Debt arising from such Sale/Leaseback Transaction;

(4) the Parent or such Subsidiary, within 360 days after the sale of such Property in connection with such Sale/Leaseback Transaction is completed, applies an amount equal to the net proceeds of the sale of such Property to (a) the retirement of Notes, other Funded Debt of the Parent ranking on a parity with the Notes (or the Guarantees of the Notes) or Funded Debt of a Subsidiary of the Parent, (b) the purchase of Property; or (c) a combination thereof; or

(5) (i)the Attributable Debt of the Parent and Subsidiaries of the Parent in respect of such Sale/Leaseback Transaction and all other Attributable Debt of the Parent and Subsidiaries of the Parent in respect of Sale/Leaseback Transactions entered into after the Issue Date then outstanding (other than any such Sale/Leaseback Transaction as would be permitted as described in clauses (1)-(4) of this sentence), plus

(ii) the aggregate principal amount of Debt secured by Liens on Properties then outstanding (not including any such Debt secured by Liens described in clauses (1)-(10) in Section 4.08) that are not equally and ratably secured with the outstanding Notes (or secured on a basis junior to the outstanding Notes), would not exceed the greater of (x) $3,000.0 million and (y) the amount that would cause the Consolidated Secured Net Debt Ratio to exceed 3.25 to 1.00.

ARTICLE 5

SUCCESSORS

Section 5.01 Merger, Consolidation or Sale of All or Substantially All Assets.

(a) The Issuer may not consolidate with or merge into any other entity or convey, transfer or lease its properties and assets substantially as an entirety to any entity, unless:

(1) the Issuer is the successor entity, or the successor or transferee entity, if other than the Issuer, is a Person organized and existing under the laws of the United States, any state thereof or the District of Columbia, Canada, any province of Canada, Norway, Switzerland or any member state of the European Union (except if the Issuer determines in good faith that such requirement is not in the best interests of the Parent and its Subsidiaries or that complying with such requirement would not be advisable for tax planning purposes or to improve tax efficiencies) and expressly assumes by a supplemental indenture executed and delivered to the Trustee, in form reasonably satisfactory to the Trustee, the due and punctual payment of the principal of, any premium on and any interest on all the outstanding Notes and the performance of every covenant and obligation in this Indenture to be performed or observed by the Issuer;

(2) immediately after giving effect to the transaction, no Event of Default, and no event which, after notice or lapse of time or both, would become an Event of Default, has happened and is continuing; and

(3) the Issuer has delivered to the Trustee an Officer’s Certificate and an Opinion of Counsel, each in the form required by this Indenture and stating that such consolidation, merger, conveyance, transfer or lease and, if a supplemental indenture is required in connection with such transaction, such supplemental indenture comply with the foregoing provisions relating to such transaction, and constitutes the legal, valid and binding obligation of the Issuer or successor entity, as applicable, subject to customary exceptions.

In case of any such consolidation, merger, conveyance or transfer (but not lease), the successor entity will succeed to and be substituted for the Issuer as obligor on the Notes with the same effect as if it had been named in this Indenture as the Issuer.

(b) No Guarantor may consolidate with or merge into any other entity, unless:

(1) a Guarantor is the successor entity or the successor or transferee entity, if not a Guarantor prior to such consolidation or merger, and expressly assumes, by a supplemental indenture, all the obligations of such Guarantor under its Guarantee;

(2) immediately after giving effect to the transaction, no Event of Default, and no event which, after notice or lapse of time or both, would become an Event of Default, has happened and is continuing; and

(3) the Issuer has delivered to the Trustee an Officer’s Certificate and an Opinion of Counsel, each in the form required by this Indenture and stating that such consolidation or merger and, if a supplemental indenture is required in connection with such transaction, such supplemental indenture comply with the foregoing provisions relating to such transaction and constitutes the legal, valid and binding obligation of the Guarantor or successor entity, as applicable, subject to customary exceptions.

(c) Notwithstanding clauses (a) and (b) above, this Section 5.01 will not apply to a merger, transfer or conveyance or other disposition of assets between or among the Issuer and the Guarantors.

Section 5.02 Successor Entity Substituted.

Upon any consolidation, merger, conveyance, transfer or lease of the properties and assets as an entirety of the Issuer or a Guarantor in accordance with Section 5.01, the Issuer and a Guarantor, as the case may be, will be released from its obligations under this Indenture and the Notes or its Guarantee, as the case may be, and the successor company and the successor Guarantor, as the case may be, will succeed to, and be substituted for, and may exercise every right and power of, the Issuer or a Guarantor, as the case may be, under this Indenture, the Notes and such Guarantee; provided that, in the case of a lease of all or substantially all its assets, the Issuer will not be released from the obligation to pay the principal of and interest on the Notes and a Guarantor will not be released from its obligations under its Guarantee.

ARTICLE 6

DEFAULTS AND REMEDIES

Section 6.01 Events of Default.

(a) Each of the following is an “Event of Default”:

(1) a default in the payment of interest on the Notes when due, continued for 30 days;

(2) a default in the payment of principal of any Note when due at its Stated Maturity, upon redemption, upon required purchase, upon declaration of acceleration or otherwise;

(3) the failure by the Issuer or any Guarantor to comply with its obligations under Section 5.01;

(4) the failure by the Issuer or any Guarantor, as the case may be, to comply for 45 days after notice with any of its obligations in the covenants described above under Section 4.10 (other than a failure to purchase Notes) or under Sections 4.08, 4.09 or 4.11;

(5) the failure by the Parent to comply for 120 days after notice with any of its obligations in the covenant described above under Section 4.06;

(6) the failure by the Issuer or any Guarantor to comply for 60 days after notice with its other agreements contained in this Indenture;

(7) Debt of the Parent, the Issuer or any Significant Subsidiary (or any group of Guarantors that, taken together (as of the date of the latest audited consolidated financial statements of the Parent and its Subsidiaries), would constitute a Significant Subsidiary) is not paid within any applicable grace period after final maturity or is accelerated by the holders thereof because of a default and the total amount of such Debt unpaid or accelerated exceeds $150.0 million;

(8) (i) the Parent, the Issuer or a Significant Subsidiary (or any group of Guarantors that, taken together (as of the date of the latest audited consolidated financial statements of the Parent and its Subsidiaries), would constitute a Significant Subsidiary), pursuant to or within the meaning of any Bankruptcy Law:

(A) commences voluntary proceedings to be adjudicated bankrupt or insolvent;

(B) consents to the institution of bankruptcy or insolvency proceedings against it, or the filing by it of a petition or answer or consent seeking an arrangement of debt, reorganization, dissolution, winding up or relief under applicable Bankruptcy Law;

(C) consents to the appointment of a receiver, interim receiver, receiver and manager, liquidator, assignee, trustee, sequestrator or other similar official of it or for all or substantially all of its property; or

(D) makes a general assignment for the benefit of its creditors.

(ii) a court of competent jurisdiction enters an order or decree under any Bankruptcy Law that:

(A) is for relief against the Parent, the Issuer or any Significant Subsidiary (or any group of Guarantors that, taken together (as of the date of the latest audited consolidated financial statements of the Parent and its Subsidiaries), would constitute a Significant Subsidiary) in a proceeding in which the Parent, the Issuer or any Significant Subsidiary (or any group of Guarantors that, taken together (as of the date of the latest audited consolidated financial statements of the Parent and its Subsidiaries), would constitute a Significant Subsidiary), is to be adjudicated bankrupt or insolvent;

(B) appoints a receiver, interim receiver, receiver and manager, liquidator, assignee, trustee, sequestrator or other similar official of the Parent, the Issuer or any Significant Subsidiary (or any group of Guarantors that, taken together (as of the date of the latest audited consolidated financial statements of the Parent and its Subsidiaries), would constitute a Significant Subsidiary), or for all or substantially all of the property of the Parent, the Issuer or any Significant Subsidiary (or any group of Guarantors that, taken together (as of the date of the latest audited consolidated financial statements of the Parent and its Subsidiaries), would constitute a Significant Subsidiary); or

(C) orders the liquidation, dissolution or winding up of the Parent, the Issuer or any Significant Subsidiary (or any group of Guarantors that, taken together (as of the date of the latest audited consolidated financial statements of the Parent and its Subsidiaries), would constitute a Significant Subsidiary);

and the order or decree remains unstayed and in effect for 60 consecutive days; or

(9) any final judgment or decree for the payment of money (other than judgments which are covered by enforceable insurance policies issued by solvent carriers) in excess of $150.0 million is entered against the Parent, the Issuer or any Significant Subsidiary (or any group of Guarantors that, taken together (as of the date of the latest audited consolidated financial statements of the Parent and its Subsidiaries), would constitute a Significant Subsidiary), remains outstanding for a period of 60 consecutive days following such judgment becoming final and is not discharged, waived or stayed within 30 days after notice; or

(10) a Guarantee ceases to be in full force and effect (other than in accordance with the terms of such Guarantee) or a Guarantor denies or disaffirms its obligations under its Guarantee.

(b) A Default under clauses (4), (5), (6) and (9) of Section 6.01(a) will not constitute an Event of Default until the Trustee or the holders of 25% in principal amount of the outstanding Notes notify the Issuer and the Parent (with a copy to the Trustee if given by the holders Notes) of the Default and the Issuer or the Parent, as the case may be, does not cure such Default within the time specified after receipt of such notice. In the event of any Event of Default specified under clause (7) of Section 6.01(a), such Event of Default and all consequences thereof (excluding any resulting payment default, other than as a result of acceleration of Notes) shall be annulled, waived and rescinded, automatically and without any action by the Trustee or the holders of Notes, if within 60 days after such Event of Default arose: (i) holders thereof have rescinded or waived the acceleration, notice or action (as the case may be) giving rise to such Event of Default or (ii) the default that is the basis for such Event of Default has been cured.

Section 6.02 Acceleration.

(a) If an Event of Default occurs and is continuing, the Trustee or the holders of at least 25% in aggregate principal amount of the outstanding Notes by written notice to the Issuer and the Parent (and to the Trustee if notice is given by the holders) declare the principal of and accrued but unpaid interest, if any, and premium, if any, on all the outstanding Notes to be due and payable. Upon such declaration, such principal, interest and premium, if any, shall be due and payable immediately. If an Event of Default under Section 6.01(a)(8) hereof occurs and is continuing, the principal of and interest (and premium, if any) on all the outstanding Notes will ipso facto become and be immediately due and payable without any declaration or other act on the part of the Trustee or any holders of such Notes. By written notice to the Trustee on behalf of all of the holders, the holders of a majority in aggregate principal amount of the then outstanding Notes may rescind any such acceleration with respect to such Notes and its consequences.

(b) Subject to Article 7, in case an Event of Default occurs and is continuing, the Trustee will be under no obligation to exercise any of the rights or powers under this Indenture at the request or direction of any of the holders of Notes unless such holders have offered to the Trustee indemnity and/or security (including by way of pre-funding) satisfactory to it against any loss, liability or expense and then only to the extent required by the terms of this Indenture.

Section 6.03 Other Remedies.

If an Event of Default occurs and is continuing, the Trustee may pursue any available remedy to collect the payment of principal, premium, if any, and interest on the Notes or to enforce the performance of any provision of the Notes or this Indenture.

The Trustee may maintain a proceeding even if it does not possess any of the Notes or does not produce any of them in the proceeding. A delay or omission by the Trustee or any holder of a Note in exercising any right or remedy accruing upon an Event of Default shall not impair the right or remedy or constitute a waiver of or acquiescence in the Event of Default. All remedies are cumulative to the extent permitted by law.

Section 6.04 Waiver of Past Defaults.

The holders of a majority in aggregate principal amount of the then outstanding Notes by written notice to the Trustee may on behalf of the holders of all of the Notes waive any existing Default and its consequences hereunder, except:

(1) a continuing Default in the payment of the principal or interest on any Note held by a non-consenting holder; and

(2) a Default with respect to a provision that under Section 9.02 cannot be amended without the consent of at least 90% of the aggregate principal amount of the outstanding Notes,

which may each be waived by holders of at least 90% of the aggregate principal amount of the outstanding Notes;

provided that, subject to Section 6.06, the holders of a majority in principal amount of the then outstanding Notes may rescind an acceleration and its consequences, including any related payment default that resulted from such acceleration. Upon any such waiver, such Default shall cease to exist, and any Event of Default arising therefrom shall be deemed to have been cured for every purpose of this Indenture, but no such waiver shall extend to any subsequent or other Default or impair any right consequent thereon.

Section 6.05 Control by Majority.

The holders of a majority in aggregate principal amount of the then outstanding Notes may direct the time, method and place of conducting any proceeding for any remedy available to the Trustee or of exercising any trust or power conferred on the Trustee. The Trustee, however, may refuse to follow any direction that conflicts with law or this Indenture or that the Trustee determines is unduly prejudicial to the rights of any other holder of a Note (it being understood that the Trustee does not have an affirmative duty to ascertain whether or not any such directions are unduly prejudicial to such holders of Notes) or that could involve the Trustee in personal liability.

Section 6.06 Limitation on Suits.

Subject to Section 6.07, no holder of Notes of a series may pursue any remedy with respect to this Indenture or the Notes unless:

(1) such holder has previously given the Trustee notice that an Event of Default is continuing;

(2) holders of at least 25% in principal amount of the then outstanding Notes have requested the Trustee to pursue the remedy;

(3) such holders have offered the Trustee indemnity and/or security (including by way of pre-funding) satisfactory to the Trustee against any loss, liability or expense;

(4) the Trustee has not complied with such request within 60 days after the receipt of the request and the offer of security and/or indemnity; and

(5) holders of a majority in principal amount of the then outstanding Notes have not given the Trustee a written direction inconsistent with such request within such 60-day period.

A holder may not use this Indenture to prejudice the rights of another holder or to obtain a preference or priority over another holder.

Section 6.07 Rights of Holders to Receive Payment.

Notwithstanding any other provision of this Indenture, the contractual right of any holder to bring suit for the payment of principal, premium, if any, and interest on its Note, on or after the respective due dates expressed or provided for in such Note, shall not be amended without the consent of such holder.

Section 6.08 Collection Suit by Trustee.

If an Event of Default specified in Section 6.01(a)(1) or (2) occurs and is continuing, the Trustee may recover judgment in its own name and as trustee of an express trust against the Issuer and any other obligor on the Notes for the whole amount of principal and interest remaining unpaid on the Notes, together with interest on overdue principal and, to the extent lawful, interest and such further amount as shall be sufficient to cover the costs and expenses of collection, including the reasonable fees and expenses of the Trustee and its agents and counsel.

Section 6.09 Restoration of Rights and Remedies.

If the Trustee or any holder has instituted any proceeding to enforce any right or remedy under this Indenture and such proceeding has been discontinued or abandoned for any reason, or has been determined adversely to the Trustee or to such holder, then and in every such case, subject to any determination in such proceedings, the Issuer, the Guarantors, the Trustee and the holders shall be restored severally and respectively to their former positions hereunder and thereafter all rights and remedies of the Issuer, Guarantors, Trustee and the holders shall continue as though no such proceeding has been instituted.

Section 6.10 Rights and Remedies Cumulative.

Except as otherwise provided with respect to the replacement or payment of mutilated, destroyed, lost or stolen Notes in Section 2.07, no right or remedy herein conferred upon or reserved to the Trustee or to the holders is intended to be exclusive of any other right or remedy, and every right and remedy are, to the extent permitted by law, cumulative and in addition to every other right and remedy given hereunder or now or hereafter existing at law or in equity or otherwise. The assertion or employment of any right or remedy hereunder, or otherwise, shall not prevent the concurrent assertion or employment of any other appropriate right or remedy.

Section 6.11 Delay or Omission Not Waiver.

No delay or omission of the Trustee or of any holder to exercise any right or remedy accruing upon any Event of Default shall impair any such right or remedy or constitute a waiver of any such Event of Default or an acquiescence therein. Every right and remedy given by this Article or by law to the Trustee or to the holders may be exercised from time to time, and as often as may be deemed expedient, by the Trustee or by the holders, as the case may be.

Section 6.12 Trustee May File Proofs of Claim.

The Trustee may file proofs of claim and other papers or documents as may be necessary or advisable in order to have the claims of the Trustee (including any claim for the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel) and the holders of the Notes allowed in any judicial proceedings relative to the Issuer (or any other obligor upon the Notes, including the Guarantors), its creditors or its property and is entitled and empowered to participate as a member in any official committee of creditors appointed in such matter and to collect, receive and distribute any money or other property payable or deliverable on any such claims. Any custodian in any such judicial proceeding is hereby authorized by each holder to make such payments to the Trustee, and in the event that the Trustee shall consent to the making of such payments directly to the holders, to pay to the Trustee any amount due to it for the reasonable fees and expenses of the Trustee and its agents and counsel, and any other amounts due the Trustee under Section 7.07. To the extent that the payment of any such fees and expenses of the Trustee, its agents and counsel, and any other amounts due the Trustee under Section 7.07 out of the estate in any such proceeding, shall be denied for any reason, payment of the same shall be secured by a Lien on, and shall be paid out of, any and all distributions, dividends, money, securities and other properties that the holders may be entitled to receive in such proceeding whether in liquidation or under any plan of reorganization or arrangement or otherwise. Nothing herein contained shall be deemed to authorize the Trustee to authorize or consent to or accept or adopt on behalf of any holder any plan of reorganization, arrangement, adjustment or composition affecting the Notes or the rights of any holder, or to authorize the Trustee to vote in respect of the claim of any holder in any such proceeding.

Section 6.13 Priorities.

Any money or property collected by the Trustee pursuant to this Article 6, and after an Event of Default any money or other property distributable in respect of the Issuer’s or Guarantors’ obligations under this Indenture, shall be paid or distributed in the following order:

(1) to the Trustee (including any predecessor Trustee) and the Agents (including any predecessor Agents) and their respective agents and attorneys for amounts due under Section 7.07, including payment of all compensation, expenses and liabilities incurred, and all advances made, by the Trustee and the Agents and the costs and expenses of collection;

(2) to holders for amounts due and unpaid on the Notes for principal and interest ratably, without preference or priority of any kind, according to the amounts due and payable on the Notes for principal and interest, respectively; and

(3) to the Issuer or to such party as a court of competent jurisdiction shall direct, including a Guarantor, if applicable.

The Trustee may fix a record date and payment date for any payment to holders pursuant to this Section 6.13. Promptly after any record date is set pursuant to this Section 6.13, the Trustee shall cause notice of such record date and payment date to be given to the Issuer and to each holder in the manner set forth in Section 12.02.

Section 6.14 Undertaking for Costs.

In any suit for the enforcement of any right or remedy under this Indenture or in any suit against the Trustee for any action taken or omitted by it as a Trustee, a court in its discretion may require the filing by any party litigant in such suit of an undertaking to pay the costs of the suit, and the court in its discretion may assess reasonable costs, including reasonable attorneys’ fees, against any party litigant in the suit, having due regard to the merits and good faith of the claims or defenses made by the party litigant. This Section 6.14 does not apply to a suit by the Trustee, a suit by a holder pursuant to Section 6.07, or a suit by holders of more than 10% in aggregate principal amount of the outstanding Notes.

ARTICLE 7

TRUSTEE

Section 7.01 Duties of Trustee.

(a) If an Event of Default has occurred and is continuing of which a Responsible Officer of the Trustee has actual knowledge, the Trustee will exercise such of the rights and powers vested in it by this Indenture, and use the same degree of care and skill in their exercise, as a prudent person would exercise or use under the circumstances in the conduct of such person’s own affairs.

(b) Except during the continuance of an Event of Default of which a Responsible Officer of the Trustee has actual knowledge:

(1) the duties of the Trustee shall be determined solely by the express provisions of this Indenture and the Trustee need perform only those duties that are specifically set forth in this Indenture and no others, and no implied covenants or obligations shall be read into this Indenture against the Trustee; and

(2) in the absence of bad faith on its part, the Trustee may conclusively rely, as to the truth of the statements and the correctness of the opinions expressed therein, upon certificates or opinions furnished to the Trustee and conforming to the requirements of this Indenture. However, in the case of any such certificates or opinions which by any provision hereof are specifically required to be furnished to the Trustee, the Trustee shall examine the certificates and opinions to determine whether or not they conform to the requirements of this Indenture (but need not confirm or investigate the accuracy of any mathematical calculations or other facts stated therein).

(c) The Trustee may not be relieved from liabilities for its own grossly negligent action, its own grossly negligent failure to act, or its own fraud, except that:

(1) this Section 7.01(c) does not limit the effect of Section 7.01(b);

(2) the Trustee shall not be liable for any error of judgment made in good faith by a Responsible Officer, unless it is proved in a court of competent jurisdiction that the Trustee was grossly negligent in ascertaining the pertinent facts; and

(3) the Trustee shall not be liable with respect to any action it takes or omits to take in good faith in accordance with a direction received by it pursuant to Sections 6.02, 6.04 and 6.05.

(d) Whether or not therein expressly so provided, every provision of this Indenture that in any way relates to the Trustee is subject to clauses (a), (b) and (c) of this Section 7.01.

(e) Subject to this Article 7, if an Event of Default occurs and is continuing, the Trustee will be under no obligation to exercise any of the rights or powers under this Indenture, the Notes and the Guarantees at the request or direction of any of the holders unless such holders have offered to the Trustee indemnity and/or security (including by way of pre-funding) satisfactory to it against any loss, liability or expense.

(f) The Trustee shall not be liable for interest on any money received by it except as the Trustee may agree in writing with the Issuer. Money held whether in trust or otherwise by the Trustee need not be segregated from other funds except to the extent required by law. The permissive rights or powers of the Trustee to do things enumerated in this Indenture shall not be construed as a duty of the Trustee.

Section 7.02 Rights of Trustee.

(a) In the absence of bad faith on its part, the Trustee may conclusively rely upon any document (whether in its original or facsimile form) believed by it to be genuine and to have been signed or presented by the proper Person. The Trustee need not investigate any fact or matter stated in the document, but the Trustee, in its discretion, may make such further inquiry or investigation into such facts or matters as it may see fit, and, if the Trustee shall determine in good faith to make such further inquiry or investigation, it shall be entitled to examine the books, records and premises of the Issuer, personally or by agent or attorney at the sole cost of the Issuer and shall incur no liability or additional liability of any kind by reason of such inquiry or investigation.

(b) Before the Trustee acts or refrains from acting, or to establish matters, it may require an Officer’s Certificate or an Opinion of Counsel or both. The Trustee shall not be liable for any action it takes or omits to take in good faith in reliance on such Officer’s Certificate or Opinion of Counsel. The Trustee may consult with counsel or other professional advisors of its selection and the advice of such counsel or other professional advisors or any Opinion of Counsel shall be full and complete authorization and protection from liability in respect of any action taken, suffered or omitted by it hereunder in good faith and in reliance thereon.

(c) Whenever in the administration of this Indenture or the Notes the Trustee shall deem it desirable that a matter be proved or established prior to taking, suffering or omitting any action hereunder or thereunder, the Trustee (unless other evidence be herein specifically prescribed) may, in the absence of gross negligence or willful misconduct on its part, conclusively rely upon an Officer’s Certificate.

(d) The Trustee may act through its attorneys and agents and shall not be responsible for the misconduct or negligence of any agent or attorney appointed with due care.

(e) The Trustee shall not be liable for any action it takes or omits to take in good faith that it believes to be authorized or within the rights or powers conferred upon it by this Indenture.

(f) Unless otherwise specifically provided in this Indenture, any demand, request, direction or notice from the Issuer or a Guarantor shall be sufficient if signed by an Officer of the Issuer or such Guarantor.

(g) None of the provisions of this Indenture shall require the Trustee to expend or risk its own funds or otherwise to incur any liability, financial or otherwise, in the performance of any of its duties hereunder, or in the exercise of any of its rights or powers if it shall have reasonable grounds for believing that repayment of such funds or indemnity satisfactory to it against such risk or liability is not assured to it.

(h) The Trustee shall not be deemed to have notice or knowledge of any Default or Event of Default unless a Responsible Officer of the Trustee has actual knowledge thereof or unless written notice by the Issuer or by the holders of at least 25% of the aggregate principal amount of the Notes of the relevant series of any event which is in fact such a Default is received by the Trustee, and such notice references the existence of a Default or Event of Default, the Notes and this Indenture.

(i) In no event shall the Trustee be responsible or liable for special, indirect, punitive or consequential loss or damage of any kind whatsoever (including, but not limited to, loss of profit) irrespective of whether the Trustee has been advised of the likelihood of such loss or damage and regardless of the form of action.

(j) The rights, privileges, protections, indemnities, immunities and benefits given to the Trustee, including, without limitation, its right to be compensated, reimbursed and indemnified, are extended to, and shall be enforceable by, the Trustee in each of its capacities hereunder, each Agent, and each agent, custodian and other Person employed to act hereunder.

(k) The Trustee shall not be deemed to have knowledge of any fact or matter unless such fact or matter is actually known to a Responsible Officer of the Trustee.

(l) The Trustee may request that the Issuer deliver an Officer’s Certificate setting forth the names of individuals or titles of officers authorized at such time to take specified actions pursuant to this Indenture, which Officer’s Certificate may be signed by any person authorized to sign an Officer’s Certificate, including any Person specified as so authorized in any such certificate previously delivered and not superseded.

(m) The permissive right of the Trustee to take or refrain from taking any actions enumerated in this Indenture shall not be construed as a duty.

(n) The Trustee shall not be required to give any bond or surety in respect of the performance of its powers and duties hereunder.

(o) The Trustee will be under no obligation to exercise any of the rights or powers under this Indenture at the request or direction of any of the holders unless such holders have offered to the Trustee indemnity and/or security (including by way of pre-funding) satisfactory to it against any loss, liability or expense and then only to the extent required by the terms of this Indenture.

(p) The Trustee shall have no duty to inquire as to the performance of the covenants of the Issuer and/or the Guarantors. In addition, the Trustee shall not be deemed to have knowledge of any Default or Event of Default except: (i) any Event of Default occurring pursuant to Section 6.01(a)(1) or Section 6.01(a)(2) (provided it is acting as Paying Agent); and (ii) any Default or Event of Default of which a Responsible Officer of the Trustee shall have received written notification. Delivery of reports, information and documents to the Trustee under Section 4.06 shall not constitute actual or constructive notice of any information including the Issuer’s compliance with any of their covenants hereunder (as to which the Trustee is entitled to rely exclusively on Officer’s Certificates).

(q) The Trustee shall not have any obligation or duty to monitor, determine or inquire as to compliance, and shall not be responsible or liable for compliance with restrictions on transfer, exchange, redemption, purchase or repurchase, as applicable, of minimum denominations imposed under this Indenture or under applicable law or regulation with respect to any transfer, exchange, redemption, purchase or repurchase, as applicable, of any interest in any Notes.

(r) In the event the Trustee receive inconsistent or conflicting requests and indemnity from two or more groups of holders, each representing less than a majority in aggregate principal amount of the Notes then outstanding, pursuant to the provisions of this Indenture, the Trustee and the Security Agent, in their sole discretion, may determine what action, if any, will be taken and shall not incur any liability for their failure to act until such inconsistency or conflict is, in their reasonable opinion, resolved.

(s) The Trustee will not be liable to any person if prevented or delayed in performing any of its obligations or discretionary functions under this Indenture by reason of any present or future law applicable to it, by any governmental or regulatory authority or by any circumstances beyond its control.

(t) No provision of this Indenture shall require the Trustee to do anything which, in their opinion, may be illegal or contrary to applicable law or regulation and the Trustee may refrain from taking any action in any jurisdiction if the taking of such action in that jurisdiction would, in their opinion, be contrary to any law of that jurisdiction or, to the extent applicable, the State of New York.

(u) The Trustee and the Paying Agents shall be entitled to make payments net of any taxes or other sums required by any applicable law to be withheld or deducted.

Section 7.03 Individual Rights of Trustee.

The Trustee or any Agent in their respective individual or any other capacity may become the owner or pledgee of Notes and may otherwise deal with the Issuer or any Affiliate of the Issuer with the same rights it would have if it were not Trustee or such Agent. However, in the event that the Trustee acquires any conflicting interest it must eliminate such conflict within 90 days or resign. Any Agent may do the same with like rights and duties.

Section 7.04 Trustee’s Disclaimer.

The Trustee shall not be responsible for and makes no representation as to the validity or adequacy of this Indenture or the Notes or the Guarantees, it shall not be accountable for the Issuer’s use of the proceeds from the Notes or any money paid to the Issuer or upon the Issuer’s direction under any provision of this Indenture, it shall not be responsible for the use or application of any money received by any Paying Agent other than the Trustee, and it shall not be responsible for any statement or recital herein or any statement in the Notes or in the Offering Memorandum or any other document in connection with the sale of the Notes or pursuant to this Indenture other than its certificate of authentication on the Notes. Under no circumstances shall the Trustee be liable in its individual capacity for the obligations evidenced by the Notes.

Section 7.05 Notice of Defaults.

If a Default or Event of Default occurs and is continuing and is known to a Responsible Officer of the Trustee, the Trustee will mail (or deliver by electronic transmission in accordance with the applicable procedures of Euroclear and Clearstream) to each holder a notice of the Default or Event of Default within 90 days after the Trustee has actual knowledge of such Default or Event of Default. Except in the case of a Default or an Event of Default specified in clauses (1) or (2) of Section 6.01(a), the Trustee may withhold notice if in good faith the Trustee determines that withholding notice is in the interest of the holders of the Notes.

Section 7.06 [Reserved].

Section 7.07 Compensation and Indemnity.

(a) The Issuer and the Guarantors, jointly and severally, shall pay to the Trustee from time to time such compensation for its acceptance of this Indenture and services hereunder as the parties shall agree in writing from time to time. The Trustee’s compensation shall not be limited by any law on compensation of a trustee of an express trust. The Issuer shall reimburse the Trustee promptly upon request for all disbursements, advances, fees and expenses properly incurred by it in connection with performing its duties hereunder, in addition to the compensation for its services. Such expenses shall include the properly incurred compensation, disbursements, advances, fees and expenses of the Trustee’s agents and counsel and other professional advisors.

(b) The Issuer and the Guarantors, jointly and severally, shall indemnify the Trustee for, and hold each of the Trustee and any predecessor harmless against, any and all loss, damage, claims, liability or expense (including attorneys’ fees and expenses) incurred by it without gross negligence or fraud on its part in connection with the acceptance or administration of this trust and the performance of its duties hereunder (including the costs and expenses of enforcing this Indenture against the Issuer or any Guarantor (including this Section 7.07)) or defending itself against any claim made in connection with the performance of its duties hereunder whether asserted by any holder, the Issuer or any Guarantor, or liability in connection with the acceptance, exercise or performance of any of its powers or duties hereunder). The Trustee shall notify the Issuer promptly of any claim for which it may seek indemnity.

Failure by the Trustee to so notify the Issuer shall not relieve the Issuer of its obligations hereunder. The Issuer need not reimburse any expense or indemnify against any loss, liability or expense incurred by the Trustee through the Trustee’s own fraud or gross negligence.

(c) The obligations of the Issuer and the Guarantors under this Section 7.07 shall survive the satisfaction and discharge of this Indenture or the earlier resignation or removal of the Trustee.

(d) To secure the payment obligations of the Issuer and the Guarantors in this Section 7.07, the Trustee shall have a Lien prior to the Notes on all money or property held or collected by the Trustee, except that held in trust to pay principal and interest on particular Notes. Such Lien shall survive the satisfaction and discharge of this Indenture and resignation or removal of the Trustee.

(e) When the Trustee incurs expenses or renders services after an Event of Default specified in Section 6.01(a)(8) occurs, the expenses and the compensation for the services (including the fees and expenses of its agents and counsel) are intended to constitute expenses of administration under any Bankruptcy Law.

(f) “Trustee” for the purposes of this Section 7.07 shall include any predecessor Trustee and the Trustee in each of its capacities hereunder and each agent, custodian and other person employed to act hereunder; provided, however, that the negligence or willful misconduct of any Trustee hereunder shall not affect the rights of any other Trustee hereunder.

Section 7.08 Resignation, Removal or Replacement of Trustee.

(a) A resignation or removal of the Trustee and appointment of a successor Trustee shall become effective only upon the successor Trustee’s acceptance of appointment as provided in this Section 7.08. The Trustee may resign in writing at any time by giving 30 days’ prior notice of such resignation to the Issuer and be discharged from the trust hereby created by so notifying the Issuer. The holders of a majority in aggregate principal amount of the then outstanding Notes may remove the Trustee by so notifying the Trustee and the Issuer in writing. The Issuer may remove the Trustee if:

(1) the Trustee fails to comply with Section 7.10;

(2) the Trustee is adjudged a bankrupt or an insolvent or an order for relief is entered with respect to the Trustee under any Bankruptcy Law;

(3) a receiver or public officer takes charge of the Trustee or its property; or

(4) the Trustee becomes incapable of acting.

(b) If the Trustee resigns or is removed or if a vacancy exists in the office of Trustee for any reason, the Issuer shall promptly appoint a successor Trustee. Within one year after the successor Trustee takes office, the holders of a majority in aggregate principal amount of the then outstanding Notes may remove the successor Trustee to replace it with another successor Trustee appointed by the Issuer.

(c) If a successor Trustee does not take office within 30 days after the retiring Trustee resigns or is removed, (i) the retiring Trustee (at the Issuer’s expense), the Issuer or the holders of at least 10% in aggregate principal amount of the then outstanding Notes may petition any court of competent jurisdiction for the appointment of a successor Trustee or (ii) the retiring Trustee may appoint a successor Trustee at any time prior to the date on which a successor Trustee takes office, provided that such appointment shall be reasonably satisfactory to the Issuer.

(d) If the Trustee, after written request by any holder who has been a holder for at least six months, fails to comply with Section 7.10, such holder may petition any court of competent jurisdiction for the removal of the Trustee and the appointment of a successor Trustee.

(e) A successor Trustee shall deliver a written acceptance of its appointment to the retiring Trustee and to the Issuer. Thereupon, the resignation or removal of the retiring Trustee shall become effective, and the successor Trustee shall have all the rights, powers and duties of the Trustee under this Indenture. The successor Trustee shall mail (or deliver by electronic transmission in accordance with the applicable procedures of Euroclear and Clearstream) a notice of its succession to holders. The retiring Trustee shall promptly transfer all property held by it as Trustee to the successor Trustee; provided that all sums owing to the Trustee hereunder have been paid and such transfer shall be subject to the Lien provided for in Section 7.07. Notwithstanding replacement of the Trustee pursuant to this Section 7.08, the Issuer’s obligations under Section 7.07 shall continue for the benefit of the retiring Trustee.

(f) As used in this Section 7.08, the term “Trustee” shall also include each Agent.

Section 7.09 Successor Trustee by Merger, etc.

Any corporation into which the Trustee may be merged or converted, or any corporation with which the Trustee may be consolidated, or any corporation resulting from any merger, conversion or consolidation to which the Trustee shall be a party, or any corporation, including affiliated corporations, to which the Trustee shall sell or otherwise transfer: (a) all or substantially all of its assets or (b) all or substantially all of its corporate trust business shall, on the date when the merger, conversion, consolidation or transfer becomes effective and to the extent permitted by any applicable laws and subject to any credit rating requirements set out in this Indenture become the successor Trustee under this Indenture without the execution or filing of any paper or any further act on the part of the parties to this Indenture , unless otherwise required by the Issuer, and after the said effective date all references in this Indenture to the Trustee shall be deemed to be references to such successor corporation.

In case at the time such successor or successors by merger, conversion or consolidation to the Trustee shall succeed to the trusts created by this Indenture, any of the Notes shall have been authenticated but not delivered, any such successor to the Trustee may adopt the certificate of authentication of any predecessor trustee, and deliver such Notes so authenticated; and in case at that time any of the Notes shall not have been authenticated, any successor to the Trustee may authenticate such Notes either in the name of any predecessor hereunder or in the name of the successor to the Trustee; and in all such cases such certificates shall have the full force which it is anywhere in the Notes or in this Indenture provided that the certificate of the Trustee shall have.

Section 7.10 Eligibility; Disqualification.

There will at all times be a Trustee hereunder that is a corporation organized and doing business under the laws of the United Kingdom, or of the United States of America or any state thereof or within the European Union that is authorized to exercise corporate trustee power, that is subject to supervision or examination by federal or state or governmental or other regulatory authorities and that is a corporation or organization which is generally recognized as a corporation or organization which customarily performs such corporate trustee roles and provides such corporate trustee services in transactions similar in nature to the offering of the Notes as described in the Offering Memorandum.

ARTICLE 8

LEGAL DEFEASANCE AND COVENANT DEFEASANCE

Section 8.01 Option to Effect Legal Defeasance or Covenant Defeasance.

The Issuer may, at its option and at any time, elect to have either Section 8.02 or Section 8.03 applied to all outstanding Notes upon compliance with the conditions set forth below in this Article 8.

Section 8.02 Legal Defeasance and Discharge.

(a) Upon the Issuer’s exercise under Section 8.01 of the option applicable to this Section 8.02, the Issuer and the Guarantors shall, subject to the satisfaction of the conditions set forth in Section 8.04, be deemed to have been discharged from their obligations with respect to this Indenture as it relates to a series of Notes, all outstanding Notes and the related Guarantees on the date the conditions set forth below are satisfied (“Legal Defeasance”). For this purpose, Legal Defeasance means that the Issuer shall be deemed to have paid and discharged the entire Debt represented by the outstanding Notes and related the Guarantees, which shall thereafter be deemed to be “outstanding” only for the purposes of Section 8.05 and the other Sections of this Indenture referred to in clauses (1) through (4) below, and to have satisfied all of its other obligations under such Notes and this Indenture, including that of the Guarantors under their Guarantees (and the Trustee, at the request and expense of the Issuer, shall execute proper instruments acknowledging the same), except for the following provisions which shall survive until otherwise terminated or discharged hereunder:

(1) the rights of holders to receive payments in respect of the principal, premium, if any, and interest on the Notes when such payments are due, solely out of the trust referred to in Section 8.04;

(2) the Issuer’s obligations with respect to the Notes concerning issuing temporary Notes, mutilated, destroyed, lost or stolen Notes and the maintenance of an office or agency for payment and money for Note payments held in trust;

(3) the rights, powers, trusts, duties and immunities of the Trustee, and the Issuer’s obligations in connection therewith; and

(4) this Section 8.02.

(b) If the Issuer exercises its Legal Defeasance option, payment of the Notes may not be accelerated because of an Event of Default with respect to the Notes.

(c) Subject to compliance with this Article 8, the Issuer may exercise its option under this Section 8.02 notwithstanding its prior exercise of its option under Section 8.03.

Section 8.03 Covenant Defeasance.

Upon the Issuer’s exercise under Section 8.01 of the option applicable to this Section 8.03, the Issuer and the Guarantors shall, subject to the satisfaction of the conditions set forth in Section 8.04, be released from their obligations under the covenants contained in Sections 2.13, 4.03, 4.05, 4.06, 4.08, 4.09, 4.10 and 4.11 with respect to the outstanding Notes, and the Guarantors shall be deemed to have been discharged from their obligations with respect to the related Guarantees, on and after the date the conditions set forth in Section 8.04 are satisfied (“Covenant Defeasance”), and the Notes shall thereafter be deemed not “outstanding” for the purposes of any direction, waiver, consent or declaration or act of holders (and the consequences of any thereof) in connection with such covenants, but shall continue to be deemed “outstanding” for all other purposes hereunder (it being understood that such Notes shall not be deemed outstanding for accounting purposes). For this purpose, Covenant Defeasance means that, with respect to such Notes under this Indenture and the outstanding Notes, the Issuer may omit to comply with and shall have no liability in respect of any term, condition or limitation set forth in any such covenant, whether directly or indirectly, by reason of any reference elsewhere herein to any such covenant or by reason of any reference in any such covenant to any other provision herein or in any other document and such omission to comply shall not constitute a Default or an Event of Default under Section 6.01, but, except as specified above, the remainder of this Indenture and such Notes shall be unaffected thereby. If the Issuer exercises its Covenant Defeasance option, an Event of Default specified in Section 6.01(a)(4), 6.01(a)(5), 6.01(a)(6) (only with respect to covenants that are released as a result of such Covenant Defeasance), 6.01(a)(7), 6.01(a)(8) (solely with respect to Significant Subsidiaries), Section 6.01(a)(9) or 6.01(a)(10), in each case, shall not constitute an Event of Default.

Section 8.04 Conditions to Legal or Covenant Defeasance.

(a) The following shall be the conditions to the exercise of either the Legal Defeasance option under Section 8.02 or the Covenant Defeasance option under Section 8.03 with respect to the Notes:

(1) the Issuer must irrevocably deposit with the Trustee, in trust, for the benefit of the holders of Notes, cash in euros or euro-denominated European Government Obligations, or a combination thereof, in amounts as will be sufficient, in the opinion of a nationally recognized firm of independent public accountants, a nationally recognized investment bank or a nationally recognized appraisal or valuation firm delivered to the Trustee, without consideration of any reinvestment of interest, to pay the principal, premium, if any, and interest due on the outstanding Notes on the Stated Maturity or on the applicable redemption date, as the case may be, and the Issuer must specify whether such Notes are being defeased to maturity or to a particular redemption date;

(2) in the case of Legal Defeasance, the Issuer has delivered to the Trustee an Opinion of Counsel confirming that, subject to customary assumptions and exclusions,

(A) the Issuer has received from, or there has been published by, the U.S. Internal Revenue Service a ruling, or

(B) since the Issue Date, there has been a change in the applicable U.S. federal income tax law,

in either case to the effect that, and based thereon such Opinion of Counsel will confirm that the beneficial owners of the Notes will be subject to U.S. federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such Legal Defeasance had not occurred;

(3) in the case of Covenant Defeasance, the Issuer has delivered to the Trustee an Opinion of Counsel confirming that, subject to customary assumptions and exclusions, the beneficial owners of the Notes will be subject to U.S. federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such Covenant Defeasance had not occurred;

(4) in the case of Legal Defeasance or Covenant Defeasance, the Issuer has delivered to the Trustee an Opinion of Counsel confirming that, subject to customary assumptions and exclusions, (a) the beneficial owners of the Notes will be subject to Luxembourg income tax on the same amounts, in the same manner and at the same times as would have been the case if such Legal Defeasance or Covenant Defeasance, as the case may be, had not occurred and (b) payments from the defeasance trust will be free and exempt from any and all withholding and other income taxes of whatever nature imposed or levied by or on behalf of Luxembourg or any political subdivision or governmental authority thereof or therein having power to tax;

(5) no Default or Event of Default has occurred and is continuing on the date of such deposit or will occur as a result of such deposit (other than a Default or an Event of Default resulting from the borrowing of funds to be applied to make such deposit and any similar and simultaneous deposit relating to other Debt and, in each case, the granting of Liens in connection therewith) and the deposit will not result in a breach or violation of, or constitute a default under, the Senior Secured Credit Facility or any other material agreement or material debt instrument (other than this Indenture) to which the Issuer or any Guarantor is a party or by which the Issuer or any Guarantor is bound;

(6) the Issuer has delivered to the Trustee an Officer’s Certificate and an Opinion of Counsel (which Opinion of Counsel may be subject to customary assumptions and exclusions), each stating that all conditions precedent relating to the Legal Defeasance or the Covenant Defeasance, as the case may be, have been complied with; and

(7) the Issuer has delivered irrevocable instructions to the Trustee to apply the deposited money toward the payment of the Notes at maturity or the redemption date, as the case may be.

Section 8.05 Deposited Money and Government Securities to Be Held in Trust; Other Miscellaneous Provisions.

(a) Subject to Section 8.06, all money and euro-denominated European Government Obligations (including the proceeds thereof) deposited with the Trustee pursuant to Section 8.04 in respect of the outstanding Notes shall be held in trust and applied by the Trustee, in accordance with the provisions of such Notes and this Indenture, to the payment, either directly or through any Paying Agent (including the Issuer or a Guarantor acting as Paying Agent) as the Trustee may determine, to the holders of all sums due and to become due thereon in respect of principal and interest on the Notes, but such money need not be segregated from other funds except to the extent required by law.

(b) Anything in this Article 8 to the contrary notwithstanding, the Trustee will deliver or pay to the Issuer from time to time upon the request of the Issuer any money or euro-denominated European Government Obligations held by it as provided in Section 8.04 which, in the opinion of a nationally recognized firm of independent public accountants, a nationally recognized investment bank or a nationally recognized appraisal or valuation firm expressed in a written certification thereof delivered to the Trustee (which may be the opinion delivered under Section 8.04(a)), are in excess of the amount thereof that would then be required to be deposited to effect an equivalent Legal Defeasance or Covenant Defeasance.

Section 8.06 Repayment to the Issuer.

Any money deposited with the Trustee or any Paying Agent, or then held by the Issuer, in trust for the payment of the principal or interest on any Note and remaining unclaimed for two years after such principal or interest has become due and payable shall be paid to the Issuer on its request or (if then held by the Issuer) shall be discharged from such trust; and the holder of such Note shall thereafter look only to the Issuer for payment thereof, and all liability of the Trustee or such Paying Agent with respect to such trust money, and all liability of the Issuer as trustee thereof, shall thereupon cease; provided, however, that the Trustee or such Paying Agent, before being required to make any such repayment, may cause to be published once, in a leading newspaper having a general circulation in Luxembourg (which is expected to be the Luxembourg Wort), notice that such money remains unclaimed and that, after a date specified therein, which shall not be less than ten days from the date of such notification or publication, any unclaimed balance of such money then remaining shall be repaid to the Issuer.

Section 8.07 Reinstatement.

If and for so long as the Trustee or Paying Agent is unable to apply any euros or euro-denominated European Government Obligations in accordance with Section 8.02 or Section 8.03, as the case may be, by reason of any order or judgment of any court or governmental authority enjoining, restraining or otherwise prohibiting such application, then the Issuer’s and the Guarantors’ obligations under this Indenture, the Notes and the related Guarantees shall be revived and reinstated as though no deposit had occurred pursuant to Section 8.02 or Section 8.03 until such time as the Trustee or Paying Agent is permitted to apply all such money in accordance with Section 8.02 or Section 8.03, as the case may be; provided that, if the Issuer makes any payment of principal or interest on any Note following the reinstatement of its obligations, the Issuer shall be subrogated to the rights of the holders to receive such payment from the money held by the Trustee or Paying Agent.

Section 8.08 Survival.

Notwithstanding Sections 8.02 and 8.03, the Issuer’s obligations under Section 7.02, 7.07 and 8.06 shall survive.

ARTICLE 9

AMENDMENT, SUPPLEMENT AND WAIVER

Section 9.01 Without Consent of Holders.

Notwithstanding Section 9.02, without the consent of any holder of the Notes, the Issuer, the Guarantors and the Trustee may amend or supplement this Indenture:

(1) to cure any ambiguity, omission, defect or inconsistency, as determined in good faith by the Issuer;

(2) to provide for the assumption by a successor Person of the obligations of the Issuer or any Guarantor under this Indenture;

(3) to provide for uncertificated Notes in addition to or in place of certificated Notes;

(4) to (i) add guarantees with respect to the Notes, including any Guarantees, or (ii) to secure such Notes, in each case pursuant to the provisions of this Indenture;

(5) to add to the covenants of the Parent or any Subsidiary for the benefit of the holders of the Notes or to surrender any right or power conferred upon the Parent or any Subsidiary;

(6) to make any change that does not materially adversely affect the rights of any holder of the Notes, as determined in good faith by the Board of Directors of the Parent;

(7) to conform the text of this Indenture, Guarantees or the Notes to any provision of the “Description of Notes” section of the Offering Memorandum, as determined in good faith by the Parent;

(8) to provide for the issuance of Additional Notes under this Indenture to the extent otherwise so permitted under the terms of this Indenture;

(9) to release a Guarantor from its Guarantee when permitted by the terms of this Indenture;

(10) to provide for successor trustees or to add to or change any provisions to the extent necessary to appoint a separate trustee for the Notes; or

(11) to make any amendment to the provisions of this Indenture relating to the transfer and legending of Notes as permitted by this Indenture, including, without limitation, to facilitate the issuance and administration of such Notes or, if incurred in compliance with this Indenture, Additional Notes; provided, however, that (A) compliance with this Indenture as so amended would not result in such Notes being transferred in violation of the Securities Act or any applicable securities law and (B) such amendment does not materially and adversely affect the rights of holders to transfer Notes, as determined in good faith by the Parent.

Notwithstanding anything to the contrary in this Section 9.01, in order to effect an amendment authorized by clause (4)(i) of this Section 9.01, it shall only be necessary for the supplemental indenture to be duly authorized and executed by the Issuer, such additional Guarantor and the Trustee. Any other amendments permitted by this Indenture need only be duly authorized and executed by Issuer and the Trustee.

Section 9.02 With Consent of Holders.

(a) Except as provided in Section 9.01 and this Section 9.02, this Indenture may be amended with the consent of the holders of a majority in principal amount of the Notes then outstanding (including consents obtained in connection with a tender offer or exchange for the Notes) and any past default or compliance with any provisions may also be waived with the consent of the holders of a majority in principal amount of the Notes then outstanding. However, without the consent of holders of at least 90% of the aggregate principal amount of the outstanding Notes (including, without limitation, consents obtained in connection with a tender offer or exchange for the Notes), an amendment or waiver may not, with respect to any Note held by a non-consenting holder among other things:

(1) reduce the principal amount of Notes whose holders must consent to an amendment;

(2) reduce the rate of or extend the time for payment of interest on any Note;

(3) reduce the principal of or extend the Stated Maturity of any Note;

(4) change the optional redemption dates or prices or calculations from those described in Section 3.07 or 3.10;

(5) make any Note payable in money other than that stated in the Note;

(6) amend Section 6.07 hereof;

(7) make any change in Section 2.13 that adversely affects the right of any holder of such Notes in any material respect or amends the terms of such Notes in a way that would result in a loss of an exemption from any of the Taxes described thereunder or an exemption from any obligation to withhold or deduct Taxes so described thereunder unless the Payor agrees to pay Additional Amounts, if any, in respect thereof;

(8) make any change in the ranking or priority of any Note or Guarantee that would adversely affect the noteholders; or

(9) release any Guarantor from its Guarantee, except as provided for in this Indenture.

(b) The consent of the holders of the Notes is not necessary under this Indenture to approve the particular form of any proposed amendment. It is sufficient if such consent approves the substance of the proposed amendment.

Section 9.03 Officer’s Certificates, Opinions of Counsel and Notices.

(a) The Trustee shall be entitled to request and rely absolutely on an Officer’s Certificate and an Opinion of Counsel in relation to any amendment or supplement.

(b) After an amendment under this Indenture becomes effective, the Issuer is required to mail (or deliver by electronic transmission in accordance with the applicable procedures of Euroclear and Clearstream) to holders of the Notes a notice briefly describing such amendment. However, the failure to give such notice to all holders of the Notes, or any defect therein, will not impair or affect the validity of the amendment.

(c) For so long as the Notes are listed on the Official List of the Luxembourg Stock Exchange and admitted for trading on the Euro MTF Market and the rules of the Luxembourg Stock Exchange so require, the Issuer shall inform the Luxembourg Stock Exchange of any of the foregoing amendments, supplements and waivers and publish a notice of any of amendments, supplements and waivers pursuant to this Section 9.02 on the website of the Luxembourg Stock Exchange (www.bourse.lu), to the extent and in the manner permitted by the rules of the Luxembourg Stock Exchange.

Section 9.04 Revocation and Effect of Consents.

(a) Until an amendment, supplement or waiver becomes effective, a consent to it by a holder of a Note of the relevant series is a continuing consent by the holder of a Note and every subsequent holder of a Note or portion of a Note that evidences the same debt as the consenting holder’s Note, even if notation of the consent is not made on any Note. However, any such holder of a Note or subsequent holder of a Note may revoke the consent as to its Note if the Trustee receives written notice of revocation before the date the waiver, supplement or amendment becomes effective. An amendment, supplement or waiver becomes effective in accordance with its terms.

(b) After an amendment, supplement or waiver becomes effective, it will bind every holder unless it is of the type requiring the consent of each holder affected. If the amendment, supplement or waiver is of the type requiring the consent of each holder affected, the amendment, supplement or waiver will bind each holder that has consented to it and every subsequent holder of a Note that evidences the same debt as the Note of the consenting holder.

(c) The Issuer may, but shall not be obligated to, fix a record date pursuant to Section 1.05 for the purpose of determining the holders entitled to consent to any amendment, supplement or waiver.

Section 9.05 Notation on or Exchange of Notes.

(a) The Trustee may place an appropriate notation about an amendment, supplement or waiver on any Note thereafter authenticated. The Issuer in exchange for all outstanding Notes may issue and the Trustee shall, upon receipt of an Authentication Order, authenticate new Notes that reflect the amendment, supplement or waiver.

(b) Failure to make the appropriate notation or issue a new Note shall not affect the validity and effect of such amendment, supplement or waiver.

Section 9.06 Trustee to Sign Amendments, etc.

Upon request of the Issuer, and if applicable upon the filing with the Trustee of evidence of the consent of holders of Notes, the Trustee shall sign any amendment, supplement or waiver authorized pursuant to this Article 9 if the amendment, supplement or waiver does not adversely affect the rights, duties, liabilities or immunities of the Trustee. In executing any amendment, supplement or waiver, the Trustee shall be entitled to receive and (subject to Section 7.01) shall be fully protected in relying upon, in addition to the documents required by Section 12.04, an Officer’s Certificate and an Opinion of Counsel stating that the execution of such amendment, supplement or waiver is authorized or permitted by this Indenture, subject to customary exceptions, and complies with the provisions hereof and an Opinion of Counsel stating that the execution of such amendment or supplemental indenture is authorized or permitted by this Indenture, subject to customary exceptions. The Trustee may, but is not obligated to, execute any amendment, supplement or waiver that affects the Trustee’s own rights, duties or immunities under the Indenture.

ARTICLE 10

GUARANTEES

Section 10.01 Guarantee.

(a) Subject to this Article 10, each of the Guarantors hereby, jointly and severally, irrevocably and unconditionally guarantees, on a senior unsecured basis, to each holder and to the Trustee and its successors and assigns, irrespective of the validity and enforceability of this Indenture, the Notes or the obligations of the Issuer hereunder or thereunder, that: (1) the principal and interest on the Notes shall be promptly paid in full when due, whether at Stated Maturity, by acceleration, redemption or otherwise, and interest on the overdue principal and interest on the Notes, if any, if lawful, and all other obligations of the Issuer to the holders or the Trustee hereunder or under the Notes shall be promptly paid in full or performed, all in accordance with the terms hereof and thereof; and (2) in case of any extension of time of payment or renewal of any Notes or any of such other obligations, that same shall be promptly paid in full when due or performed in accordance with the terms of the extension or renewal, whether at Stated Maturity, by acceleration or otherwise collectively, the “Guaranteed Obligations”. Failing payment by the Issuer when due of any amount so guaranteed or any performance so guaranteed for whatever reason, the Guarantors shall be jointly and severally obligated to pay the same immediately. Each Guarantor agrees that this is a guarantee of payment and not a guarantee of collection.

(b) The Guarantors hereby agree that their obligations hereunder shall be unconditional, irrespective of the validity, regularity or enforceability of the Notes or this Indenture, the absence of any action to enforce the same, any waiver or consent by any holder with respect to any provisions hereof or thereof, the recovery of any judgment against the Issuer, any action to enforce the same or any other circumstance which might otherwise constitute a legal or equitable discharge or defense of a guarantor. Subject to Section 6.06, each Guarantor hereby waives diligence, presentment, demand of payment, filing of claims with a court in the event of insolvency or bankruptcy of the Issuer, any right to require a proceeding first against the Issuer, protest, notice and all demands whatsoever and covenants that this Guarantee shall not be discharged except by complete performance of the obligations contained in the Notes and this Indenture, or pursuant to Section 10.06.

(c) Each Guarantor’s obligations hereunder will remain in full force and effect until the principal of, premium, if any, and interest on the Notes and all other amounts payable by the Issuer under the Indenture have been paid in full. If at any time any payment of the principal of, premium, if any, or interest on any Note or any other amount payable by the Issuer under the Indenture is rescinded or must be otherwise restored or returned upon the insolvency, bankruptcy or reorganization of the Issuer or otherwise, each Guarantor’s obligations hereunder with respect to such payment will be reinstated as though such payment had been due but not made at such time.

(d) Each of the Guarantors also agrees, jointly and severally, to pay any and all costs and expenses (including reasonable attorneys’ fees and expenses) incurred by the Trustee or any holder in enforcing any rights under this Section 10.01.

(e) If any holder or the Trustee is required by any court or otherwise to return to the Issuer, the Guarantors or any custodian, trustee, liquidator or other similar official acting in relation to the Issuer or the Guarantors, any amount paid either to the Trustee or such holder, such Guarantor’s Guarantee, to the extent theretofore discharged, shall be reinstated in full force and effect.

(f) Each Guarantor further agrees that, as between the Guarantors, on the one hand, and the holders and the Trustee, on the other hand, (1) the maturity of the obligations guaranteed hereby may be accelerated as provided in Article 6 for the purposes of this Guarantee, notwithstanding any stay, injunction or other prohibition preventing such acceleration in respect of the obligations guaranteed hereby and (2) in the event of any declaration of acceleration of such obligations as provided in Article 6, such obligations (whether or not due and payable) shall forthwith become due and payable by the Guarantors for the purpose of this Guarantee. Each Guarantor that makes a payment under its Guarantee will be entitled upon payment in full of all guaranteed obligations under this Indenture to a contribution from each other Guarantor in an amount equal to such other Guarantor’s pro rata portion of such payment based on the respective net assets of all the Guarantors at the time of such payment determined in accordance with GAAP.

(g) Each Guarantee shall remain in full force and effect and continue to be effective should any petition be filed by or against the Issuer for liquidation or reorganization, should the Issuer become insolvent or make an assignment for the benefit of creditors or should a receiver or trustee be appointed for all or any significant part of the Issuer’s assets, and shall, to the fullest extent permitted by law, continue to be effective or be reinstated, as the case may be, if at any time payment and performance of the Notes are, pursuant to applicable law, rescinded or reduced in amount, or must otherwise be restored or returned by any obligee on the Notes or the Guarantees, whether as a “voidable preference,” “fraudulent transfer” or otherwise, all as though such payment or performance had not been made. In the event that any payment or any part thereof, is rescinded, reduced, restored or returned, the Notes shall, to the fullest extent permitted by law, be reinstated and deemed reduced only by such amount paid and not so rescinded, reduced, restored or returned.

(h) In case any provision of any Guarantee shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

(i) Each payment to be made by a Guarantor in respect of its Guarantee shall be made without set-off, counterclaim, reduction or diminution of any kind or nature.

Section 10.02 Limitation on Guarantor Liability.

(a) Each Guarantor, and by its acceptance of Notes, each holder, hereby confirms that it is the intention of all such parties that the Guarantee of such Guarantor not constitute a fraudulent conveyance or a fraudulent transfer for purposes of Bankruptcy Law, the Uniform Fraudulent Conveyance Act, the Uniform Fraudulent Transfer Act or any similar federal, state or foreign law to the extent applicable to any Guarantee or the relevant laws applicable to such Guarantor. To effectuate the foregoing intention, the Trustee, the holders and the Guarantors hereby irrevocably agree that the obligations of each Guarantor shall be limited to the maximum amount as will, after giving effect to such maximum amount and all other contingent and fixed liabilities of such Guarantor that are relevant under such laws and after giving effect to any collections from, rights to receive contribution from or payments made by or on behalf of any other Guarantor in respect of the obligations of such other Guarantor under this Article 10, result in the obligations of such Guarantor under its Guarantee not constituting a fraudulent conveyance or fraudulent transfer under Bankruptcy Law, the Uniform Fraudulent Conveyance Act, the Uniform Fraudulent Transfer Act or any similar federal, state or foreign law or the relevant laws applicable to such Guarantor; provided that such obligations shall be limited in the manner described in any supplemental indenture. Each Guarantor that makes a payment under its Guarantee will be entitled upon payment in full of all Guaranteed Obligations under this Indenture to a contribution from each other Guarantor in an amount equal to such other Guarantor’s pro rata portion of such payment based on the respective net assets of all the Guarantors at the time of such payment, determined in accordance with GAAP.

(b) In particular, the Guarantees, to the extent provided by a Guarantor organized under the laws of France (a “French Guarantor”) shall apply only in so far as required to:

(1) guarantee the payment obligations under this Indenture and the Notes of its direct or indirect Subsidiaries which are or become Guarantors (if they are French Guarantors) from time to time under this Indenture and the Notes; and

(2) guarantee the payment obligations of the Issuer and of other Guarantors which are not direct or indirect Subsidiaries of that French Guarantor, provided that in such case such Guarantee shall be limited at any time: (A) to the payment obligations of such obligors and (B) to the aggregate of all amounts directly or indirectly (by way of intercompany loans or similar arrangements directly or indirectly from the Issuer) made available by the Issuer to such French Guarantor and/or any subsidiaries of such French Guarantor (if any) under intercompany loan or cash pooling arrangements or similar arrangements, in each case to the extent such loans are outstanding to the French Guarantor and/or its subsidiaries at the time when a payment is required under the guarantee; provided that any payment made by such French Guarantor under its Guarantee shall automatically reduce pro tanto the outstanding amount of the relevant intercompany loans or similar arrangements due by such French Guarantor to the parent company or its subsidiaries. By virtue of this limitation, a French Guarantor’s obligation under the guarantees could be significantly less than amounts payable with respect to the Notes, or a French Guarantor may have effectively no obligation under its guarantee.

In any event, the liabilities and obligations of a French Guarantor shall not include any obligations which, if incurred, would constitute prohibited financial assistance within the meaning of article L.225-216 of the French Code de Commerce or any other laws having the same effect and/or would constitute a misuse of corporate assets or corporate credit within the meaning of articles L.241-3, L.242-6 or L.244-1 of the French Code de Commerce or would cause a violation of any other law or regulations having the same effect, as interpreted from time to time by French courts.

Section 10.03 Execution and Delivery.

(a) To evidence its Guarantee set forth in Section 10.01, each Guarantor hereby agrees that this Indenture (or a supplemental indenture in the form of Exhibit C hereto) shall be executed on behalf of such Guarantor by an Officer or person holding an equivalent title.

(b) Each Guarantor hereby agrees that its Guarantee set forth in Section 10.01 shall remain in full force and effect notwithstanding the absence of the endorsement of any notation of such Guarantee on the Notes.

(c) If an Officer whose signature is on this Indenture no longer holds that office at the time the Trustee authenticates any Note, the Guarantees shall be valid nevertheless.

(d) The delivery of any Note by the Trustee, after the authentication thereof hereunder, shall constitute due delivery of the Guarantee set forth in this Indenture on behalf of the Guarantors.

Section 10.04 Subrogation.

Each Guarantor shall be subrogated to all rights of holders against the Issuer in respect of any amounts paid by any Guarantor until payment in full of all obligations guaranteed hereby; provided that, if an Event of Default has occurred and is continuing, no Guarantor shall be entitled to enforce or receive any payments arising out of, or based upon, such right of subrogation until all amounts then due and payable by the Issuer under this Indenture or the Notes have been paid in full.

Section 10.05 Benefits Acknowledged.

Each Guarantor acknowledges that it will receive direct and indirect benefits from the financing arrangements contemplated by this Indenture and that the guarantee and waivers made by it pursuant to its Guarantee are knowingly made in contemplation of such benefits.

Section 10.06 Release of Guarantees.

(a) The Guarantee of a Guarantor will be automatically and unconditionally released and discharged:

(1) in the case of a Subsidiary Guarantor, upon the sale or other disposition (including by way of consolidation or merger) of a Subsidiary Guarantor, other than to the Parent or a Subsidiary of the Parent and as permitted by this Indenture;

(2) in the case of a Subsidiary Guarantor, upon the sale or disposition of all or substantially all the assets of a Subsidiary Guarantor, other than to the Parent or a Subsidiary of the Parent and as permitted by this Indenture;

(3) in the case of a Subsidiary Guarantor, at such time as such Subsidiary Guarantor no longer guarantees any (i) Debt Facility with aggregate principal amount of $100.0 million or more (including, without limitation, the Senior Secured Credit Facility) or (ii) Material Capital Markets Debt of the Parent;

(4) upon the Legal Defeasance or Covenant Defeasance of the Notes, as provided under Article 8, or the discharge of the Issuer’s obligations, as provided under Article 11;

(5) as described under Article 9; or

(6) in the case of the Parent, upon the circumstances described in clauses (4) and (5), and if the Issuer ceases for any reason to be a Subsidiary of the Parent; provided that all guarantees and other obligations of the Parent in respect of all other indebtedness under any Debt Facility or Material Capital Markets Debt of the Issuer terminate upon the Issuer ceasing to be a Subsidiary of the Parent.

(b) In the case of clause (a)(3), subject to Section 4.09, in the event that any released Subsidiary Guarantor thereafter borrows money or guarantees indebtedness under any Debt Facility with aggregate principal amount of $100.0 million or more or Material Capital Markets Debt of the Parent, such former Subsidiary Guarantor will again provide a Guarantee in accordance with Section 4.09.

(c) If the Guarantee of any Guarantor is deemed to be released or is automatically released, the Issuer shall deliver to the Trustee an Officer’s Certificate stating the identity of the released Guarantor, the basis for release in reasonable detail and that such release complies all conditions precedent to release set forth in this Indenture. The Trustee shall take all necessary actions to effectuate any release of a Guarantor in accordance with the provisions of this Indenture. Each of the releases set forth above shall be effected by Trustee without the consent of the holders of the Notes or any other action or consent on the part of the Trustee. At the written request and expense of the Issuer, and upon delivery to the Trustee of an Officer’s Certificate and an Opinion of Counsel, which may be subject to customary exceptions and qualifications, each stating that all conditions provided for in this Indenture to the release of such Guarantor have been complied with, the Trustee shall execute and deliver any documents reasonably required in order to evidence such release, discharge and termination in respect of the applicable Guarantee (it being understood that the failure to obtain any such instrument shall not impair any automatic release pursuant to Section 10.06(a)).

ARTICLE 11

SATISFACTION AND DISCHARGE

Section 11.01 Satisfaction and Discharge.

(a) This Indenture will be discharged, and will cease to be of further effect as to all Notes of a series issued hereunder, when either:

(1) all such Notes that have been authenticated and delivered (except, in the case of certificated notes, lost, stolen or destroyed Notes that have been replaced or paid and Notes for whose payment money has been deposited in trust) have been delivered to the Trustee for cancellation; or

(2) (A) all such Notes not theretofore delivered to the Trustee for cancellation have become due and payable by reason of the giving of a notice of redemption or otherwise, will become due and payable within one year or are to be called for redemption within one year under arrangements satisfactory to the Trustee for the giving of notice of redemption by the Trustee in the name, and at the expense, of the Issuer, and the Issuer or any Guarantor has irrevocably deposited or caused to be deposited with the Trustee (or such entity designated or appointed (as Agent) by the Trustee for such purpose), as trust funds in trust solely for the benefit of the holders of such Notes, cash in euros or euro-denominated European Government Obligations, or a combination thereof, in such amounts as will be sufficient, without consideration of any reinvestment of interest, to pay and discharge the entire Debt on such Notes not theretofore delivered to the Trustee for cancellation for principal, premium, if any, and accrued interest to the date of maturity or redemption, as the case may be, provided that with respect to any redemption that requires the payment of the Applicable Premium, the amount deposited shall be sufficient for purposes of the Indenture to the extent that an amount is so deposited with the Trustee equal to the Applicable Premium calculated as of the date of the notice of redemption, with any deficit on the date of redemption only required to be deposited with the Trustee on or prior to the date of redemption;

(B) no Default or Event of Default has occurred and is continuing on the date of such deposit or will occur as a result of such deposit (other than a Default or an Event of Default resulting from the borrowing of funds to be applied to make such deposit and any similar and simultaneous deposit relating to other Debt and, in each case, the granting of Liens in connection therewith);

(C) the Issuer or any Guarantor has paid or caused to be paid all sums payable by the Issuer under this Indenture with respect to such Notes; and

(D) the Issuer has delivered irrevocable instructions to the Trustee to apply the deposited money toward the payment of such Notes at maturity or the redemption date, as the case may be.

(b) In addition, the Issuer shall deliver to the Trustee an Officer’s Certificate and an Opinion of Counsel (which Opinion of Counsel may be subject to customary assumptions and exclusions) each stating that all conditions precedent to satisfaction and discharge have been satisfied. Notwithstanding the satisfaction and discharge of this Indenture, the rights, powers, trusts, duties, indemnities and immunities of the Trustee hereunder and the Issuer’s and Guarantors’ obligations in connection therewith shall survive, and if money shall have been deposited with the Trustee pursuant to Section 11.01(a)(2)(A), the provisions of Section 11.02 and Section 8.06 shall survive.

Section 11.02 Application of Trust Money.

(a) Subject to the provisions of Section 8.06, all money deposited with the Trustee pursuant to Section 11.01 shall be held in trust and applied by it, in accordance with the provisions of the Notes and this Indenture, to the payment, either directly or through any Paying Agent (including the Issuer acting as its own Paying Agent) as the Trustee may determine, to the Persons entitled thereto, of the principal and interest for whose payment such money has been deposited with the Trustee, but such money need not be segregated from other funds except to the extent required by law.

(b) If the Trustee or Paying Agent is unable to apply any money or Government Securities in accordance with Section 11.01 by reason of any legal proceeding or by reason of any order or judgment of any court or governmental authority enjoining, restraining or otherwise prohibiting such application, the Issuer’s and any Guarantor’s obligations under this Indenture, the Notes and the related Guarantees shall be revived and reinstated as though no deposit had occurred pursuant to Section 11.01; provided that if the Issuer has made any payment of principal or interest on any Notes because of the reinstatement of its obligations with respect to such Notes, the Issuer shall be subrogated to the rights of the holders of such Notes to receive such payment from the money or Government Securities held by the Trustee or Paying Agent, as the case may be.

ARTICLE 12

MISCELLANEOUS

Section 12.01 [Reserved].

Section 12.02 Notices.

(a) Any notice or communication to the Issuer, any Guarantor or the Trustee is duly given if in writing and (1) delivered in person, (2) mailed by first-class mail (certified or registered, return receipt requested), postage prepaid, or overnight air courier guaranteeing next day delivery or (3) sent by facsimile or electronic transmission, to its address:

if to the Issuer or any Guarantor:

c/o Hanesbrands Inc.

1000 East Hanes Mill Road

Winston Salem, NC 27105

Fax No.: (336) 714-3638

Attention: Joia M. Johnson

with a copy to:

Kirkland & Ellis LLP

300 North LaSalle Street

Chicago, IL 60654

Fax No: (312) 862-2200

Attention: Gerald T. Nowak

and

King & Spalding LLP

1180 Peachtree Street, NE

Atlanta, GA 30309

Fax No: (404) 572-5100

Attention: Keith Townsend

if to the Trustee:

U.S. Bank Trustees Limited

Fifth Floor

125 Old Broad Street

London EC2N 1AR

United Kingdom

Attention: MBS Relationship Management

if to the Paying Agent and Transfer Agent:

Elavon Financial Services Limited, UK Branch

Fifth Floor

125 Old Broad Street

London EC2N 1AR

United Kingdom

Attention: MBS Relationship Management

Fax: +44 (0)2073652577

if to the Registrar:

Elavon Financial Services Limited

Block E

Cherrywood Business Park

Loughlinstown, Dublin

Ireland

Attention: Agency Services

Fax: +353 (0)16569442

The Issuer, any Guarantor or the Trustee, by like notice, may designate additional or different addresses for subsequent notices or communications.

(b) All notices and communications (other than those sent to holders) shall be deemed to have been duly given: at the time delivered by hand, if personally delivered; on the first date of which publication is made, if by publication; five calendar days after being deposited in the mail, postage prepaid, if mailed by first-class mail; the next Business Day after timely delivery to the courier, if mailed by overnight air courier guaranteeing next day delivery; when receipt acknowledged, if sent by facsimile or electronic transmission; provided that any notice or communication delivered to the Trustee shall be deemed effective upon actual receipt thereof.

(c) Any notice or communication to a holder shall be mailed by first-class mail (certified or registered, return receipt requested) or by overnight air courier guaranteeing next day delivery to its address shown on the Note Register or by such other delivery system as the Trustee agrees to accept. Failure to mail a notice or communication to a holder or any defect in it shall not affect its sufficiency with respect to other holders.

(d) Where this Indenture provides for notice in any manner, such notice may be waived in writing by the Person entitled to receive such notice, either before or after the event, and such waiver shall be the equivalent of such notice. Waivers of notice by holders shall be filed with the Trustee, but such filing shall not be a condition precedent to the validity of any action taken in reliance upon such waiver.

(e) Notwithstanding any other provision herein, where this Indenture provides for notice of any event (including any notice of redemption) to any holder of an interest in a Global Note (whether by mail or otherwise), such notice shall be sufficiently given if given to the Depositary for such Note (or its designee), according to the applicable procedures of such Depositary, if any, prescribed for the giving of such notice.

(f) The Trustee agrees to accept and act upon notice, instructions or directions pursuant to this Indenture sent by unsecured facsimile or electronic transmission; provided, however, that (1) the party providing such written notice, instructions or directions, subsequent to such transmission of written instructions, shall provide the originally executed instructions or directions to the Trustee in a timely manner, and (2) such originally executed notice, instructions or directions shall be signed by an authorized representative of the party providing such notice, instructions or directions. The Trustee shall not be liable for any losses, costs or expenses arising directly or indirectly from the Trustee’s reasonable reliance upon and compliance with such notice, instructions or directions notwithstanding such notice, instructions or directions conflict or are inconsistent with a subsequent notice, instructions or directions.

(g) If a notice or communication is sent in the manner provided above within the time prescribed, it is duly given, whether or not the addressee receives it.

(h) If the Issuer mails a notice or communication to holders, it shall mail a copy to the Trustee and each Agent at the same time.

(i) For so long as any of the Notes are listed on the official list of the Luxembourg Stock Exchange and admitted to trading on the EuroMTF Market of the Luxembourg Stock Exchange and the rules of the Luxembourg Stock Exchange so require, the Issuer shall make available all notices to the public in written form at places indicated by announcements to be published in a leading newspaper having a general circulation in Luxembourg (which is expected to be the Luxemburger Wort) or on the website of the Luxembourg Stock Exchange, www.bourse.lu, or by other means considered equivalent by the Luxembourg Stock Exchange. In addition, for so long as any Notes are represented by Global Notes, all notices to holders of the Notes shall be delivered to Euroclear and Clearstream, each of which shall give such notices to holders of book-entry interests.

(j) All notices and communications shall be in the English language or accompanied by a translation into English certified as being a true and accurate translation. In the event of any discrepancies between the English and other than English versions of such notices or communications, the English version of such notice or communication shall prevail.

Section 12.03 [Reserved].

Section 12.04 Certificate and Opinion as to Conditions Precedent.

Upon any request or application by the Issuer or any Guarantor to the Trustee to take any action under this Indenture, the Issuer or such Guarantor, as the case may be, shall furnish to the Trustee:

(1) an Officer’s Certificate in form and substance reasonably satisfactory to the Trustee (which shall include the statements set forth in Section 12.05) stating that, in the opinion of the signer(s), all conditions precedent and covenants, if any, provided for in this Indenture relating to the proposed action have been complied with; and

(2) an Opinion of Counsel in form and substance reasonably satisfactory to the Trustee (which shall include the statements set forth in Section 12.05) stating that, subject to customary exceptions and qualifications in the opinion of such counsel, all such conditions precedent and covenants have been complied with; provided that (A) subject to Section 5.01(c) and 9.06, no Opinion of Counsel pursuant to this Section 12.04 shall be required in connection with the addition of a Guarantor under this Indenture upon execution and delivery by such Guarantor and the Trustee of a supplemental indenture to this Indenture, the form of which is attached as Exhibit C and (B) no Opinion of Counsel pursuant to this Section shall be required in connection with the issuance of Notes on the Issue Date.

Section 12.05 Statements Required in Certificate or Opinion.

Each certificate or opinion with respect to compliance with a condition or covenant provided for in this Indenture (other than a certificate provided pursuant to Section 4.07) shall include:

(a) a statement that the Person making such certificate or opinion has read such covenant or condition;

(b) a brief statement as to the nature and scope of the examination or investigation upon which the statements or opinions contained in such certificate or opinion are based;

(c) a statement that, in the opinion of such Person, he or she has made such examination or investigation as he or she deems necessary to enable him or her to express an informed opinion as to whether or not such covenant or condition has been complied with (and, in the case of an Opinion of Counsel, may be subject to customary exceptions and qualifications and limited to reliance on an Officer’s Certificate as to matters of fact); and

(d) a statement as to whether or not, in the opinion of such Person, such condition or covenant has been complied with.

Section 12.06 Rules by Trustee and Agents.

The Trustee may make reasonable rules for action by or at a meeting of holders. The Registrar or Paying Agent may make reasonable rules and set reasonable requirements for its functions.

Section 12.07 No Personal Liability of Directors, Officers, Employees, Members, Partners and Stockholders.

No past, present or future director, officer, employee, incorporator, member, partner or stockholder of the Issuer or any Guarantor, as such, shall have any liability for any obligations of the Issuer or any Guarantor (other than the Issuer in respect of the Notes and each Guarantor in respect of its Guarantees) under the Notes, the Guarantees or this Indenture or for any claim based on, in respect of, or by reason of, such obligations or their creation.

Each holder by accepting a Note waives and releases all such liability. The waiver and release are part of the consideration for issuance of the Notes.

Section 12.08 Governing Law.

THIS INDENTURE, THE NOTES AND ANY GUARANTEE WILL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK. IN RESPECT OF THE NOTES, THE PROVISIONS OF ARTICLES 86 TO 94-8 (INCLUSIVE) OF THE LUXEMBOURG LAW OF 10 AUGUST 1915 ON COMMERCIAL COMPANIES, AS AMENDED, ARE EXPRESSLY EXCLUDED.

Section 12.09 Waiver of Jury Trial.

EACH OF THE ISSUER, THE GUARANTORS AND THE TRUSTEE HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATING TO THIS INDENTURE, THE NOTES, THE GUARANTEES OR THE TRANSACTIONS CONTEMPLATED HEREBY.

Section 12.10 Force Majeure.

In no event shall the Trustee be responsible or liable for any failure or delay in the performance of its obligations under this Indenture arising out of or caused by, directly or indirectly, forces beyond its reasonable control, including without limitation strikes, work stoppages, accidents, acts of war or terrorism, civil or military disturbances, nuclear or natural catastrophes or acts of God, and interruptions, loss or malfunctions of utilities, communications or computer (software or hardware) services; it being understood that the Trustee shall use reasonable efforts which are consistent with accepted practices in the banking industry to resume performance as soon as practicable under the circumstances.

Section 12.11 No Adverse Interpretation of Other Agreements.

This Indenture may not be used to interpret any other indenture, loan or debt agreement of the Issuer or of any other Person. Any such indenture, loan or debt agreement may not be used to interpret this Indenture.

Section 12.12 Successors.

All agreements of the Issuer in this Indenture and the Notes shall bind its successors. All agreements of the Trustee in this Indenture shall bind its successors. All agreements of each Guarantor in this Indenture shall bind its successors, except as otherwise provided in Section 10.06.

Section 12.13 Severability.

In case any provision in this Indenture or in the Notes shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

Section 12.14 Counterpart Originals.

The parties may sign any number of copies of this Indenture. Each signed copy shall be an original, but all of them together represent the same agreement.

Section 12.15 Table of Contents, Headings, etc.

The Table of Contents, Cross-Reference Table and headings of the Articles and Sections of this Indenture have been inserted for convenience of reference only, are not to be considered a part of this Indenture and shall in no way modify or restrict any of the terms or provisions hereof.

Section 12.16 Facsimile and PDF Delivery of Signature Pages.

The exchange of copies of this Indenture and of signature pages by facsimile or portable document format (“PDF”) transmission shall constitute effective execution and delivery of this Indenture as to the parties hereto and may be used in lieu of the original Indenture for all purposes. Signatures of the parties hereto transmitted by facsimile or PDF shall be deemed to be their original signatures for all purposes.

Section 12.17 [Reserved].

Section 12.18 Payments Due on Non-Business Days.

In any case where any Interest Payment Date, redemption date or repurchase date or the Stated Maturity of the Notes shall not be a Business Day, then (notwithstanding any other provision of this Indenture or of the Notes) payment of principal or interest on the Notes need not be made on such date, but may be made on the next succeeding Business Day with the same force and effect as if made on the Interest Payment Date, redemption date or repurchase date, or at the Stated Maturity of the Notes, provided that no interest will accrue for the period from and after such Interest Payment Date, redemption date, repurchase date or Stated Maturity, as the case may be.

Section 12.19 [Reserved].

Section 12.20 Consent to Jurisdiction; Appointment of Agent; Enforceability of Judgments.

Any legal suit, action or proceeding arising out of or based upon this Indenture or the transactions contemplated hereby (“Related Proceedings”) may be instituted in the federal courts of the United States of America located in the City of New York or the courts of the State of New York in each case located in the City of New York (collectively, the “Specified Courts”), and each party irrevocably submits to the non-exclusive jurisdiction of such courts in any such suit, action or proceeding. Service of any process, summons, notice or document by mail (to the extent allowed under any applicable statute or rule of court) to such party’s address set forth above shall be effective service of process for any suit, action or other proceeding brought in any such court. The parties irrevocably and unconditionally waive any objection to the laying of venue of any suit, action or other proceeding in the Specified Courts and irrevocably and unconditionally waive and agree not to plead or claim any such suit, action or other proceeding has been brought in an inconvenient forum.

In furtherance of the foregoing, the Issuer and each Guarantor not incorporated in a state of the United States of America or the District of Columbia hereby irrevocably designates and appoints CT Corporation, 111 Eighth Avenue, 13th Floor, New York, New York 10011, as its agent to receive service of all process brought against them with respect to any such suit, action or proceeding in any such court in the City and State of New York, such service being hereby acknowledged by it to be effective and binding service in every respect. The Issuer and each Guarantor expressly consents to the jurisdiction of any such courts in respect of any such action and waives any other requirements of or objections to personal jurisdiction with respect thereto and waives any right to trial by jury. Copies of any such process so served shall also be given to the Issuer in accordance with Section 12.02 hereof, but the failure of the Issuer to receive such copies shall not affect in any way the service of such process as aforesaid.

Section 12.21 Calculations.

The Issuer shall be responsible for making all calculations called for under the Notes. These calculations include, but are not limited to, all determinations of accrued interest payable and the Applicable Premium. The Issuer shall make all these calculations in good faith and, absent manifest error, the Issuer’s calculations shall be final and binding on holders of Notes. The Trustee is entitled to rely conclusively upon the accuracy of the Issuer’s calculations without independent verification.

Section 12.22 Currency Indemnity and Calculation of Euro-denominated Restrictions.

(a) The euro is the sole currency of account and payment for all sums payable by the Issuer and the Guarantors under or in connection with the Notes and the Guarantees including damages. Any amount received or recovered in a currency other than euro, whether as a result of, or the enforcement of, a judgment or order of a court of any jurisdiction, in the winding-up or dissolution of the Issuer or any Guarantor or otherwise by any holder or by the Trustee, in respect of any sum expressed to be due to it from the Issuer or any Guarantor will only constitute a discharge of such Issuer or Guarantor, as applicable, to the extent of the euro amount which the recipient is able to purchase with the amount so received or recovered in that other currency on the date of that receipt or recovery (or, if it is not practicable to make that purchase on that date, on the first date on which it is practicable to do so).

If that euro amount is less than the euro amount expressed to be due to the recipient or the Trustee under any Note, the Issuer and the Guarantors shall indemnify them on a joint and several basis against any loss sustained by such recipient or the Trustee as a result. In any event, the Issuer and the Guarantors shall indemnify the recipient or the Trustee on a joint or several basis against the cost of making any such purchase. For the purposes of this currency indemnity provision, it will be prima facie evidence of the matter stated therein for the holder of a Note or the Trustee to certify in a satisfactory manner (indicating the sources of information used) the loss it incurred in making any such purchase. These indemnities constitute a separate and independent obligation from the Issuer’s and the Guarantors’ other obligations, shall give rise to a separate and independent cause of action, shall apply irrespective of any waiver granted by any holder of a Note or the Trustee (other than a waiver of the indemnities set out herein) and shall continue in full force and effect despite any other judgment, order, claim or proof for a liquidated amount in respect of any sum due under any Note, any Guarantee or to the Trustee.

(b) Except as otherwise specifically set forth in this Indenture, for purposes of determining compliance with any euro-denominated restriction herein, the Euro Equivalent amount for purposes hereof that is denominated in a non-euro currency shall be calculated based on the relevant currency exchange rate in effect on the date such non-euro amount is incurred or made, as the case may be.

Section 12.23 Inapplicability of the Trust Indenture Act.

No provisions of the Trust Indenture Act of 1939, as amended (15 U.S.C. §§ 77aaa-777bbbb) (the “Trust Indenture Act”) are incorporated by reference in or made a part of this Indenture. No terms that are defined under the Trust Indenture Act have such meanings for purposes of this Indenture.

[Signatures on following page]

ISSUER:

HANESBRANDS FINANCE LUXEMBOURG S.C.A.

By HANESBRANDS GP LUXEMBOURG S.A R.L., its general partner

/s/ Joia M. Johnson
Name:	Joia M. Johnson
Title:	Class A Manager and
authorized signatory

GUARANTORS:

HANESBRANDS INC.

/s/ Richard D. Moss
Name:	Richard D. Moss
Title:	Chief Financial Officer

CC PRODUCTS LLC
EVENT 1 LLC
GEARCO LLC
GFSI HOLDINGS LLC
GFSI LLC

/s/ Joia M. Johnson
Name:	Joia M. Johnson
Title:	Vice President, Secretary
and Manager

HANESBRANDS DIRECT, LLC

/s/ Joia M. Johnson
Name:	Joia M. Johnson
Title:	Vice President and Manager

KNIGHTS APPAREL LLC

/s/ Joia M. Johnson
Name:	Joia M. Johnson
Title:	Manager

BA INTERNATIONAL, L.L.C.
CARIBESOCK, INC.
CARIBETEX, INC.
CASA INTERNATIONAL, LLC
CEIBENA DEL, INC.
HANES MENSWEAR, LLC
HANES PUERTO RICO, INC.
HANESBRANDS DISTRIBUTION, INC.
HANESBRANDS EXPORT CANADA LLC
HBI BRANDED APPAREL ENTERPRISES, LLC
HBI BRANDED APPAREL LIMITED, INC.
HBI INTERNATIONAL, LLC
HBI SOURCING, LLC
INNER SELF LLC
KNIGHTS HOLDCO LLC
MAIDENFORM (BANGLADESH) LLC
MAIDENFORM BRANDS LLC
MAIDENFORM LLC
MAIDENFORM (INDONESIA) LLC
MAIDENFORM INTERNATIONAL LLC
MF RETAIL LLC
PLAYTEX DORADO, LLC
PLAYTEX INDUSTRIES, INC.
SEAMLESS TEXTILES, LLC
UPCR, INC.
UPEL, INC.

/s/ Joia M. Johnson
Name:	Joia M. Johnson
Title:	President

HANES COMMERCIAL EUROPE S.A R.L.

/s/ Joia M. Johnson
Name:	Joia M. Johnson
Title:	Class A Manager and authorized signatory

HANES GLOBAL HOLDINGS LUXEMBOURG S.A R.L.

/s/ Joia M. Johnson
Name:	Joia M. Johnson
Title:	Class A Manager and authorized signatory

HANES GLOBAL SUPPLY CHAIN EUROPE S.A R.L.

/s/ Joia M. Johnson
Name:	Joia M. Johnson
Title:	Class A Manager and authorized signatory

HANES HOLDINGS LUX S.A R.L.

/s/ Joia M. Johnson
Name:	Joia M. Johnson
Title:	Class A Manager and authorized signatory

HANESBRANDS GP LUXEMBOURG S.A.R.L.

/s/ Joia M. Johnson
Name:	Joia M. Johnson
Title:	Class A Manager and authorized signatory

MFB INTERNATIONAL HOLDINGS S.A R.L.

/s/ Joia M. Johnson
Name:	Joia M. Johnson
Title:	Class A Manager and authorized signatory

HANES IP EUROPE S.A R.L.

/s/ Joia M. Johnson
Name:	Joia M. Johnson
Title:	Class A Manager and authorized signatory

HANES CENTRAL SERVICES EUROPE SAS

/s/ Joia M. Johnson
Name:	Joia M. Johnson
Title:	Authorized signatory

HANES FRANCE SAS

/s/ Joia M. Johnson
Name:	Joia M. Johnson
Title:	Authorized signatory

HANES OPERATIONS EUROPE SAS

/s/ Joia M. Johnson
Name:	Joia M. Johnson
Title:	Authorized signatory

HANES FINANCE EUROPE SAS

/s/ Joia M. Johnson
Name:	Joia M. Johnson
Title:	Authorized signatory

MAIDENFORM BRANDS INTERNATIONAL LIMITED

/s/ Joia M. Johnson
Name:	Joia M. Johnson
Title:	Authorized signatory

HANESBRANDS APPAREL (HONG KONG) LIMITED

/s/ Joia M. Johnson
Name:	Joia M. Johnson
Title:	Director

HANESBRANDS CORPORATE SERVICES (HONG KONG) LIMITED

/s/ Joia M. Johnson
Name:	Joia M. Johnson
Title:	Director

HANES NETHERLANDS HOLDINGS B.V.

/s/ Joia M. Johnson
Name:	Joia M. Johnson
Title:	Authorized signatory

MAIDENFORM (ASIA) LIMITED

/s/ Joia M. Johnson
Name:	Joia M. Johnson
Title:	Authorized signatory

CHOLOMA, INC.

/s/ Joia M. Johnson
Name:	Joia M. Johnson
Title:	Authorized signatory

HANESBRANDS DOS RIOS TEXTILES, INC.

/s/ Joia M. Johnson
Name:	Joia M. Johnson
Title:	Authorized signatory

U.S. BANK TRUSTEES LIMITED, as Trustee

By:	/s/ Chris Hobbs
	Name:	Chris Hobbs
	Title:	Authorized Signatory

By:	/s/ James Stasyshan
	Name:	James Stasyshan
	Title:	Authorized Signatory

ELAVON FINANCIAL SERVICES LIMITED, UK BRANCH, as the Paying Agent

By:	/s/ Chris Hobbs
	Name:	Chris Hobbs
	Title:	Authorized Signatory

By:	/s/ James Stasyshan
	Name:	James Stasyshan
	Title:	Authorized Signatory

ELAVON FINANCIAL SERVICES LIMITED, UK BRANCH, as the Transfer Agent

By:	/s/ Chris Hobbs
	Name:	Chris Hobbs
	Title:	Authorized Signatory

By:	/s/ James Stasyshan
	Name:	James Stasyshan
	Title:	Authorized Signatory

ELAVON FINANCIAL SERVICES LIMITED, as the Registrar

By:	/s/ Chris Hobbs
	Name:	Chris Hobbs
	Title:	Authorized Signatory

By:	/s/ James Stasyshan
	Name:	James Stasyshan
	Title:	Authorized Signatory

APPENDIX A

PROVISIONS RELATING TO INITIAL NOTES AND

ADDITIONAL NOTES

Section 1.1	Definitions.

(a) Capitalized Terms.

Capitalized terms used but not defined in this Appendix A have the meanings given to them in this Indenture. The following capitalized terms have the following meanings:

“Applicable Procedures” means, with respect to any payment, tender, redemption, transfer or transaction involving a Global Note or beneficial interest therein, the rules and procedures of the Depositary for such Global Note, Euroclear or Clearstream, in each case to the extent applicable to such transaction and as in effect from time to time.

“Clearstream” means Clearstream Banking, société anonyme, or any successor securities clearing agency.

“Distribution Compliance Period,” with respect to any Note, means the period of 40 consecutive days beginning on and including the later of (a) the day on which such Note is first offered to persons other than distributors (as defined in Regulation S) in reliance on Regulation S, notice of which day shall be promptly given by the Issuer to the Trustee and (b) the date of issuance with respect to such Note or any predecessor of such Note.

“Euroclear” means Euroclear Bank SA/NV or any successor securities clearing agency.

“IAI” means an institution that is an “accredited investor” as described in Rule 501(a)(1), (2), (3) or (7) under the Securities Act and is not a QIB.

“QIB” means a “qualified institutional buyer” as defined in Rule 144A.

“Regulation S” means Regulation S promulgated under the Securities Act.

“Rule 144” means Rule 144 promulgated under the Securities Act.

“Rule 144A” means Rule 144A promulgated under the Securities Act.

“Unrestricted Global Note” means any Note in global form that does not bear or is not required to bear the Restricted Notes Legend.

“U.S. person” means a “U.S. person” as defined in Regulation S.

(b) Other Definitions.

Term:	Defined in Section:

“Agent Members”	2.1(c)
“Definitive Notes Legend”	2.2(e)
“ERISA Legend”	2.2(e)
“Global Note”	2.1(b)
“Global Notes Legend”	2.2(e)

Term:	Defined in Section:

“IAI Global Note”	2.1(b)
“Regulation S Global Note”	2.1(b)
“Regulation S Notes”	2.1(a)
“Restricted Notes Legend”	2.2(e)
“Rule 144A Global Note”	2.1(b)
“Rule 144A Notes”	2.1(a)

Section 2.1	Form and Dating

(a) The Initial Notes issued on the date hereof shall be (i) offered and sold by the Issuer to the initial purchasers thereof and (ii) resold, initially only to (1) persons reasonably believed to be QIBs in reliance on Rule 144A (“Rule 144A Notes”) and (2) Persons other than U.S. persons in reliance on Regulation S (“Regulation S Notes”). Additional Notes may also be considered to be Rule 144A Notes, Regulation S Notes or IAI Notes, as applicable.

(b) Global Notes. Rule 144A Notes shall be issued initially in the form of one or more permanent global Notes in definitive, fully registered form, numbered RA-1 upward (collectively, the “Rule 144A Global Note”) and Regulation S Notes shall be issued initially in the form of one or more global Notes, numbered RS-1 upward (collectively, the “Regulation S Global Note”), in each case without interest coupons and bearing the Global Notes Legend and Restricted Notes Legend, which shall be deposited on behalf of the purchasers of the Notes represented thereby with the Custodian, and registered in the name of the Custodian or a nominee of the Custodian, duly executed by the Issuer and authenticated by the Trustee as provided in the Indenture. One or more global Notes in definitive, fully registered form without interest coupons and bearing the Global Notes Legend and the Restricted Notes Legend, numbered RIAI-1 upward (collectively, the “IAI Global Note”) may also be issued on the Issue Date, deposited with the Custodian, and registered in the name of the Custodian or a nominee of the Custodian, duly executed by the Issuer and authenticated by the Trustee as provided in this Indenture to accommodate transfers of beneficial interests in the Notes to IAIs subsequent to the initial distribution. The Rule 144A Global Note, the IAI Global Note, the Regulation S Global Note and any Unrestricted Global Note are each referred to herein as a “Global Note” and are collectively referred to herein as “Global Notes.” Each Global Note shall represent such of the outstanding Notes as shall be specified in the “Schedule of Exchanges of Interests in the Global Note” attached thereto and each shall provide that it shall represent the aggregate principal amount of Notes from time to time endorsed thereon and that the aggregate principal amount of outstanding Notes represented thereby may from time to time be reduced or increased, as applicable, to reflect exchanges and redemptions. Any endorsement of a Global Note to reflect the amount of any increase or decrease in the aggregate principal amount of outstanding Notes represented thereby shall be made by the Paying Agent or the Registrar in accordance with instructions given by the holder thereof as required by Section 2.06 of this Indenture and Section 2.2(c) of this Appendix A.

(c) Book-Entry Provisions. This Section 2.1(c) shall apply only to a Global Note deposited with or on behalf of the Custodian.

The Issuer shall execute and the Trustee shall, in accordance with this Section 2.1(c) and Section 2.02 of this Indenture and pursuant to an order of the Issuer signed by one Officer of the Issuer, authenticate and deliver initially one or more Global Notes that (i) shall be registered in the name of the Custodian for such Global Note or Global Notes or the nominee of such Custodian and (ii) shall be delivered by the Trustee to such Custodian or pursuant to such Custodian’s instructions.

Members of, or participants in, the Depositary (“Agent Members”) shall have no rights under the Indenture with respect to any Global Note held on their behalf by the Depositary or by the Custodian or under such Global Note, and the Custodian or its nominee may be treated by the Issuer, the Trustee and any agent of the Issuer or the Trustee as the absolute owner of such Global Note for all purposes whatsoever. Notwithstanding the foregoing, nothing herein shall prevent the Issuer, the Trustee or any agent of the Issuer or the Trustee from giving effect to any written certification, proxy or other authorization furnished by the Custodian or its Depositary or impair, as between the Depositary and its Agent Members, the operation of customary practices of such Depositary governing the exercise of the rights of a holder of a beneficial interest in any Global Note.

(d) Definitive Notes. Except as provided in Section 2.2 or Section 2.3 of this Appendix A, owners of beneficial interests in Global Notes shall not be entitled to receive physical delivery of Definitive Notes.

Section 2.2	Transfer and Exchange.

(a) Transfer and Exchange of Global Notes. Ownership of interests in the Rule 144A Global Notes (the “Rule 144A Book-Entry Interests”) and ownership of interests in the Regulation S Global Notes (the “Regulation S Book-Entry Interests” and, together with the Rule 144A Book-Entry Interests, the “Book-Entry Interests”) will be limited to persons that have accounts with Euroclear and/or Clearstream or persons that may hold interests through such participants. Euroclear and Clearstream will hold interests in the Global Notes on behalf of their participants through customers’ securities accounts in their respective names on the books of their respective depositaries. In addition, transfers of Book-Entry Interests between participants in Euroclear or participants in Clearstream will be effected by Euroclear or Clearstream, as applicable, pursuant to customary procedures and subject to the applicable rules and procedures established by Euroclear or Clearstream, as applicable, and their respective participants.

Owners of the Book-Entry Interests will receive Definitive Registered Notes only in the following circumstances:

(1) if Euroclear or Clearstream notifies the Issuer that it is unwilling or unable to continue to act as depositary or has ceased to be a clearing agency required under the Exchange Act and, in either case, a successor depositary is not appointed by the Issuer within 120 days; or

(2) if any owner of a Book-Entry Interest requests such exchange in writing through Euroclear or Clearstream following an Event of Default by the Issuer under this Indenture and enforcement action is being taken in respect thereof under this Indenture.

Upon the occurrence of either of the preceding events in clauses (1) or (2) above, the Issuer shall issue or cause to be issued Definitive Registered Notes in such names Euroclear or Clearstream, as applicable, shall instruct the Registrar or Transfer Agent, and such Definitive Registered Notes issued under Rule 144A will bear the Restricted Notes Legend as provided in Section 2.2(e)(i) hereof, unless that legend is not required thereby or by applicable law.

Global Notes also may be exchanged or replaced, in whole or in part, as provided in Sections 2.07 and 2.10 of the Indenture. A Global Note may not be exchanged for another Note other than as provided in this Section 2.2(a). Book-Entry Interests in a Global Note may be transferred and exchanged as provided in Section 2.2(c). Every Note authenticated and delivered in exchange for, or in lieu of, a Global Note or any portion thereof, pursuant to this Section 2.2 or Sections 2.07 or 2.10 of the Indenture, shall be authenticated and delivered in the form of, and shall be, a Global Note

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(b) Transfer and Exchange of Definitive Notes for Definitive Notes. When Definitive Notes are presented to the Registrar with a request:

(i) to register the transfer of such Definitive Notes; or

(ii) to exchange such Definitive Notes for an equal principal amount of Definitive Notes of other authorized denominations,

the Registrar shall register the transfer or make the exchange as requested if its reasonable requirements for such transaction are met; provided, however, that the Definitive Notes surrendered for transfer or exchange:

(1) shall be duly endorsed or accompanied by a written instrument of transfer in form reasonably satisfactory to the Issuer and the Registrar, duly executed by the holder thereof or his attorney duly authorized in writing; and

(2) in the case of Transfer Restricted Notes, they are being transferred or exchanged pursuant to an effective registration statement under the Securities Act or pursuant to Section 2.2(c) of this Appendix A or otherwise in accordance with the Restricted Notes Legend, and are accompanied by a certification from the transferor in the form provided on the reverse side of the Form of Note in Exhibit A for exchange or registration of transfers and, as applicable, delivery of such legal opinions, certifications and other information as may be requested pursuant thereto.

(c) Restrictions on Transfer of a Definitive Note for a Beneficial Interest in a Global Note. A Definitive Note may not be exchanged for a beneficial interest in a Global Note except upon satisfaction of the requirements set forth below. Upon receipt by the Trustee of a Definitive Note, duly endorsed or accompanied by a written instrument of transfer in form reasonably satisfactory to the Issuer and the Registrar, together with:

(i) a certification from the transferor in the form provided on the reverse side of the Form of Note in Exhibit A for exchange or registration of transfers and, as applicable, delivery of such legal opinions, certifications and other information as may be requested pursuant thereto; and

(ii) written instructions directing the Trustee to make, or to direct the Custodian to make, an adjustment on its books and records with respect to such Global Note to reflect an increase in the aggregate principal amount of the Notes represented by the Global Note, such instructions to contain information regarding the Depositary account to be credited with such increase, the Trustee shall cancel such Definitive Note and cause, or direct the Custodian to cause, in accordance with the standing instructions and procedures existing between the Depositary and the Custodian, the aggregate principal amount of Notes represented by the Global Note to be increased by the aggregate principal amount of the Definitive Note to be exchanged and shall credit or cause to be credited to the account of the Person specified in such instructions a beneficial interest in the Global Note equal to the principal amount of the Definitive Note so canceled. If the applicable Global Note is not then outstanding, the Issuer shall issue and the Trustee shall authenticate, upon an Authentication Order, a new applicable Global Note in the appropriate principal amount.

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(d) Transfer and Exchange of Global Notes.

(i) The transfer and exchange of Global Notes or beneficial interests therein shall be effected through the Depositary, in accordance with the Indenture (including applicable restrictions on transfer set forth in Section 2.2(e) of this Appendix A, if any) and the procedures of the Depositary therefor. A transferor of a beneficial interest in a Global Note shall deliver to the Registrar a written order given in accordance with the Depositary’s procedures containing information regarding the participant account of the Depositary to be credited with a beneficial interest in such Global Note, or another Global Note and such account shall be credited in accordance with such order with a beneficial interest in the applicable Global Note and the account of the Person making the transfer shall be debited by an amount equal to the beneficial interest in the Global Note being transferred.

(ii) If the proposed transfer is a transfer of a beneficial interest in one Global Note to a beneficial interest in another Global Note, the Registrar shall reflect on its books and records the date and an increase in the principal amount of the Global Note to which such interest is being transferred in an amount equal to the principal amount of the interest to be so transferred, and the Registrar shall reflect on its books and records the date and a corresponding decrease in the principal amount of the Global Note from which such interest is being transferred.

(iii) Notwithstanding any other provisions of this Appendix A (other than the provisions set forth in Section 2.3 of this Appendix A), a Global Note may not be transferred except as a whole and not in part if the transfer is by the Depositary to a nominee of the Depositary or by a nominee of the Depositary to the Depositary or another nominee of the Depositary or by the Depositary or any such nominee to a successor Depositary or a nominee of such successor Depositary.

(e) Restrictions on Transfer of Global Notes; Voluntary Exchange of Interests in Transfer Restricted Global Notes for Interests in Unrestricted Global Notes.

(i) Transfers by an owner of a beneficial interest in a Rule 144A Global Note or an IAI Global Note to a transferee who takes delivery of such interest through another Transfer Restricted Global Note shall be made in accordance with the Applicable Procedures and the Restricted Notes Legend and only upon receipt by the Trustee of a certification from the transferor in the form provided on the reverse side of the Form of Note in Exhibit A for exchange or registration of transfers and, as applicable, delivery of such legal opinions, certifications and other information as may be requested pursuant thereto. In addition, in the case of a transfer of a beneficial interest in either a Regulation S Global Note or a Rule 144A Global Note for an interest in an IAI Global Note, the transferee must furnish a signed letter substantially in the form of Exhibit B to the Trustee.

(ii) Prior to the expiration of the Distribution Compliance Period, (A) the Regulation S Global Note shall be a temporary global security for purposes of Rules 903 and 904 under the Securities Act, whether or not designated as such on the face of such Note, and (B) interests in the Regulation S Global Note may only be held through Euroclear or Clearstream. During the Distribution Compliance Period, beneficial ownership interests in the Regulation S Global Note may only be sold, pledged or transferred through Euroclear or Clearstream in accordance with the Applicable Procedures, the Restricted Notes Legend on such Regulation S Global Note and any applicable securities laws of any state of the U.S. Prior to the expiration of the Distribution Compliance Period, transfers by an owner of a beneficial interest in the Regulation S Global Note to a transferee who takes delivery of such interest through a Rule 144A Global Note or an IAI Global Note shall be made only in accordance with the Applicable Procedures and the Restricted Notes Legend and upon receipt by the trustee of a written

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certification from the transferor of the beneficial interest in the form provided on the reverse side of the Form of Note in Exhibit A for exchange or registration of transfers. Such written certification shall no longer be required after the expiration of the Distribution Compliance Period. Upon the expiration of the Distribution Compliance Period, beneficial ownership interests in the Regulation S Global Note shall be transferrable in accordance with applicable law and the other terms of the Indenture.

(iii) Upon the expiration of the Distribution Compliance Period, beneficial interests in the Regulation S Global Note may be exchanged for beneficial interests in an Unrestricted Global Note pursuant to Applicable Procedures or upon certification in the form provided on the reverse side of the Form of Note in Exhibit A for an exchange from a Regulation S Global Note to an Unrestricted Global Note.

(iv) Beneficial interests in a Transfer Restricted Note that is a Rule 144A Global Note or an IAI Global Note may be exchanged for beneficial interests in an Unrestricted Global Note if the holder certifies in writing to the Registrar that its request for such exchange is in respect of a transfer made in reliance on Rule 144 (such certification to be in the form set forth on the reverse side of the Form of Note in Exhibit A) and/or upon delivery of such legal opinions, certifications and other information as the Issuer or the Trustee may reasonably request.

(v) If no Unrestricted Global Note is outstanding at the time of a transfer contemplated by the preceding clauses (iii) and (iv), the Issuer shall issue and the Trustee shall authenticate, upon an Authentication Order, a new Unrestricted Global Note in the appropriate principal amount.

(vi) Upon the Issuer’s satisfaction that the Restricted Notes Legend shall no longer be required in order to maintain compliance with the Securities Act, beneficial interests in a Global Note bearing the Restricted Notes Legend (a “Restricted Global Note”) may be automatically exchanged into beneficial interests in an Unrestricted Global Note without any action required by or on behalf of the holder (the “Automatic Exchange”) at any time on or after the first date that is more than one year after (1) with respect to the Notes issued on the Issue Date (if not Additional Notes have been issued with the same ISIN or Common Code as the Initial Notes) or (2) with respect to Additional Notes, if any (or with respect to Initial Notes if Additional Notes were issued with the same ISIN or Common Code), the issue date of such Additional Notes, or, in each case, if such day is not a Business Day, on the next succeeding Business Day (the “Automatic Exchange Date”). Upon the Issuer’s satisfaction that the Restricted Notes Legend shall no longer be required in order to maintain compliance with the Securities Act, the Issuer may, at any time after the first date that is more than one year after the later of the Issue Date and, if applicable, the original issue date of any Additional Notes, pursuant to the rules and procedures of Euroclear and Clearstream, as applicable, effect the Automatic Exchange by (i) providing written notice to Euroclear and Clearstream, as applicable, at least 15 calendar days prior to the Automatic Exchange Date, instruct Euroclear and Clearstream, as applicable, to exchange all of the outstanding beneficial interests in a particular Restricted Global Note to the Unrestricted Global Note, which the Issuer shall have previously otherwise made eligible for exchange with Euroclear and Clearstream, as applicable, (ii) providing prior written notice (the “Automatic Exchange Notice”) to each holder at such holder’s address appearing in the register of holders at least 15 calendar days prior to the Automatic Exchange Date (the “Automatic Exchange Notice Date”), which notice must include (w) the Automatic Exchange Date, (x) the section of this Indenture pursuant to which the Automatic Exchange shall occur, (y) the ISIN and Common Code of the Restricted Global Notes from which such holder’s beneficial interest shall be transferred and (z) the ISIN and Common Code of the Unrestricted Global Note into which such

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holder’s beneficial interests shall be transferred, and (iii) on or prior to the Automatic Exchange Date, delivering to the Trustee for authentication one or more Unrestricted Global Note, duly executed by the Issuer, in an aggregate principal amount equal to the aggregate principal amount of Restricted Global Notes to be exchanged. At the Issuer’s request, on no less than five calendar days’ notice prior to the Automatic Exchange Notice Date, the Trustee shall deliver, in the Issuer’s name and at its expense, the Automatic Exchange Notice to each holder at such holder’s address appearing in the register of holders. Notwithstanding anything to the contrary in this Section 2.2(e)(vi), during the 15 day period prior to the Automatic Exchange Date, no transfers or exchanges other than pursuant to this Section 2.2(e)(vi) shall be permitted without the prior written consent of the Issuer. As a condition to any Automatic Exchange, the Issuer shall provide, and the Trustee shall be entitled to rely upon, an Officer’s Certificate in form reasonably acceptable to the Trustee to the effect that the Automatic Exchange shall be effected in compliance with the Securities Act and that the restrictions on transfer contained herein and in the Restricted Notes Legend shall no longer be required in order to maintain compliance with the Securities Act and that the aggregate principal amount of the particular Restricted Global Note is to be transferred to the particular Unrestricted Global Note by adjustment made on the records of the Trustee, as custodian for the Depositary, to reflect the Automatic Exchange. Upon such exchange of beneficial interests pursuant to this Section 2.2(e)(vi), the aggregate principal amount of the Global Notes shall be increased or decreased by adjustments made on the records of the Trustee, as custodian for the Depositary, to reflect the relevant increase or decrease in the principal amount of such Global Note resulting from the applicable exchange. The Restricted Global Note from which beneficial interests are transferred pursuant to an Automatic Exchange shall be canceled following the Automatic Exchange.

In no event shall the failure of the Issuer to provide any notice set forth in this paragraph, after using reasonable best efforts as described above, or of the Trustee to effect the Automatic Exchange constitute a failure by the Issuer to comply with any of its covenants or agreements set forth in this Indenture or otherwise.

(f) Legends.

(i) Except as permitted by Section 2.2(e), this Section 2.2(f) and Section 2.2(i) of this Appendix A, each Note certificate evidencing the Global Notes and the Definitive Notes (and all Notes issued in exchange therefor or in substitution thereof) shall bear a legend in substantially the following form (each defined term in the legend being defined as such for purposes of the legend only) (“Restricted Notes Legend”):

THIS SECURITY HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), OR THE SECURITIES LAWS OF ANY STATE OR OTHER JURISDICTION. NEITHER THIS SECURITY NOR ANY INTEREST OR PARTICIPATION HEREIN MAY BE REOFFERED, SOLD, ASSIGNED, TRANSFERRED, PLEDGED, ENCUMBERED OR OTHERWISE DISPOSED OF IN THE ABSENCE OF SUCH REGISTRATION OR UNLESS SUCH TRANSACTION IS EXEMPT FROM, OR NOT SUBJECT TO, SUCH REGISTRATION. THE HOLDER OF THIS SECURITY, BY ITS ACCEPTANCE HEREOF, AGREES ON ITS OWN BEHALF AND ON BEHALF OF ANY INVESTOR ACCOUNT FOR WHICH IT HAS PURCHASED SECURITIES, TO OFFER, SELL OR OTHERWISE TRANSFER SUCH SECURITY, PRIOR TO THE DATE (THE “RESALE RESTRICTION TERMINATION DATE”) THAT IS [IN THE CASE OF RULE 144A NOTES: ONE YEAR AFTER THE LATER OF THE

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ORIGINAL ISSUE DATE HEREOF, THE ORIGINAL ISSUE DATE OF THE ISSUANCE OF ANY ADDITIONAL NOTES AND THE LAST DATE ON WHICH THE ISSUER OR ANY AFFILIATE OF THE ISSUER WAS THE OWNER OF THIS SECURITY (OR ANY PREDECESSOR OF SUCH SECURITY),] [IN THE CASE OF REGULATION S NOTES: 40 DAYS AFTER THE LATER OF THE ORIGINAL ISSUE DATE HEREOF, THE ORIGINAL ISSUE DATE OF THE ISSUANCE OF ANY ADDITIONAL NOTES AND THE DATE ON WHICH THIS SECURITY (OR ANY PREDECESSOR OF SUCH SECURITY) WAS FIRST OFFERED TO PERSONS OTHER THAN DISTRIBUTORS (AS DEFINED IN RULE 902 OF REGULATION S) IN RELIANCE ON REGULATION S], ONLY (A) TO THE COMPANY OR ANY SUBSIDIARY THEREOF, (B) PURSUANT TO A REGISTRATION STATEMENT THAT HAS BEEN DECLARED EFFECTIVE UNDER THE SECURITIES ACT, (C) FOR SO LONG AS THE SECURITIES ARE ELIGIBLE FOR RESALE PURSUANT TO RULE 144A UNDER THE SECURITIES ACT (“RULE 144A”), TO A PERSON IT REASONABLY BELIEVES IS A “QUALIFIED INSTITUTIONAL BUYER” AS DEFINED IN RULE 144A THAT PURCHASES FOR ITS OWN ACCOUNT OR FOR THE ACCOUNT OF A QUALIFIED INSTITUTIONAL BUYER TO WHOM NOTICE IS GIVEN THAT THE TRANSFER IS BEING MADE IN RELIANCE ON RULE 144A, (D) PURSUANT TO OFFERS AND SALES TO NON-U.S. PERSONS THAT OCCUR OUTSIDE THE UNITED STATES WITHIN THE MEANING OF REGULATION S UNDER THE SECURITIES ACT, (E) TO AN INSTITUTIONAL “ACCREDITED INVESTOR” WITHIN THE MEANING OF RULE 501(a)(1), (2), (3) OR (7) UNDER THE SECURITIES ACT THAT IS NOT A QUALIFIED INSTITUTIONAL BUYER AND THAT IS PURCHASING FOR ITS OWN ACCOUNT OR FOR THE ACCOUNT OF ANOTHER INSTITUTIONAL ACCREDITED INVESTOR, IN EACH CASE IN A MINIMUM PRINCIPAL AMOUNT OF $250,000 OF SECURITIES OR (F) PURSUANT TO ANOTHER AVAILABLE EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT, SUBJECT TO THE COMPANY’S AND THE TRUSTEE’S RIGHT PRIOR TO ANY SUCH OFFER, SALE OR TRANSFER PURSUANT TO CLAUSES (D), (E) OR (F) TO REQUIRE THE DELIVERY OF AN OPINION OF COUNSEL, CERTIFICATION AND/OR OTHER INFORMATION SATISFACTORY TO EACH OF THEM. THIS LEGEND WILL BE REMOVED UPON THE REQUEST OF THE HOLDER AFTER THE RESALE RESTRICTION TERMINATION DATE. [IN THE CASE OF REGULATION S NOTES: BY ITS ACQUISITION HEREOF, THE HOLDER HEREOF REPRESENTS THAT IT IS NOT A U.S. PERSON NOR IS IT PURCHASING FOR THE ACCOUNT OF A U.S. PERSON AND IS ACQUIRING THIS SECURITY IN AN OFFSHORE TRANSACTION IN ACCORDANCE WITH REGULATION S UNDER THE SECURITIES ACT.]

Each Definitive Note shall bear the following additional legend (“Definitive Notes Legend”):

IN CONNECTION WITH ANY TRANSFER, THE HOLDER WILL DELIVER TO THE REGISTRAR AND TRANSFER AGENT SUCH CERTIFICATES AND OTHER INFORMATION AS SUCH REGISTRAR AND TRANSFER AGENT MAY REASONABLY REQUIRE TO CONFIRM THAT THE TRANSFER COMPLIES WITH THE FOREGOING RESTRICTIONS.

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Each Global Note shall bear the following additional legend (“Global Notes Legend”):

THIS GLOBAL NOTE IS HELD BY THE COMMON DEPOSITARY (AS DEFINED IN THE INDENTURE GOVERNING THIS NOTE) OR ITS NOMINEE IN CUSTODY FOR THE BENEFIT OF THE BENEFICIAL OWNERS HEREOF, AND IS NOT TRANSFERABLE TO ANY PERSON UNDER ANY CIRCUMSTANCES EXCEPT THAT (1) THE TRUSTEE MAY MAKE SUCH NOTATIONS HEREON AS MAY BE REQUIRED PURSUANT TO SECTION 2.06 OF THE INDENTURE, (2) THIS GLOBAL NOTE MAY BE EXCHANGED IN WHOLE BUT NOT IN PART PURSUANT TO SECTION 2.06(a) OF THE INDENTURE, (3) THIS GLOBAL NOTE MAY BE DELIVERED TO THE TRUSTEE FOR CANCELLATION PURSUANT TO SECTION 2.11 OF THE INDENTURE AND (4) THIS GLOBAL NOTE MAY BE TRANSFERRED TO A SUCCESSOR DEPOSITARY WITH THE PRIOR WRITTEN CONSENT OF THE COMPANY.

UNLESS AND UNTIL IT IS EXCHANGED IN WHOLE OR IN PART FOR NOTES IN DEFINITIVE FORM, THIS NOTE MAY NOT BE TRANSFERRED EXCEPT AS A WHOLE BY THE COMMON DEPOSITARY TO A NOMINEE OF THE COMMON DEPOSITARY OR BY A NOMINEE OF THE COMMON DEPOSITARY TO THE COMMON DEPOSITARY OR ANOTHER NOMINEE OF THE COMMON DEPOSITARY OR BY THE COMMON DEPOSITARY OR ANY SUCH NOMINEE TO A SUCCESSOR COMMON DEPOSITARY OR A NOMINEE OF SUCH SUCCESSOR COMMON DEPOSITARY. UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE COMMON DEPOSITARY (WHICH SHALL INITIALLY BE ELAVON FINANCIAL SERVICES LIMITED) TO THE COMPANY OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF THE COMMON DEPOSITARY OR SUCH OTHER NAME AS MAY BE REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF THE COMMON DEPOSITARY (AND ANY PAYMENT IS MADE TO THE COMMON DEPOSITARY OR SUCH OTHER ENTITY AS MAY BE REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF THE COMMON DEPOSITARY), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, THE COMMON DEPOSITARY, HAS AN INTEREST HEREIN.

Each Note shall bear the following additional legend (“ERISA Legend”):

BY ITS ACQUISITION OF THIS SECURITY, THE HOLDER THEREOF WILL BE DEEMED TO HAVE REPRESENTED AND WARRANTED, IN ITS CORPORATE AND FIDUCIARY CAPACITY, THAT EITHER (1) NO PORTION OF THE ASSETS USED BY SUCH HOLDER TO ACQUIRE OR HOLD THIS SECURITY CONSTITUTES THE ASSETS OF (X) AN EMPLOYEE BENEFIT PLAN THAT IS SUBJECT TO TITLE I OF THE U.S. EMPLOYEE RETIREMENT INCOME SECURITY ACT OF 1974, AS AMENDED (“ERISA”), (Y) A PLAN, INDIVIDUAL RETIREMENT ACCOUNT OR OTHER ARRANGEMENT THAT IS SUBJECT TO SECTION

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4975 OF THE U.S. INTERNAL REVENUE CODE OF 1986, AS AMENDED (THE “CODE”) OR ANY OTHER FEDERAL, STATE, LOCAL, NON-U.S. OR OTHER LAWS OR REGULATIONS THAT ARE SIMILAR TO THE FIDUCIARY RESPONSIBILITY OR PROHIBITED TRANSACTION PROVISIONS OF ERISA AND/ OR THE CODE (COLLECTIVELY, “SIMILAR LAWS”) OR (Z) AN ENTITY WHOSE UNDERLYING ASSETS ARE CONSIDERED TO INCLUDE THE ASSETS OF ANY SUCH PLAN, ACCOUNT OR ARRANGEMENT DESCRIBED IN CLAUSE (X) OR (Y) ABOVE PURSUANT TO ERISA OR OTHERWISE, OR (2) ITS ACQUISITION, HOLDING AND SUBSEQUENT DISPOSITION OF THIS SECURITY WILL NOT CONSTITUTE A NON-EXEMPT PROHIBITED TRANSACTION UNDER SECTION 406 OF ERISA OR SECTION 4975 OF THE CODE AND IS NOT PROHIBITED UNDER ANY APPLICABLE SIMILAR LAWS.

(ii) Upon any sale or transfer of a Transfer Restricted Note that is a Definitive Note, the Registrar shall permit the holder thereof to exchange such Transfer Restricted Note for a Definitive Note that does not bear the Restricted Notes Legend and the Definitive Notes Legend and rescind any restriction on the transfer of such Transfer Restricted Note if the holder certifies in writing to the Registrar that its request for such exchange is in respect of a transfer made in reliance on Rule 144 (such certification to be in the form set forth on the reverse side of the Form of Note in Exhibit A) and provides such legal opinions, certifications and other information as the Issuer or the Trustee may reasonably request.

(iii) Any Additional Notes sold in a registered offering shall not be required to bear the Restricted Notes Legend.

(g) Cancellation or Adjustment of Global Note. At such time as all beneficial interests in a Global Note have either been exchanged for Definitive Notes, transferred in exchange for an interest in another Global Note, redeemed, repurchased or canceled, such Global Note shall be returned by the Depositary to the Trustee for cancellation or retained and canceled by the Trustee. At any time prior to such cancellation, if any beneficial interest in a Global Note is exchanged for Definitive Notes, transferred in exchange for an interest in another Global Note, redeemed, repurchased or canceled, the principal amount of Notes represented by such Global Note shall be reduced and an adjustment shall be made on the books and records of the Registrar (if it is then the Custodian for such Global Note) with respect to such Global Note, by the Registrar or the Custodian, to reflect such reduction.

(h) Obligations with Respect to Transfers and Exchanges of Notes.

(i) To permit registrations of transfers and exchanges, the Issuer shall execute and the Trustee shall authenticate, Definitive Notes and Global Notes at the Registrar’s request.

(ii) No service charge shall be imposed in connection with any registration of transfer or exchange, but the Issuer may require payment of a sum sufficient to cover any transfer tax, assessments, or similar governmental charge payable in connection therewith (other than any such transfer taxes, assessments or similar governmental charge payable upon exchanges pursuant to Sections 2.10, 2.13, 3.06, 3.10, 4.10 and 9.05 of this Indenture).

(iii) Prior to the due presentation for registration of transfer of any Note, the Issuer, the Trustee, the Paying Agent or the Registrar may deem and treat the person in whose

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name a Note is registered as the absolute owner of such Note for the purpose of receiving payment of principal and interest on such Note and for all other purposes whatsoever, whether or not such Note is overdue, and none of the Issuer, the Trustee, the Paying Agent or the Registrar shall be affected by notice to the contrary.

(iv) All Notes issued upon any transfer or exchange pursuant to the terms of this Indenture shall evidence the same debt and shall be entitled to the same benefits under this Indenture as the Notes surrendered upon such transfer or exchange.

(v) In order to effect any transfer or exchange of an interest in any Transfer Restricted Note for an interest in a Note that does not bear the Restricted Notes Legend and has not been registered under the Securities Act, if the Registrar so requests or if the Applicable Procedures so require, an Opinion of Counsel, in form reasonably acceptable to the Registrar to the effect that no registration under the Securities Act is required in respect of such exchange or transfer or the re-sale of such interest by the beneficial holder thereof, shall be required to be delivered to the Registrar and the Trustee.

(i) No Obligation of the Trustee.

(i) Neither the Trustee nor any Agent shall have responsibility for any actions taken or not taken by the Depositary.

(ii) The Trustee shall have no responsibility or obligation to any beneficial owner of a Global Note, a member of, or a participant in the Depositary or any other Person with respect to the accuracy of the records of the Depositary or its nominee or of any participant or member thereof, with respect to any ownership interest in the Notes or with respect to the delivery to any participant, member, beneficial owner or other Person (other than the Depositary) of any notice (including any notice of redemption or repurchase) or the payment of any amount, under or with respect to such Notes. All notices and communications to be given to the holders and all payments to be made to holders under the Notes shall be given or made only to the registered holders (which shall be the Custodian or its nominee in the case of a Global Note). The rights of beneficial owners in any Global Note shall be exercised only through the Depositary subject to the applicable rules and procedures of the Custodian or its nominee. The Trustee may rely and shall be fully protected in relying upon information furnished by the Depositary with respect to its members, participants and any beneficial owners.

(iii) The Trustee shall have no obligation or duty to monitor, determine or inquire as to compliance with any restrictions on transfer imposed under this Indenture or under applicable law with respect to any transfer of any interest in any Note (including any transfers between or among Depositary participants, members or beneficial owners in any Global Note) other than to require delivery of such certificates and other documentation or evidence as are expressly required by, and to do so if and when expressly required by, the terms of this Indenture, and to examine the same to determine substantial compliance as to form with the express requirements hereof.

Section 2.3	Definitive Notes.

(a) A Global Note deposited with the Depositary or with the Custodian pursuant to Section 2.1 may be transferred to the beneficial owners thereof in the form of Definitive Notes in an aggregate principal amount equal to the principal amount of such Global Note, in exchange for such Global Note, only if such transfer complies with Section 2.2 of this Appendix A. In addition, any Affiliate of the Issuer or any Guarantor that is a beneficial owner of all or part of a Global Note may have

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such Affiliate’s beneficial interest transferred to such Affiliate in the form of a Definitive Note by providing a written request to the Issuer and the Trustee and such Opinions of Counsel, certificates or other information as may be required by this Indenture or the Issuer or Trustee. Notwithstanding anything to the contrary in this Section 2.3 of this Annex A, no Regulation S Global Note may be exchanged for a Definitive Note until the end of the Distribution Compliance Period applicable to such Regulation S Global Note and receipt by the Trustee and the Issuer of any certificates required by either of them pursuant to Rule 903(b)(3)(ii)(B) under the Securities Act.

(b) Any Global Note that is transferable to the beneficial owners thereof pursuant to this Section 2.3 shall be surrendered by the Custodian to the Trustee, to be so transferred, in whole or from time to time in part, without charge, and the Trustee shall authenticate and deliver, upon such transfer of each portion of such Global Note, an equal aggregate principal amount of Definitive Notes of authorized denominations. Any portion of a Global Note transferred pursuant to this Section 2.3 shall be executed, authenticated and delivered only in denominations of €100,000 and integral multiples of €1,000 in excess thereof and registered in such names as the Depositary shall direct. Any Definitive Note delivered in exchange for an interest in a Global Note that is a Transfer Restricted Note shall, except as otherwise provided by Section 2.2(e) of this Appendix A, bear the Restricted Notes Legend.

(c) The registered holder of a Global Note may grant proxies and otherwise authorize any Person, including Agent Members and Persons that may hold interests through Agent Members, to take any action which a holder is entitled to take under this Indenture or the Notes.

(d) In the event of the occurrence of any of the events specified in Section 2.3(a) of this Appendix A, the Issuer shall promptly make available to the Trustee a reasonable supply of Definitive Notes in fully registered form without interest coupons.

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EXHIBIT A

[FORM OF FACE OF NOTE]

[Insert the Restricted Notes Legend, if applicable, pursuant to the provisions of the Indenture]

[Insert the Global Notes Legend, if applicable, pursuant to the provisions of the Indenture]

[Insert the Definitive Notes Legend, if applicable, pursuant to the provisions of the Indenture]

[Insert the ERISA Legend, if applicable, pursuant to the provisions of the Indenture.]

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COMMON CODE [                    ]

ISIN [                    ]1

[RULE 144A][REGULATION S][IAI][GLOBAL] NOTE

3.5% Senior Notes due 2024

No. [RA- ] [RS- ] [RIAI- ]	[Up to][€ ][2]

HANESBRANDS FINANCE LUXEMBOURG S.C.A.

(a société en commandite par actions incorporated under the laws of Luxembourg, whose registered office is at 33, Rue du Puits Romain, L - 8070 Bertrange, registered with the Luxembourg Trade and Companies’ Register under number B 206.211)

promises to pay to [●]3 [                    ] or registered assigns the principal sum [set forth on the Schedule of Exchanges of Interests in the Global Note attached hereto]4 [of €             (             Euros)]5 on June 15, 2024.

Interest Payment Dates: June 15 and December 15

Record Dates: June 1 and December 1

[1]	Rule 144A Note Common Code: [●]

Rule 144A Note ISIN: [●]

Regulation S Note Common Code: [●]

Regulation S Note ISIN: [●]

IAI Note Common Code: [●]

IAI Note ISIN: [●]

[2]	Include in Global Notes.
[3]	Include in Global Notes.
[4]	Include in Global Notes.
[5]	Include in Definitive Notes

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IN WITNESS HEREOF, the Issuer has caused this instrument to be duly executed.

Dated:

HANESBRANDS FINANCE LUXEMBOURG S.C.A.
By: Hanesbrands GP Luxembourg S.à r.l., its general partner

Name:
Title:

CERTIFICATE OF AUTHENTICATION

This is one of the Notes referred to in the within-mentioned Indenture:

U.S. BANK TRUSTEES LIMITED, as Authenticating Agent

By:
Authorized Signatory

By:
Authorized Signatory

Dated:

[Reverse Side of Note]

3.5% Senior Notes due 2024

Capitalized terms used herein shall have the meanings assigned to them in the Indenture referred to below unless otherwise indicated.

1. INTEREST. HANESBRANDS FINANCE LUXEMBOURG S.C.A., a société en commandite par actions incorporated under the laws of Luxembourg, whose registered office is at 33, Rue du Puits Romain, L - 8070 Bertrange (the “Issuer”), promises to pay interest on the principal amount of this Note at 3.5% per annum until but excluding maturity. The Issuer shall pay interest semi-annually in arrears June 15 and December 15 of each year (each, an “Interest Payment Date”). If any such day is not a Business Day, interest shall be payable on the next succeeding Business Day with the same force and effect and no interest shall accrue for the intervening period. Interest on the Notes shall accrue from the most recent date to which interest has been paid or, if no interest has been paid, from and including [        ], [        ]; provided that the first Interest Payment Date shall be [            ], [    ]. The Issuer shall pay interest (including post-petition interest in any proceeding under any Bankruptcy Law) on overdue principal and premium, if any, from time to time on demand at the interest rate on the Notes to the extent lawful; it shall pay interest (including post-petition interest in any proceeding under any Bankruptcy Law) on overdue installments of interest (without regard to any applicable grace periods) from time to time on demand at the interest rate on the Notes to the extent lawful. Interest shall be computed on the basis of a 360-day year comprised of twelve 30-day months.

2. METHOD OF PAYMENT. The Issuer shall pay interest on the Notes to the Persons who are registered holders of Notes at the close of business on the June 1 or December 1 (whether or not a Business Day), as the case may be, immediately preceding the related Interest Payment Date, except as provided in Section 2.12 of the Indenture with respect to defaulted interest. Principal, premium, if any, and interest on the Notes shall be payable at the office or agency of the Issuer maintained for such purpose or, at the option of the Issuer, payment of interest and premium, if any, may be made by check mailed to the holders at their respective addresses set forth in the Note Register; provided that payment by wire transfer of immediately available funds shall be required with respect to principal, premium, if any, and interest on all Global Notes and all other Notes the holders of which shall have provided wire transfer instructions to the Issuer or the Paying Agent at least five Business Days prior to the applicable payment date. Such payment shall be in such coin or currency of the United States as at the time of payment is legal tender for payment of public and private debts.

3. PAYING AGENT AND REGISTRAR. Initially, Elavon Financial Services Limited, UK Branch shall act as Paying Agent and Elavon Financial Services Limited shall act as Registrar. The Issuer may change any Paying Agent or Registrar without notice to the holders. The Issuer may act in any such capacity.

4. INDENTURE. The Issuer issued the Notes under an Indenture, dated as of June 3, 2016 (as amended or supplemented from time to time, the “Indenture”), among the Issuer, the Guarantors named therein, the Trustee, the Paying Agent, the Transfer Agent and the Registrar. This Note is one of a duly authorized issue of notes of the Issuer designated as its 3.5% Senior Notes due 2024. The Issuer shall be entitled to issue Additional Notes pursuant to Section 2.01 of the Indenture. The Notes and any Additional Notes issued under the Indenture shall be treated as a single class of securities under the Indenture. The terms of the Notes are stated in the Indenture. The Notes are subject to all such terms and holders are referred to the Indenture for a statement of such terms. Any term used in this Note that is defined in the Indenture shall have the meaning assigned to it in the Indenture. To the extent any provision of this Note conflicts with the express provisions of the Indenture, the provisions of the Indenture shall govern and be controlling.

5. REDEMPTION AND REPURCHASE. The Notes are subject to optional redemption, redemption for certain taxation reasons and may be the subject of a Change of Control Offer, as further described in the Indenture. The Issuer shall not be required to make mandatory redemption or sinking fund payments with respect to the Notes.

6. DENOMINATIONS, TRANSFER, EXCHANGE. The Notes are in registered form without coupons in denominations of €100,000 and integral multiples of €1,000 in excess thereof. The transfer of Notes may be registered and Notes may be exchanged as provided in the Indenture. The Registrar and the Trustee may require a holder, among other things, to furnish appropriate endorsements and transfer documents, and holders shall be required to pay any taxes and fees required by law or permitted by the Indenture. The Issuer need not exchange or register the transfer of any Note or portion of a Note selected for redemption or tendered for repurchase in connection with a Change of Control Offer, except for the unredeemed portion of any Note being redeemed or repurchased in part.

7. PERSONS DEEMED OWNERS. The registered holder of a Note may be treated as its owner for all purposes.

8. AMENDMENT, SUPPLEMENT AND WAIVER. The Indenture, the Guarantees or the Notes may be amended or supplemented as provided in the Indenture.

9. DEFAULTS AND REMEDIES. The Events of Default relating to the Notes are defined in Section 6.01 of the Indenture. Upon the occurrence of an Event of Default, the rights and obligations of the Issuer, the Guarantors, the Trustee and the holders shall be as set forth in the applicable provisions of the Indenture.

10. AUTHENTICATION. This Note shall not be entitled to any benefit under the Indenture or be valid or obligatory for any purpose until authenticated by the manual signature of the Trustee.

11. GOVERNING LAW. THIS NOTE WILL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK. THE PROVISIONS OF ARTICLES 86 TO 94-8 (INCLUSIVE) OF THE LUXEMBOURG LAW OF 10 AUGUST 1915 ON COMMERCIAL COMPANIES, AS AMENDED, ARE EXPRESSLY EXCLUDED.

12. ISIN NUMBERS AND COMMON CODES. The Issuer has caused ISIN numbers and Common Codes to be printed on the Notes, and the Trustee may use ISIN numbers and Common Codes in notices of redemption as a convenience to holders of the Notes. No representation is made as to the accuracy of such numbers either as printed on the Notes or as contained in any notice of redemption, and reliance may be placed only on the other identification numbers placed thereon.

The Issuer shall furnish to any holder upon written request and without charge a copy of the Indenture. Requests may be made to the Issuer at the following address:

c/o Hanesbrands Inc.

1000 East Hanes Mill Road

Winston-Salem, NC 27105

Fax No.: (336) 714-3638

Email: ir@hanes.com

Attention: Investor Relations

ASSIGNMENT FORM

To assign this Note, fill in the form below:

(I) or (we) assign and transfer this Note to:
(Insert assignee’s legal name)

(Insert assignee’s soc. sec. or tax I.D. no.)

(Print or type assignee’s name, address and zip code)

and irrevocably appoint
to transfer this Note on the books of the Issuer. The agent may substitute another to act for him.

Date:

Your Signature:
(Sign exactly as your name appears on the face of this Note)

Signature Guarantee*:

*	Participant in a recognized Signature Guarantee Medallion Program (or other signature guarantor acceptable to the Trustee).

CERTIFICATE TO BE DELIVERED UPON EXCHANGE OR

REGISTRATION OF TRANSFERS OF TRANSFER RESTRICTED NOTES

Elavon Financial Services Limited, UK Branch

Fifth Floor

125 Old Broad Street

London EC2N 1AR

United Kingdom

Attention: MBS Relationship Management

Fax: +44 (0)2073652577

Elavon Financial Services Limited

Block E

Cherrywood Business Park

Loughlinstown, Dublin

Ireland

Attention: Agency Services

Fax: +353 (0)16569442

with a copy to:

U.S. Bank Trustees Limited

Fifth Floor

125 Old Broad Street

London EC2N 1AR

United Kingdom

Attention: MBS Relationship Management

This certificate relates to €             principal amount of Notes held in (check applicable space)          book-entry or          definitive form by the undersigned.

The undersigned (check one box below):

☐	has requested the Paying Agent or Registrar, as applicable, by written order to deliver in exchange for its beneficial interest in a Global Note held by the Depositary a Note or Notes in definitive, registered form of authorized denominations and an aggregate principal amount equal to its beneficial interest in such Global Note (or the portion thereof indicated above) in accordance with the Indenture; or

☐	has requested the Paying Agent or Registrar, as applicable, by written order to exchange or register the transfer of a Note or Notes.

In connection with any transfer of any of the Notes evidenced by this certificate, the undersigned confirms that such Notes are being transferred in accordance with its terms:

CHECK ONE BOX BELOW

(1)	☐	to the Issuer or subsidiary thereof; or

(2)	☐	to the Registrar for registration in the name of the holder, without transfer; or

(3)	☐	pursuant to an effective registration statement under the Securities Act of 1933, as amended (the “Securities Act”); or

(4)	☐	to a Person that the undersigned reasonably believes is a “qualified institutional buyer” (as defined in Rule 144A under the Securities Act (“Rule 144A”)) that purchases for its own account or for the account of a qualified institutional buyer and to whom notice is given that such transfer is being made in reliance on Rule 144A, in each case pursuant to and in compliance with Rule 144A; or

(5)	☐	pursuant to offers and sales to non-U.S. persons that occur outside the United States within the meaning of Regulation S under the Securities Act (and if the transfer is being made prior to the expiration of the Distribution Compliance Period, the Notes shall be held immediately thereafter through Euroclear or Clearstream); or

(6)	☐	to an institutional “accredited investor” (as defined in Rule 501(a)(1), (2), (3) or (7) under the Securities Act) that has furnished to the Trustee a signed letter containing certain representations and agreements; or

(7)	☐	pursuant to Rule 144 under the Securities Act; or

(8)	☐	pursuant to another available exemption from registration under the Securities Act.

Unless one of the boxes is checked, the Registrar will refuse to register any of the Notes evidenced by this certificate in the name of any Person other than the registered holder thereof; provided, however, that if box (5), (6), (7) or (8) is checked, the Issuer or the Trustee and Registrar may require, prior to registering any such transfer of the Notes, such legal opinions, certifications and other information as the Issuer or the Trustee and Registrar has reasonably requested to confirm that such transfer is being made pursuant to an exemption from, or in a transaction not subject to, the registration requirements of the Securities Act.

Your Signature

Date:
Signature of Signature Guarantor

TO BE COMPLETED BY PURCHASER IF (4) ABOVE IS CHECKED.

The undersigned represents and warrants that it is purchasing this Note for its own account or an account with respect to which it exercises sole investment discretion and that it and any such account is a “qualified institutional buyer” within the meaning of Rule 144A, and is aware that the sale to it is being made in reliance on Rule 144A and acknowledges that it has received such information regarding the Issuer as the undersigned has requested pursuant to Rule 144A or has determined not to request such information and that it is aware that the transferor is relying upon the undersigned’s foregoing representations in order to claim the exemption from registration provided by Rule 144A.

Dated:
NOTICE: To be executed by an executive officer Name: Title:

Signature Guarantee*:

*	Participant in a recognized Signature Guarantee Medallion Program (or other signature guarantor acceptable to the Trustee).

TO BE COMPLETED IF THE HOLDER REQUIRES AN EXCHANGE FROM A REGULATION S GLOBAL NOTE TO AN UNRESTRICTED GLOBAL NOTE, PURSUANT TO SECTION 2.2(d)(iii) OF APPENDIX A TO THE INDENTURE

The undersigned represents and warrants that either:

☐	the undersigned is not a dealer (as defined in the Securities Act) and is a non-U.S. person (within the meaning of Regulation S under the Securities Act); or

☐	the undersigned is not a dealer (as defined in the Securities Act) and is a U.S. person (within the meaning of Regulation S under the Securities Act) who purchased interests in the Notes pursuant to an exemption from, or in a transaction not subject to, the registration requirements under the Securities Act; or

☐	the undersigned is a dealer (as defined in the Securities Act) and the interest of the undersigned in this Note does not constitute the whole or a part of an unsold allotment to or subscription by such dealer for the Notes.

Dated:
Your Signature

OPTION OF HOLDER TO ELECT PURCHASE

If you want to elect to have only part of this Note purchased by the Issuer pursuant to Section 4.10 of the Indenture, state the amount you elect to have purchased:

€(€100,000 and integral multiples of €1,000, in excess thereof)

Date:

Your Signature:
(Sign exactly as your name appears on the face of this Note)

Tax Identification No.:

Signature Guarantee*:

*	Participant in a recognized Signature Guarantee Medallion Program (or other signature guarantor acceptable to the Trustee).

SCHEDULE OF EXCHANGES OF INTERESTS IN THE GLOBAL NOTE*

The initial outstanding principal amount of this Global Note is €            . The following exchanges of a part of this Global Note for an interest in another Global Note or for a Definitive Note, or exchanges of a part of another Global Note or Definitive Note for an interest in this Global Note, have been made:

Date of Exchange	Amount of decrease in Principal Amount of this Global Note	Amount of increase in Principal Amount of this Global Note	Principal Amount of this Global Note following such decrease or increase	Signature of authorized signatory of Paying Agent or Registrar

*	This schedule should be included only if the Note is issued in global form.

FORM OF

TRANSFEREE LETTER OF REPRESENTATION

Hanesbrands Finance Luxembourg S.C.A.

33, Rue du Puits Romain

L - 8070 Bertrange

Luxembourg

U.S. Bank Trustees Limited

Fifth Floor

125 Old Broad Street

London EC2N 1AR

United Kingdom

Attention: MBS Relationship Management

Ladies and Gentlemen:

This certificate is delivered to request a transfer of €[            ] principal amount of the 3.5% Senior Notes due 2024 (the “Notes”) of Hanesbrands Finance Luxembourg S.C.A. (the “Issuer”).

Upon transfer, the Notes would be registered in the name of the new beneficial owner as follows:

Name:

Address:

Taxpayer ID Number:

The undersigned represents and warrants to you that:

1. We are an institutional “accredited investor” (as defined in Rule 501(a)(1), (2), (3) or (7) under the Securities Act of 1933, as amended (the “Securities Act”)), purchasing for our own account or for the account of such an institutional “accredited investor” at least $250,000 principal amount of the Notes, and we are acquiring the Notes, for investment purposes and not with a view to, or for offer or sale in connection with, any distribution in violation of the Securities Act. We have such knowledge and experience in financial and business matters as to be capable of evaluating the merits and risks of our investment in the Notes, and we invest in or purchase securities similar to the Notes in the normal course of our business. We, and any accounts for which we are acting, are each able to bear the economic risk of our or its investment.

2. We understand that the Notes have not been registered under the Securities Act and, unless so registered, may not be sold except as permitted in the following sentence. We agree on our own behalf and on behalf of any investor account for which we are purchasing Notes to offer, sell or otherwise transfer such Notes prior to the date that is one year after the later of the date of original issue and the last date on which the Issuer or any affiliate of the Issuer was the owner of such Notes (or any predecessor thereto) (the “Resale Restriction Termination Date”) only in accordance with the Restricted Notes Legend (as such term is defined in the indenture under which the Notes were issued) on the Notes and any applicable securities laws of any state of the United States. The foregoing restrictions on resale will not apply subsequent to the Resale Restriction Termination Date. If any resale or other transfer of the Notes is proposed to be made pursuant to clause (e) above prior to the Resale Restriction Termination Date, the

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transferor shall deliver a letter from the transferee substantially in the form of this letter to the Issuer and the Trustee, which shall provide, among other things, that the transferee is an institutional “accredited investor” within the meaning of Rule 501(a)(1), (2), (3) or (7) under the Securities Act and that it is acquiring such Notes for investment purposes and not for distribution in violation of the Securities Act. Each purchaser acknowledges that the Issuer and the Trustee reserve the right prior to the offer, sale or other transfer prior to the Resale Restriction Termination Date of the Notes with respect to applicable transfers described in the Restricted Notes Legend to require the delivery of an opinion of counsel, certifications and/or other information satisfactory to the Issuer and the Trustee.

TRANSFEREE:

by:

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EXHIBIT C

FORM OF SUPPLEMENTAL INDENTURE

TO BE DELIVERED BY SUBSEQUENT GUARANTORS

Supplemental Indenture (this “Supplemental Indenture”), dated as of [            ] [    ], 20[    ], among                              (the “Guaranteeing Subsidiary”), a subsidiary of Hanesbrands Inc., a Maryland corporation (the “Parent”), the Hanesbrands Finance Luxembourg S.C.A. (a société en commandite par actions incorporated under the laws of Luxembourg, whose registered office is at 33, Rue du Puits Romain, L - 8070 Bertrange, registered with the Luxembourg Trade and Companies’ Register under number B 206.211) (the “Issuer”) and U.S Bank Trustees Limited, as trustee (the “Trustee”).

W I T N E S S E T H

WHEREAS, each of the Issuer, the Parent and the other Guarantors (as defined in the Indenture referred to below) has heretofore executed and delivered to the Trustee an indenture (the “Indenture”), dated as of June 3, 2016, providing for the issuance of an unlimited aggregate principal amount of 3.5% Senior Notes due 2024 (the “Notes”);

WHEREAS, the Indenture provides that under certain circumstances the Guaranteeing Subsidiary shall execute and deliver to the Trustee a supplemental indenture pursuant to which the Guaranteeing Subsidiary shall unconditionally Guarantee all of the Issuer’s obligations under the Notes of each series and the Indenture on the terms and conditions set forth herein and under the Indenture; and

WHEREAS, pursuant to Section 9.01 of the Indenture, the Trustee is authorized to execute and deliver this Supplemental Indenture.

NOW THEREFORE, in consideration of the foregoing and for other good and valuable consideration, the receipt of which is hereby acknowledged, the parties mutually covenant and agree for the benefit of each other and for the equal and ratable benefit of the holders as follows:

1. Capitalized Terms. Capitalized terms used herein without definition shall have the meanings assigned to them in the Indenture.

2. Guarantor. The Guaranteeing Subsidiary hereby agrees to be a Guarantor under the Indenture and to be bound by the terms of the Indenture applicable to Guarantors, including Article 10 thereof. [In addition, pursuant to paragraph (b) of Section 10.02 of the Indenture, the obligations of the Guaranteeing Subsidiary and the granting of its Guarantee shall be limited as follows: [●]]6.

3. Governing Law. THIS SUPPLEMENTAL INDENTURE WILL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK.

4. Waiver of Jury Trial. EACH OF THE GUARANTEEING SUBSIDIARY, THE ISSUER AND THE TRUSTEE HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATING TO THIS SUPPLEMENTAL INDENTURE, THE INDENTURE, THE NOTES, THE GUARANTEES OR THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY.

[6]	To be inserted if the Guaranteeing Subsidiary is a company incorporated in France.

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5. Counterparts. The parties may sign any number of copies of this Supplemental Indenture. Each signed copy shall be an original, but all of them together represent the same agreement. The exchange of copies of this Supplemental Indenture and of signature pages by facsimile or portable document format (“PDF”) transmission shall constitute effective execution and delivery of this Supplemental Indenture as to the parties hereto and may be used in lieu of the original Supplemental Indenture for all purposes. Signatures of the parties hereto transmitted by facsimile or PDF shall be deemed to be their original signatures for all purposes.

6. Headings. The headings of the Sections of this Supplemental Indenture have been inserted for convenience of reference only, are not to be considered a part of this Supplemental Indenture and shall in no way modify or restrict any of the terms or provisions hereof.

7. The Trustee. The Trustee shall not be responsible in any manner whatsoever for or in respect of the validity or sufficiency of this Supplemental Indenture, the Guarantee of the Guaranteeing Subsidiary or for or in respect of the recitals contained herein, all of which recitals are made solely by the Issuer and the Guaranteeing Subsidiary. All of the provisions contained in the Indenture in respect of the rights, privileges, immunities, powers, and duties of the Trustee shall be applicable in respect of this Supplemental Indenture as fully and with like force and effect as though fully set forth in full herein.

IN WITNESS WHEREOF, the parties hereto have caused this Supplemental Indenture to be duly executed, all as of the date first above written.

[NAME OF GUARANTEEING SUBSIDIARY]

By:
Name:
Title:

HANESBRANDS FINANCE LUXEMBOURG S.C.A.
By: Hanesbrands GP Luxembourg S.à r.l., its general partner

Name:
Title:

U.S. BANK TRUSTEES LIMITED, as Trustee

By:
Name:
Title:

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